UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Great Plains Energy Incorporated
(Name of Registrant as Specified In Its Charter)

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GREAT PLAINS ENERGY INCORPORATED
1200 MAIN STREET
KANSAS CITY, MISSOURI 64105

March 23, 2011

Dear Shareholder:

        We are pleased to invite you to the Annual Meeting of Shareholders of Great Plains Energy Incorporated. The meeting will be held at 10:00 a.m. (Central Daylight Time) on Tuesday, May 3, 2011, at the Albrecht-Kemper Museum of Art, 2818 Frederick Avenue, St. Joseph, Missouri 64506. The Albrecht-Kemper Museum of Art is accessible to all shareholders. Shareholders with special assistance needs should contact the Corporate Secretary, Great Plains Energy Incorporated, 1200 Main Street, Kansas City, Missouri 64105, no later than Friday, April 22, 2011.

        At this meeting, you will be asked to:

  1.
  Elect the Company's ten nominees as directors;

  2.
  Vote on an advisory resolution approving the 2010 executive compensation as disclosed in the Proxy Statement (a "say on pay resolution");

  3.
  Vote on an advisory basis on the frequency of the say on pay vote;

  4.
  Approve an amended Long-Term Incentive Plan;

  5.
  Ratify the appointment of Deloitte & Touche LLP as our independent registered public accountants for 2011; and

  6.
  Transact any other business as may properly come before the meeting or any adjournments or postponements thereof.

        The attached Notice of Annual Meeting and Proxy Statement describe the business to be transacted at the meeting. Your vote is important. Please review these materials and vote your shares.

        We hope you and your guest will be able to attend the meeting. Registration and refreshments will be available starting at 9:00 a.m.

Sincerely,

Michael J. Chesser Chairman of the Board

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 3, 2011:
This proxy statement and our 2010 Annual Report are available at https://materials.proxyvote.com/391164

GREAT PLAINS ENERGY

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map not to scale
Frederick Ave.
N. Noyes Blvd.
Albrecht-Kemper Museum of Art
169
N. Belt Hwy.
INTERSTATE
29

Albrecht-Kemper Museum of Art
2818 Frederick Ave.
St. Joseph, MO 64506

Please follow the Museum drive off Frederick Avenue for complimentary parking adjacent to the Museum's south public entrance.

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GREAT PLAINS ENERGY INCORPORATED
1200 Main Street
Kansas City, Missouri 64105

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Tuesday, May 3, 2011
Time:	10:00 a.m. (Central Daylight Time)
Place:	Albrecht-Kemper Museum of Art 2818 Frederick Avenue St. Joseph, Missouri 64506

PROXY STATEMENT

        This proxy statement and accompanying proxy card are being mailed, beginning March 23, 2011, to holders of our common stock for the solicitation of proxies by our Board of Directors ("Board") for the 2011 Annual Meeting of Shareholders ("Annual Meeting"). The Board encourages you to read this document carefully and take this opportunity to vote on the matters to be decided at the Annual Meeting.

        In this proxy statement, we refer to Great Plains Energy Incorporated as "we," "us," "Company," or "Great Plains Energy," unless the context clearly indicates otherwise.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 3, 2011:
This proxy statement and our 2010 Annual Report are available at https://materials.proxyvote.com/391164

ABOUT THE MEETING

Why did you provide me this proxy statement?

        We provided you this proxy statement because you are a holder of our common stock and our Board of Directors (the "Board") is soliciting your proxy to vote at the Annual Meeting. As permitted by Securities and Exchange Commission ("SEC") rules, we have mailed to many of our registered and beneficial shareholders a notice regarding the availability of proxy materials (the "Notice") and elected to provide them access to this proxy statement and our 2010 annual report to shareholders electronically via the internet. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail, unless you request a printed copy. The Notice explains how to access and review the proxy statement and 2010 annual report to shareholders, and how to vote over the internet. If you received a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions included in the Notice. In the future, we may elect to expand electronic delivery and provide all shareholders a Notice rather than incurring the expense of printing and delivering copies of the materials to those who do not request them.

        For information on how to receive electronic delivery of annual shareholder reports, proxy statements and proxy cards, please see "Can I elect electronic delivery of annual shareholder reports, proxy statements and proxy cards?" below.

What will I be voting on?

        At the Annual Meeting, you will be voting on:

  •
  The election of ten directors to our Board;

  •
  An advisory (non-binding) resolution approving the 2010 executive compensation as disclosed in the Proxy Statement (a "say on pay resolution");

  •
  An advisory (non-binding) vote on the frequency of the say on pay vote;

  •
  Approval of an amended Long-Term Incentive Plan (the "LTIP"); and

  •
  The ratification of the appointment of Deloitte & Touche LLP ("Deloitte & Touche") to be our independent registered public accounting firm in 2011.

How does the Board recommend that I vote on these matters?

        The Board recommends that you vote FOR each of the people nominated to be directors, FOR the say on pay resolution, FOR the approval of the amended Long-Term Incentive Plan and FOR the ratification of the appointment of Deloitte & Touche. The Board also recommends that you vote to have the say on pay vote submitted at ONE YEAR intervals.

Who is entitled to vote on these matters?

        You are entitled to vote if you owned our common stock as of the close of business on February 22, 2011 (also referred to as the Record Date). On that day, approximately 135,690,276 shares of our common stock were outstanding and eligible to be voted. Shares of stock held by the Company in its treasury account are not considered to be outstanding, and will not be voted or considered present at the Annual Meeting. At the Annual Meeting, you are entitled to one vote for each share of common stock owned by you at the close of business on the Record Date.

I was an Aquila shareholder, and haven't delivered my Aquila stock certificates for exchange. Am I entitled to vote?

        Yes. You are entitled to vote the number of whole shares of Great Plains Energy stock that you have the right to receive in the exchange.

Is cumulative voting allowed?

        Cumulative voting is allowed only with respect to the election of our directors. This means that you have a total vote equal to the number of shares you own, multiplied by the number of directors to be elected. Your votes for directors may be divided equally among all of the director nominees, or you may vote for one or more of the nominees in equal or unequal amounts. You may also withhold your votes for one or more of the nominees. If you withhold your votes, these withheld votes will be distributed equally among the remaining director nominees.

How many votes are needed to elect the director nominees?

        The ten director nominees receiving the highest number of FOR votes will be elected. This is called "plurality voting." Withholding authority to vote for some or all of the director nominees, or not returning your proxy card or voting instructions, will have no effect on the election of directors. Your broker is not permitted to vote your shares on this matter if no instructions are received from you. Please see "Will my shares held in street name be voted if I don't provide instructions?" on page 6.

How many votes are needed to approve the say on pay resolution?

        The say on pay resolution is advisory and is not binding on the Company or the Board. The Board and the Compensation and Development Committee will, however, consider the outcome of the vote on this resolution when making future executive compensation decisions. Your broker is not entitled to vote your shares on this matter if no instructions are received from you.

How many votes are needed to approve the frequency of submitting a say on pay resolution to shareholders?

        Like the say on pay resolution, this frequency vote is also advisory and is not binding on the Company or the Board. The Board, however, will consider the outcome of the vote when making future decisions on how frequently to submit advisory say on pay resolutions to shareholders. Your broker is not entitled to vote your shares on this matter if no instructions are received from you.

How many votes are needed to approve the amendments to the LTIP?

        The majority of outstanding shares must be voted on this proposal, and a majority of the shares voted must be FOR the proposal. Your broker is not entitled to vote your shares on this matter if no instructions are received from you.

How many votes are needed to ratify the appointment of Deloitte & Touche?

        Ratification requires the affirmative vote of the majority of shares present in person or by proxy at the Annual Meeting and entitled to vote. Your broker is entitled to vote your shares on this matter if no instructions are received from you. Abstentions will have the same effect as votes against ratification. Shareholder ratification of the appointment is not required, but your views are important to the Audit Committee and the Board. If shareholders do not ratify the appointment, our Audit Committee will reconsider the appointment.

When will next year's annual meeting be held?

        Our By-laws provide that the annual shareholder meeting will be held on the first Tuesday of May. Next year's annual meeting will be held on May 1, 2012.

How can I submit a proposal to be included in next year's proxy statement?

        To be considered for inclusion in our proxy statement for the 2012 annual meeting, the Company must receive notice on or before November 24, 2011. All proposals must comply with the SEC rules regarding eligibility and type of shareholder proposal. Shareholder proposals should be addressed to: Great Plains Energy Incorporated, 1200 Main Street, Kansas City, Missouri 64105, Attention: Corporate Secretary.

Can I bring up matters at the Annual Meeting or other shareholder meeting, other than through the proxy statement?

        If you intend to bring up a matter at a shareholder meeting, other than by submitting a proposal for inclusion in our proxy statement for that meeting, our By-laws require you to give us notice at least 60 days, but no more than 90 days, prior to the date of the shareholder meeting. If we give shareholders less than 70 days notice of a shareholder meeting date, the shareholder's notice must be received by the Corporate Secretary no later than the close of business on the tenth (10th) day following the earlier of the date of mailing of the notice of the meeting or the date on which public disclosure of the meeting date was made.

        A proposal for our 2012 annual meeting, which will be held on May 1, 2012, must be delivered to us no earlier than February 1, 2012 and no later than March 2, 2012. The notice must contain the information required by our By-laws.

May I ask questions at the Annual Meeting?

        Yes. We expect that all of our directors, senior management, and representatives of Deloitte & Touche will be present at the Annual Meeting. We will answer your questions of general interest at the end of the Annual Meeting. We may impose certain procedural requirements, such as limiting repetitive or follow-up questions, so that more shareholders will have an opportunity to ask questions.

How can I propose someone to be a nominee for election to the Board?

        The Governance Committee of the Board will consider candidates for director suggested by shareholders, using the process in the "Director Nominating Process" section on page 7.

        Our By-laws require shareholders seeking to make a director nomination to give notice at least 60 days, but not more than 90 days, prior to the date of the shareholder meeting. If we give shareholders less than 70 days notice of a shareholder meeting date, your notice must be received by the Corporate Secretary no later than the close of business on the tenth (10th) day following the earlier of the date of mailing of the notice of the meeting or the date on which public disclosure of the meeting date was made. Your notice must comply with the information requirements in our By-laws relating to shareholder nominations.

Who is allowed to attend the Annual Meeting?

        If you own our shares, you and a guest are welcome to attend our Annual Meeting. You will need to register when you arrive at the meeting. We may also verify your name against our shareholder list. If you own shares in a brokerage account in the name of your broker or bank ("street name"), you should bring your most recent brokerage account statement or other evidence of your share ownership. If we cannot verify that you own our shares, it is possible that you may not be admitted to the meeting.

 ABOUT PROXIES

How can I vote at the Annual Meeting?

        You can vote your shares either by casting a ballot during the Annual Meeting, or by proxy.

Is Great Plains Energy soliciting proxies for the Annual Meeting?

        Yes, our Board is soliciting proxies. We will pay the costs of this solicitation. Proxies may be solicited in person, through the mail, by telephone, facsimile, e-mail or other electronic means by our directors, officers, and employees without additional compensation.

        Morrow & Co. LLC, 470 West Avenue, Stamford, CT 06902, has been retained by us to assist in the solicitation, by phone, of votes for a fee of $7,500, plus a charge of $6.50 per holder for telephone solicitations, and reimbursement of out-of-pocket expenses. We will also reimburse brokers, nominees, and fiduciaries for their costs in sending proxy materials to holders of our shares.

How do I vote by proxy before the Annual Meeting?

        We furnished the proxy materials, including the proxy card, to our registered and beneficial shareholders holding more than 500 shares, or to shareholders who voted in the last annual meeting. These shareholders may also view the proxy materials online at www.proxyvote.com. They may vote their shares by mail, telephone or internet. To vote by mail, simply mark, sign and date the proxy card and return it in the postage-paid envelope provided. To vote by telephone or internet, 24 hours a day, 7 days a week, refer to your proxy card for voting instructions.

        We mailed a Notice regarding the availability of proxy materials to our other shareholders. These shareholders may choose to view the proxy materials online at the www.proxyvote.com website, or receive a paper or e-mail copy. There is no charge for requesting a copy. These shareholders may vote their shares by internet through www.proxyvote.com, or by phone after accessing this website, or by mail if they request a paper copy of the proxy materials.

        In addition, this Proxy Statement and our 2010 Annual Report are publicly available at https://materials.proxyvote.com/391164.

        If your shares are registered in the name of your broker or other nominee, you should vote your shares using the method directed by your broker or other nominee. A large number of banks and brokerage firms are participating in the Broadridge Financial Solutions, Inc. online program. This program provides eligible street name shareholders the opportunity to vote via the internet or by telephone. Voting forms will provide instructions for shareholders whose banks or brokerage firms are participating in Broadridge's program.

        Properly executed proxies received by the Corporate Secretary before the close of voting at the Annual Meeting will be voted according to the directions provided. If a proxy is returned without shareholder directions, the shares will be voted as recommended by the Board.

What shares are included on the proxy card?

        The proxy card represents all the shares registered to you, including all shares held in your Great Plains Energy Dividend Reinvestment and Direct Stock Purchase Plan ("DRIP") and Great Plains Energy 401(k) Savings Plan (the "401(k) Plan") accounts as of the close of business on February 22, 2011.

Can I change my vote or revoke my proxy?

        You may revoke your proxy at any time before the close of voting by:

  •
  written notice to the Corporate Secretary;

  •
  submission of a proxy bearing a later date; or

  •
  casting a ballot at the Annual Meeting.

        If your shares are held in street name, you must contact your broker or nominee to revoke your proxy. If you would like to vote in person, and your shares are held in street name, you should contact your broker or nominee to obtain a broker's proxy card and bring it, together with proper identification and your account statement or other evidence of your share ownership, with you to the Annual Meeting.

I have Company shares registered in my name, and also have Company shares in a brokerage account. How do I vote these shares?

        Any shares that you own in street name are not included in the total number of shares that are listed on your proxy card. Your bank or broker will send you directions on how to vote those shares.

Will my shares held in street name be voted if I don't provide instructions?

        The current New York Stock Exchange ("NYSE") rules allow brokers to vote shares on certain "routine" matters for which their customers do not provide voting instructions. The ratification of the appointment of Deloitte & Touche, assuming that no contest arises, is a matter on which your broker can vote your shares without your instructions. Your broker will not vote your shares on any other matter for which you do not provide voting instructions.

Is my vote confidential?

        We have a policy of voting confidentiality. Your vote will not be disclosed to the Board or our management, except as may be required by law and in other limited circumstances.

ABOUT HOUSEHOLDING

Are you "householding" for your shareholders with the same address?

        Yes. Shareholders that share the same last name and household mailing address with multiple accounts will receive a single copy of the shareholder documents (annual report, proxy statement, prospectus or other information statement) that we send unless we are instructed otherwise. Each such registered shareholder will continue to receive a separate proxy card. Any shareholder who would like to receive separate shareholder documents may call or write us at the address below, and we will promptly deliver them. If you received multiple copies of the shareholder documents and would like to receive combined mailings in the future, please call or write us at the address below. Shareholders who hold their shares in street name should contact their bank or broker regarding combined mailings.

Great Plains Energy Incorporated Investor Relations P.O. Box 418679 Kansas City, MO 64141-9679 1-800-245-5275

Can I elect electronic delivery of annual shareholder reports, proxy statements and proxy cards?

        Yes. You can elect to receive future annual shareholder reports, proxy statements and proxy cards electronically via the internet. To sign up for electronic delivery, please follow the instructions on the proxy card to vote using the internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

ELECTION OF DIRECTORS
Item 1 on the Proxy Card

        The ten nominees presented have been recommended to the independent directors of the Board by the Governance Committee to serve as directors until the next annual meeting of shareholders and until their successors are elected and qualified. All of the directors elected at the 2010 annual meeting are listed below as nominees. Each nominee has consented to stand for election, and the Board does not anticipate any nominee will be unavailable to serve. In the event that one or more of the director nominees should become unavailable to serve at the time of the Annual Meeting, shares represented by proxy may be voted for the election of a nominee to be designated by the Board. Proxies cannot be voted for more than ten nominees.

Nominees for Directors

        The following persons are nominees for election to our Board:

David L. Bodde	James A. Mitchell
Michael J. Chesser	William C. Nelson
William H. Downey	John J. Sherman
Randall C. Ferguson, Jr.	Linda H. Talbott
Gary D. Forsee	Robert H. West

The Board of Directors recommends a vote FOR each of the ten listed nominees.

Director Nominating Process

        The Governance Committee administers the process of identifying potential director nominees, and evaluates and recommends director nominees to the independent directors of the Board. The Governance Committee engaged an outside search firm in 2010 to identify and provide information regarding potential director nominees.

        The Governance Committee takes into account a number of factors when considering director nominees, as described in our Corporate Governance Guidelines. Director nominees identified by shareholders would be evaluated in the same way as nominees identified by the Governance Committee. Director nominees are selected based on their practical wisdom, mature judgment, and the diversity of their backgrounds and business experience. Nominees should possess the highest levels of personal and professional ethics, integrity, and values and be committed to representing the interests of shareholders. Under our Corporate Governance Guidelines, the Governance Committee may also consider in its assessment the Board's diversity in its broadest sense, reflecting geography, age, gender, and ethnicity, as well as other appropriate factors such as the competency categories described in the "Director Nominee Qualifications" section below.

        The Board conducts annual self-evaluations to determine whether it and its committees are functioning effectively. As part of this process, the Chair of the Governance Committee solicits input from Board members regarding individual Board members. Each Board Committee receives and discusses the results of its self-evaluation, and the Governance Committee receives and discusses the results of the Board and all Committee self-evaluations. The results are also discussed with the full Board. The Board believes that the effectiveness of Board diversity is appropriately considered through the overall evaluation of Board and Committee effectiveness.

Director Nominee Qualifications

        The Board oversees the shareholders' interests in the long-term health and overall success of the business, and has responsibility for directing, overseeing and monitoring the performance of senior management. The Board believes that its effectiveness in carrying out its responsibilities depends not only upon the particular experience, qualifications, attributes and skills that each director has, but also upon their ability to work collaboratively on the Board and Committees, as well as the overall independence of the Board. The Board's objective is to have a well-rounded membership possessing in aggregate the skill sets and core competencies needed for the Company to achieve long-term success.

        In 2010, the Board under the leadership of the Governance Committee conducted a formal review of the set of competencies that the Board had used in recent years to evaluate and recommend director nominees. The Board concluded that the set of competencies continued to be appropriate for the Board, and grouped the competencies into the following interrelated categories:

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  Strategy Development and Execution.  The Company's business is focused on its regulated electric utilities. The utility industry in general, and the Company in particular, are subject to extensive and dynamic regulation and operate in a complex and evolving technological environment. The Board has responsibility for monitoring and overseeing the effective development and execution of the Company's strategy.

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  Federal and State Regulation and Compliance.  The utility industry is subject to stringent compliance and regulatory requirements mandated by numerous federal and state agencies, which adds significant complexity to strategy development and execution, risk management and operations. The Board in general, and the Audit Committee in particular, have the responsibility for monitoring and overseeing the Company's regulatory and compliance activities.

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  Alignment of Company Culture and Compensation and Development.  The Company is only as strong as its employees. To create long-term shareholder and customer value, a strong team of people must be attracted, retained and developed, and the Company's culture and its compensation and development programs are fundamental to achieving this goal. The Board in general, and the Compensation and Development Committee in particular, have the responsibility for setting compensation and development policies and practices for senior management, and for overseeing and monitoring such policies and practices throughout the Company.

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  Accounting, Finance and Investment Management.  The Company is capital-intensive and access to the financial markets at reasonable cost is critical. The Board in general, and the Audit Committee in particular, have responsibility for monitoring and overseeing the Company's investment decisions, liquidity needs, potential sources of capital, budgeting, internal and external auditing, financing plans and financial performance and reporting.

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  Operational Focus.  Utility operations are technologically complex, and in many areas require very specialized skill sets. The Board has responsibility for monitoring and overseeing operations to ensure safe and reliable electricity generation and delivery.

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  Marketing and End-use Technology Solutions.  While the Company's retail customers currently do not have numerous energy provider alternatives, as the industry continues to change, the ability to offer new products or services that are valuable to customers will become increasingly challenging. The Board has the responsibility for monitoring and overseeing the Company's efforts to maintain a sustainable competitive advantage in providing energy products and programs that provide customers more control over their energy usage.

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  Community and Political Relations.  The Company's retail customer service areas are fixed by the state utility commissions, and the health and growth potential of the Company are directly tied to the communities it serves. As well, the Company is subject to extensive regulatory requirements. The Board has the responsibility for monitoring and overseeing the Company's actions to strengthen local and regional economic development and to effectively respond to the regulatory and political processes.

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  Personal Attributes.  The success of the Company depends not only on the preceding expertise-based competencies, but equally on the qualities and attributes of the directors, both individually and as a group. These attributes and qualities include, among others: practical wisdom; mature judgment; the highest level of personal and professional ethics, integrity and values; commitment to representing the interests of shareholders, customers and their communities; critical analysis skills; and the courage to act constructively and independently when sound judgment dictates and/or circumstances require.

        Each director nominee provided a self-evaluation against these core competencies, and the Board as a whole evaluated the contribution level of each director, using the categories of "thought leadership", "contributor" and "interested questioner". Each director was considered to provide "thought leadership" in the Personal Attributes category, as well as in several other categories noted in their individual sections below.

        The following summarizes the recent business experience of each nominee for at least the last five years, and the specific experience, qualifications, attributes and skills that led the Board to the conclusion that each nominee should serve as a director in light of the Company's business and structure. The Board believes that the items noted for each nominee demonstrate the superior leadership, high performance standards, mature judgment, strategic planning capabilities, and the ability to understand and oversee the Company's strategies, operations and management of the complex issues the Company faces.

David L. Bodde	Director since 1994
Dr. Bodde, 68, is the Senior Fellow and Professor, Arthur M. Spiro Institute for Entrepreneurial Leadership at Clemson University (since 2004). He previously held the Charles N. Kimball Chair in Technology and Innovation (1996-2004) at the University of Missouri-Kansas City. He is a trustee of The Commerce Funds (1994-present) and a director of our two public utility subsidiaries, Kansas City Power & Light Company (KCP&L) and KCP&L Greater Missouri Operations Company (GMO). Dr. Bodde served as a member of the Audit and Compensation and Development Committees, during 2010.

Dr. Bodde has master of science degrees in nuclear engineering and management from the Massachusetts Institute of Technology, and a doctor of business administration degree from Harvard University. He has extensive experience in research, teaching, writing and consulting on energy policy, electric utility strategy and enterprise risk management, and technology assessment. His current work focuses on managing the risks of emerging energy technologies, especially related to electric utilities. His long tenure as a director provides valuable perspective and institutional knowledge to the Board's discussions and actions. He is considered to provide "thought leadership" in the Strategy Development and Execution, Federal and State Regulation and Compliance, Operational Focus, and Marketing and End-use Technology Solutions competency categories.
Michael J. Chesser	Director since 2003
Mr. Chesser, 62, is Chairman of the Board and Chief Executive Officer of Great Plains Energy (since October 2003), Chairman of the Board (since October 2003) and Chief Executive Officer (since August 2008) of KCP&L, and Chairman of the Board and Chief Executive Officer (since August 2008) of GMO. Mr. Chesser served as a member of the Executive Committee in 2010.

Mr. Chesser has extensive and varied utility industry senior management experience and accomplishments gained through his career at the Company, United Water, GPU Energy, Atlantic Energy and Baltimore Gas and Electric. He is a nationally recognized electric utility leader, including being a past chairman and current member of the board of the Electric Power Research Institute and a member of the Edison Electric Institute's executive committee. Mr. Chesser also brings broad strategic experience and insight into economic growth and policy through his roles as a Trustee of the Committee on Economic Development and as Chairman of the Kansas City Economic Development Corporation. As CEO of the Company, he also brings to the Board deep insight and knowledge about the operations and capabilities of the Company. He is considered to provide "thought leadership" in the Strategy Development and Execution, Federal and State Regulation and Compliance, Alignment of Company Culture and Compensation and Development, Accounting, Finance and Investment Management, Operational Focus, and Community and Political Relations competency categories.
William H. Downey	Director since 2003
Mr. Downey, 66, is President and Chief Operating Officer of Great Plains Energy (since October 2003), President (since October 2003) and Chief Operating Officer (since August 2008) of KCP&L, and President and Chief Operating Officer (since August 2008) of GMO. He served as Chief Executive Officer of KCP&L (2003-2008). Mr. Downey also serves on the boards of Enterprise Financial Services Corp. (2002-present), KCP&L, and GMO. He was a director of Grubb & Ellis Realty Advisors, Inc. (2005-2008).

Mr. Downey has extensive and varied utility industry senior management leadership experience and accomplishments gained through his career at the Company and at Exelon, a Chicago-based investor-owned utility. As President and Chief Operating Officer of the Company, he brings to the Board deep insight and knowledge about the operations and capabilities of the Company. He also has broad strategic experience and insight into economic growth and policy through his roles as a board member of the National Association of Manufacturers, Kansas City Industrial Foundation and the Greater Kansas City Chamber of Commerce. He is considered to provide "thought leadership" in the Strategy Development and Execution, Federal and State Regulation and Compliance, Operational Focus, and Community and Political Relations competency categories.
Randall C. Ferguson, Jr.	Director since 2002
Mr. Ferguson, 59, was the Senior Partner for Business Development for Tshibanda & Associates, LLC (2005-2007), a consulting and project management services firm committed to assisting clients to improve operations and achieve long-lasting, measurable results. He previously served as Senior Vice President Business Growth & Member Connections with the Greater Kansas City Chamber of Commerce (2003-2005) and is the retired Senior Location Executive (1998-2003) for the IBM Kansas City Region. Mr. Ferguson served on the Audit and Governance Committees during 2010. Mr. Ferguson is also a director of KCP&L and GMO.

Mr. Ferguson has extensive and varied senior management leadership experience and accomplishments gained through his 30-year career at IBM and at Tshibanda & Associates. He has broad strategic experience and insight into economic growth and policy through his leadership position at the Greater Kansas City Chamber of Commerce. Mr. Ferguson also brings a strong focus on the Company's community service and diversity activities. He has been recognized for his leadership and community service on numerous occasions, including recognition by The Kansas City Globe as one of Kansas City's most influential African Americans. He is considered to provide "thought leadership" in the Alignment of Company Culture and Compensation and Development, Marketing and End-use Technology Solutions, and Community and Political Relations competency categories.

Gary D. Forsee	Director since 2008
Mr. Forsee, 60, was President of the four-campus University of Missouri System (February 2008-January 2011), the state's premier public institution of higher learning. He previously served as Chairman of the Board (2006-2007) and Chief Executive Officer (2005-2007) of Sprint Nextel Corporation, and Chairman of the Board and Chief Executive Officer (2003-2005) of Sprint Corporation. He also serves on the board of Ingersoll-Rand Company Limited (2007-present). Mr. Forsee served as a member of the Audit and Compensation and Development Committees during 2010. Mr. Forsee is also a director of KCP&L and GMO.

Mr. Forsee has extensive and varied senior management leadership experience and accomplishments gained as President of the University of Missouri System and through his more than 35 year telecommunications career at Sprint Nextel, BellSouth Corporation, Global One, AT&T and Southwestern Bell. Mr. Forsee's experience and insight acquired through managing large technologically complex and rapidly changing companies in dynamic regulatory environments is of particular value to the Company, which is facing similar challenges. He is considered to provide "thought leadership" in the Strategy Development and Execution, Alignment of Company Culture and Compensation and Development, Accounting, Finance and Investment Management, and Operational Focus competency categories.
James A. Mitchell	Director since 2002
Mr. Mitchell, 69, is the Executive Fellow-Leadership, Center for Ethical Business Cultures (since 1999), a non-profit organization assisting business leaders in creating ethical and profitable cultures. He retired as the Chairman and Chief Executive Officer of IDS Life Insurance Company, a subsidiary of the American Express Company, in 1999. He also served on the board of Capella Education Company (1999-2009). Mr. Mitchell served as a member of the Executive, Compensation and Development and Governance Committees during 2010. Mr. Mitchell is also a director of KCP&L and GMO.

Mr. Mitchell has extensive and varied senior management leadership experience and accomplishments gained through his 36-year career at IDS Life Insurance Company, American Express and CIGNA, which are highly regulated businesses, as is the Company. His nationally-recognized business ethics leadership provides unique value and support to the Company's commitment to ethical business conduct. Mr. Mitchell founded the James A. and Linda R. Mitchell/American College Forum on Ethical Leadership in Financial Services, and was named in 2008 as one of the "100 Most Influential People in Business Ethics" by Ethisphere. He is considered to provide "thought leadership" in the Strategy Development and Execution and Alignment of Company Culture, and Compensation and Development competency categories.
William C. Nelson	Director since 2000
Mr. Nelson, 73, is Chairman (since 2001) of George K. Baum Asset Management, a provider of investment management services to individuals, foundations, and institutions. He also serves on the Board of DST Systems (1996-present). Mr. Nelson served on the Executive, Audit, and Compensation and Development Committees during 2010. Mr. Nelson is also a director of KCP&L and GMO.

Mr. Nelson has extensive and varied senior management leadership experience and accomplishments gained through his financial services career at George K. Baum Asset Management, Bank of America Corporation, Boatmen's First National Bank of Kansas City, First Republic Bank Corporation and Mellon Bank. Mr. Nelson's financial services expertise provides deep knowledge and insight to the Company's financial reporting process as well as its capital raising plans and activities. He is considered to provide "thought leadership" in the Federal and State Regulation and Compliance, Alignment of Company Culture and Compensation and Development, Accounting, Finance and Investment Management, Marketing and End-use Technology Solutions, and Community and Political Relations competency categories.

John J. Sherman	Director since 2009
Mr. Sherman, 55, has served as the President, Chief Executive Officer and a director of Inergy Holdings GP, LLC (the general partner of Inergy Holdings, L.P.) since April 2005 and has also served as President, Chief Executive Officer and a director of Inergy GP, LLC (the managing general partner of Inergy, L.P.) since March 2001. Mr. Sherman served on the Audit and Governance Committees during 2010. He is also a director of KCP&L and GMO.

Mr. Sherman has extensive and varied senior management leadership experience, accomplishments and energy policy expertise gained through his career in the propane industry with Inergy, Dynegy, LPG Services Group (which he cofounded) and Ferrellgas. In addition to this expertise, Mr. Sherman brings a strong entrepreneurial focus to the Company's strategic planning. He is considered to provide "thought leadership" in the Strategy Development and Execution, Alignment of Company Culture and Compensation and Development, and Accounting, Finance and Investment Management competency categories.
Linda H. Talbott	Director since 1983
Dr. Talbott, 70, is President and CEO of Talbott & Associates (since 1975), consultants in strategic planning, philanthropic management and development to foundations, corporations, and nonprofit organizations. She is also Chairman of the Center for Philanthropic Leadership. Dr. Talbott served as the Advising Director for Corporate Social Responsibility and on the Governance and Compensation and Development Committees during 2010. Dr. Talbott is also a director of KCP&L and GMO.

Dr. Talbott brings unique value and insight to the direction and oversight of the Company's community and societal activities through her consulting and leadership on philanthropy, nonprofit leadership and corporate governance. Her extensive involvement with philanthropic and nonprofit organizations gives her a deep understanding of local, national and international social needs and issues, and the social responsibilities of business organizations in general and the Company in particular. Her long tenure as a director also provides valuable perspective and institutional knowledge to the Board's discussions and actions. She is considered to provide "thought leadership" in the Strategy Development and Execution, Alignment of Company Culture and Compensation and Development, and the Community and Political Relations competency categories.
Robert H. West	Director since 1980
Mr. West, 72, retired in July 1999 as Chairman of the Board of Butler Manufacturing Company, a supplier of non-residential building systems, specialty components and construction services. He served on the board of Burlington Northern Santa Fe Corporation (1980-2010) and Commerce Bancshares, Inc. (1985-2010). Mr. West served as the Lead Director of the Board and as a member of the Audit, Executive, Compensation and Development, and Governance Committees during 2010.

Mr. West has extensive and varied senior management leadership experience and accomplishments gained through his 31-year career at Butler Manufacturing Company. Mr. West brings a broad perspective of corporate governance responsibilities through his service as a director with Commerce Bancshares and Burlington Northern Santa Fe. Additionally, the knowledge and experience gained as a director of Commerce Bancshares provides deep knowledge and insight to the Company's financial reporting process as well as its capital raising plans and activities. His long tenure as a director also provides valuable perspective and institutional knowledge to the Board's discussions and actions. He is considered to provide "thought leadership" in the Strategy Development and Execution and Accounting, Finance and Investment Management competency categories.

CORPORATE GOVERNANCE

        We are committed to the principles of good corporate governance. Lawful and ethical business conduct is required at all times from our directors, officers and employees. Our business, property and affairs are managed under the direction of our Board, in accordance with Missouri General and Business Corporation Law and our Articles of Incorporation and By-laws. Although directors are not involved in the day-to-day operating details, they are kept informed of our business through written reports and documents regularly provided to them. In addition, directors receive operating, financial and other reports by the Chairman and other officers at Board and Committee meetings. We have described below certain key corporate governance and ethics policies and practices which we have adopted to manage the Company. We believe these policies and practices are consistent with our commitments to good corporate governance, ethical business practices and the best interests of our shareholders.

        Board Attendance at Annual Meeting.    All directors are expected to attend the Annual Meeting. All directors were present at the 2010 annual meeting.

        Board Leadership Structure.    The Board has used a Lead Director—Chairman and Chief Executive Officer structure since 2003. Mr. Chesser has been Chairman of the Board and Chief Executive Officer, and Mr. West has been Lead Director during this time. The Board has delegated oversight, monitoring and other responsibilities to its standing committees, as described in the Company's By-laws and in the applicable Committee charters, subject to the Board's continuing general oversight and monitoring. Except for the Executive Committee, the chairs of the standing committees are independent members of the Board.

        As described in the Company's By-laws and the Corporate Governance Guidelines, the Lead Director is an independent director elected annually by the independent members of the Board. The Lead Director is responsible for (i) presiding over meetings of the independent members of the Board; (ii) working with the Chairman of the Board to establish Board meeting agendas; (iii) coordinating communication between the independent members of the Board and management; and (iv) other duties as the Board may delegate. The Lead Director is also available for discussion with individual directors regarding key issues, individual performance, or any other matters relating to enhanced Board effectiveness.

        The Board believes that this structure has been, and continues to be, an appropriate corporate governance structure for the Company, given each role's responsibilities, and the leadership, experience and other qualities of the independent members of the Board and the particular persons occupying these roles. As implemented by the Company, the combined Chairman of the Board and Chief Executive Officer role focuses the accountability and responsibility of achieving the Company's objectives, and the Lead Director role provides the independent members of the Board with effective Board leadership, oversight and monitoring of the Company and its management.

        Board Oversight of Risk Management.    As described in our Corporate Governance Guidelines, the Board reserves oversight of the major risks facing the Company as well as mitigation plans. It has delegated specific risk oversight responsibility to its Committees, as summarized below and as described in those Committees' charters. The Governance Committee is charged with ensuring that the Board and its Committees are effectively executing their respective risk governance roles. The chair of each Committee reports on committee activities to the full Board at each meeting. Each member serves on at least two Board Committees, and members may attend any other Committee's meeting (except non-independent members cannot attend executive sessions). This structure facilitates broad communication, monitoring and oversight of risks at the Committee level.

        The full Board oversees and reviews the Company's annual risk assessment and mitigation activities plans, and receives updates on significant events and the status of, and changes in, the risks or mitigation plans. In addition to these Board and Committee risk management oversight processes, presentations focusing in-depth on one or more significant risk areas and the Company's corresponding mitigation plans and activities are made at each regularly scheduled Board meeting.

        The current roles of the Board and Committees in risk oversight were inherent in, or integrated into, the existing Board governance framework with no effect on the Board's leadership structure.

        Meetings of the Board.    The Board held seven meetings in 2010. Each of our directors attended at least 90 percent of the aggregate number of meetings of the Board and committees to which he or she was assigned. The independent members of the Board also held regularly scheduled executive sessions, presided over by Mr. West, as Lead Director, with no members of management present.

        Committees of the Board.    The Board's four standing committees are described below.

          Executive Committee— exercises the full power and authority of the Board to the extent permitted by Missouri law. The Committee generally meets when action is necessary between scheduled Board meetings. The Committee's current members are Messrs. Chesser (Chairman), Mitchell, Nelson and West.

          The Committee did not meet in 2010.

          Audit Committee— oversees the auditing, accounting and financial reporting of the Company including:

    •
    monitoring the integrity of the Company's financial statements including the reporting process and systems of internal controls regarding finance, accounting, legal and regulatory compliance;

    •
    reviewing the independence, qualifications and performance of the Company's independent auditors and the Audit Services department;

    •
    providing an avenue of communication among the independent auditors, management, the Audit Services department and the Board; and

    •
    preparing all reports and other disclosures required of the Audit Committee by the Securities and Exchange Commission (the "SEC") for inclusion in the Company's proxy statement.

        The Committee's current members are Messrs. Forsee (Chairman), Ferguson, Nelson, Sherman and West, and Dr. Bodde. All members of the Audit Committee are "independent," as defined for audit committee members by the NYSE listing standards. The Board identified Messrs. Forsee, Nelson, Sherman and West as independent "audit committee financial experts" as that term is defined by the SEC pursuant to Section 407 of the Sarbanes-Oxley Act of 2002.

          The Committee held six meetings in 2010.

          Compensation and Development Committee— reviews and assists the Board in overseeing compensation and development matters including:

    •
    discharging the Board's responsibilities relating to compensation of the Company's officers and directors;

    •
    establishing an overall compensation philosophy of the Company that aligns the interests of directors and officers with the interests of the Company's shareholders;

    •
    evaluating and recommending for approval by the independent members of the Board all compensation of officers, including base salaries, incentives, and other compensation and benefit programs;

    •
    ensuring the development of existing and emerging executive talent within the organization; and

    •
    reviewing and discussing preparation of the Compensation Discussion and Analysis (CD&A) with management and preparing the required Committee report, monitoring disclosure regarding compensation matters in the Company's SEC filings and recommending whether the CD&A should be included in the Company's proxy statement or annual report on Form 10-K.

          The Committee's current members are Messrs. Nelson (Chairman), Forsee, Mitchell and West and Drs. Bodde and Talbott. The Committee held six meetings in 2010.

          The processes and procedures for considering and determining executive compensation, including the Committee's authority and role in the process, its delegation of authority to others, and the roles of our executive officers and third-party executive compensation consultants in the processes, are described in the "Compensation Discussion and Analysis" section starting on page 23.

          Governance Committee— reviews and assists the Board with all corporate governance matters including:

    •
    ensuring the Board monitors the effectiveness of the corporate governance of the Company and its subsidiaries;

    •
    developing, recommending and monitoring a set of appropriate corporate governance principles applicable to the Company;

    •
    ensuring the identification and recommendation to the independent directors of the Board of individuals qualified to become board members;

    •
    proactively identifying and, as appropriate, adopting governance best practices relating to effective processes for Board evaluation; and

    •
    monitoring the effectiveness of the Company's social responsibility program in meeting community and environmental stewardship needs in supporting the Company's business goals and strategic intent.

          The Committee's current members are Messrs. Mitchell (Chairman), Ferguson, Sherman, and West and Dr. Talbott. The Committee held five meetings in 2010.

        Corporate Governance Guidelines, Committee Charters and Code of Ethical Business Conduct.    The Board has adopted written corporate governance guidelines to assist the Board and its Committees in carrying out their responsibilities. Each of the Audit, Compensation and Development, and Governance Committees has a written charter that describes its purposes, responsibilities, operations and reporting to the Board. The corporate governance guidelines and Committee charters provide a clear view of how the Board and its Committees function.

        Lawful and ethical business conduct is required at all times. Our Board has adopted a Code of Ethical Business Conduct (the "Code"), which applies to our directors, officers and employees. Although the Code is designed to apply directly to our directors, officers and employees, we expect all parties who work on behalf of the Company to embrace the spirit of the Code. The Code is one part of our process to ensure lawful and ethical business conduct throughout the Company; other parts of the process include policies and procedures, compliance monitoring and reporting, and annual training on various areas of the law and the Code. We established the toll-free "ConcernsLine" years ago. The ConcernsLine is independently administered and is available 24 hours a day, every day, for the confidential and anonymous reporting of concerns and complaints by anyone inside or outside the Company. The ConcernsLine number is listed in our Code.

        Our corporate governance guidelines, committee charters and the Code are available on the Company's website at www.greatplainsenergy.com. These documents are also available in print to any shareholder upon request. Requests should be directed to Corporate Secretary, Great Plains Energy Incorporated, 1200 Main Street, Kansas City, MO 64105.

DIRECTOR INDEPENDENCE

        Our Corporate Governance Guidelines require that a majority of our directors be independent as determined in accordance with the NYSE listing standards, as well as other independence standards that the Board may adopt. The NYSE rules provide that no director can qualify as independent unless the Board affirmatively determines that the director has no material relationship with the listed company. The Board has adopted Director Qualification Standards, which are contained in the Company's Corporate Governance Guidelines, to assist it in making director independence determinations. Our Corporate Governance Guidelines are available on our website, www.greatplainsenergy.com. Our Director Qualification Standards conform to and exceed the NYSE objective independence standards.

        With the assistance of legal counsel to the Company, the Governance Committee reviewed the applicable legal standards for Board and Committee member independence and the Director Qualification Standards. The Governance Committee also reviewed an analysis of the information provided by each director in the annual questionnaires completed in January 2011, and a report of transactions between the Company and director-affiliated entities. The Governance Committee reported its independence determination recommendations to the full Board, and the Board has made its independence determinations based on the Governance Committee's report and the supporting information. In making its independence determinations, the Board considered all commercial, charitable and other transactions and relationships between the Company and its subsidiaries, on the one hand, and the directors and their immediate family members, on the other hand, that were disclosed in the annual questionnaires. None of the identified transactions is a "related party" transaction that is required to be disclosed in this proxy statement.

        Based on this review, the Board affirmatively determined at its February 2011 meeting that the following directors (who are also nominees for directors at our Annual Meeting) are independent under the director qualification standards:

David L. Bodde	James A. Mitchell	Linda H. Talbott
Randall C. Ferguson, Jr.	William C. Nelson	Robert H. West
Gary D. Forsee	John J. Sherman

Only independent directors are members of our Audit, Compensation and Development, and Governance Committees. All members of our Audit Committee also meet the additional NYSE and SEC independence requirements.

        The Board determined that Messrs. Chesser and Downey are not independent under the Director Qualification Standards, because they are executive officers of the Company.

        With respect to the independent directors listed above, the Board considered the following relevant facts and circumstances in making the independence determinations:

        From time to time during the past three years, the Company engaged in ordinary course business transactions with various companies with which certain directors or their immediate family members were or are affiliated, either as members of such companies' board of directors or trustees, in the case of Dr. Bodde and Messrs. Ferguson, Forsee, Nelson, Sherman, and West, or as officers or employees, in the case of Messrs. Ferguson, Forsee and Nelson. The Board reviewed all transactions with each of these entities and found that all of these transactions were made in the ordinary course of business and were below the thresholds set forth in our Director Qualification Standards, except with respect to Mr. Nelson. Mr. Nelson is a trustee of a local college, and his spouse is a director of a local nonprofit organization. The Company's 2010 regulated electricity sales to the college and nonprofit organization were approximately $918,000 and $507,000, respectively. The Board determined that these regulated electricity sales did not impair Mr. Nelson's independence. In addition, the Company made donations to certain institutions with which certain directors or their immediate family members, including Dr. Talbott and Messrs. Ferguson, Forsee, Nelson, Sherman and West, are affiliated. All of the contributions were below the thresholds set forth in our Director Qualification Standards.

        In addition to the above matters, the Board considered the fact that our regulated electric utility subsidiaries provide retail electric service to the directors and their immediate family members who are in our utility subsidiaries' service territories.

RELATED PARTY TRANSACTIONS

        The Governance Committee has established written policies and procedures for review and approval of transactions between the Company and related parties. If a potential related party transaction directly or indirectly involves a member of the Governance Committee (or an immediate family member of such member), the remaining Governance Committee members will conduct the review. In evaluating a related party transaction involving a director, executive officer, holder of more than 5 percent of our voting stock, or any member of the immediate family of any of the foregoing persons, the Governance Committee considers, among other factors:

  •
  the benefits to the Company associated with the transaction and whether comparable or alternative goods or services are available to the Company from unrelated parties;

  •
  the nature of the transaction and the costs to be incurred by the Company or payment to be made to the Company;

  •
  the terms of the transaction, including the goods or services provided by or to the related party;

  •
  the significance of the transaction to the Company and to the related party; and

  •
  whether the related party transaction is in the best interest of the Company.

        Each year, each director and officer completes a questionnaire that requires disclosure of any transaction with the Company in which they, or any member of their immediate family, has a direct or indirect material interest. The questionnaire also requires disclosure of relationships that the director or officer, and the members of his or her immediate family, have with other entities. Directors and officers are also required to notify the Corporate Secretary or Assistant Corporate Secretary when there are any changes to the previously reported information.

        The Company's legal staff is primarily responsible for the development and implementation of procedures and controls to obtain information from the Company's directors and officers regarding related party transactions and relationships and determining, based upon the facts and circumstances, including a review of Company records, whether the Company or a related party has a direct or indirect material interest in a transaction. The Company's legal staff then provides the results of its evaluation to the Governance Committee and Board for their use in determining director independence and related party disclosure obligations. Please see the section titled "Director Independence" starting on page 16 for a discussion of how director independence is determined.

        The Governance Committee's policies provide that certain types of related party transactions are permitted without prior approval of the Governance Committee, even if the aggregate amount involved will exceed $120,000 (although all such transactions are reported annually to the Governance Committee and the Board), including but not limited to:

  •
  where the transaction is one where the rates or charges are determined by competitive bids and the transaction was the lowest bid;

  •
  tariffed retail electric services provided by the Company;

  •
  transactions where the party's interest arises only from his or her position as a director of the other party;

  •
  transactions with another entity in which the party's only relationship is as an employee (other than an executive officer);

  •
  if the aggregate amount involved does not exceed the greater of $1 million or 2 percent of that entity's consolidated gross revenues;

  •
  any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a party's only relationship is as an employee (other than an executive officer), director or trustee, if the aggregate amount involved is less than the greater of $1 million or 2 percent of the organization's total annual charitable receipts;

  •
  transactions involving common or contract carrier services at rates fixed in conformity with law or governmental authority; and

  •
  transactions (other than loans by the Company) available to all employees generally.

        To receive Governance Committee approval, related party transactions must have a Company business purpose and be on terms that are fair and reasonable to the Company, or as favorable to the Company as would be available from non-related entities in comparable transactions. The Governance Committee also requires that the transaction meets the same Company standards that apply to comparable transactions with unaffiliated entities.

        On February 3, 2011, a Schedule 13G was filed by The Bank of New York Mellon Corporation ("BNYM") and affiliated reporting persons. This was the first Schedule 13G filed by BNYM or any of their affiliates, regarding our common stock. The Schedule 13G stated that the reporting persons collectively held 6.30 percent of our common stock as of December 31, 2010. Please see the section titled "Security Ownership of Certain Beneficial Owners, Directors and Officers" starting on page 20 for additional information.

        The Company has various relationships and transactions with BNYM, all of which were entered into prior to the filing date of the Schedule 13G. BNYM is a lender under all three of the Company's outstanding revolving credit agreements, with a maximum aggregate commitment of $75 million. BNYM's portion of the largest amount of borrowings under these three revolving credit agreements at any time during 2010 was $20.2 million. As of March 1, 2011, BNYM's portion of the outstanding borrowings under the three revolving credit agreements was $13.3 million. In 2010, the Company paid approximately $176,000 in interest to BNYM, and approximately $660,000 in letter of credit, commitment and other fees associated with these credit agreements.

        BNYM, or one of its affiliates, is the trustee under indentures associated with all of Great Plains Energy's long-term debt and all of KCP&L's unsecured long-term debt, and is the trustee of KCP&L's nuclear decommissioning trust. BNYM, or one of its affiliates, act as purchase contract agent, collateral agent, custodial agent and securities intermediary related to Great Plains Energy's outstanding Equity Units, as agent under Great Plains Energy's common stock sales agency and financing agreement, and as exchange agent associated with the 2008 acquisition of GMO. In 2010, the Company paid approximately $139,000 in fees related to these services.

        The Governance Committee ratified these existing relationships and transactions, pursuant to its policies and procedures. In making this decision, the Governance Committee considered relevant facts and circumstances, including: these relationships and transactions were established well before the filing of the Schedule 13G; no director or officer reported any relationship with BNYM or its affiliates; the relationships and transactions were entered into on an arms-length basis; and it would be in the Company's best interests to continue these relationships and transactions rather than attempting to replace BNYM.

Compensation Committee Interlocks and Insider Participation

        None of the members of our Compensation and Development Committee is or was an officer or employee of Great Plains Energy or its subsidiaries. None of our executive officers served as a director or were a member of the compensation committee (or equivalent body) of any entity where a member of our Board or Compensation and Development Committee was also an executive officer.

BOARD POLICY REGARDING COMMUNICATIONS

        The Company has a process for communicating with the Board. Communications from interested parties to the non-management members of the Board can be directed to:

Chairman, Governance Committee Great Plains Energy Incorporated 1200 Main Street Kansas City, MO 64105
Attn: Ellen E. Fairchild, Vice President, Corporate Secretary and Chief Compliance Officer

        All communications will be forwarded directly to the chairman of the Governance Committee to be handled on behalf of the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND OFFICERS

        The following tables show, as of March 1, 2011, beneficial ownership of Company common stock by (i) each named executive officer ("NEO"), (ii) each director, (iii) all directors and executive officers as a group, and (iv) each shareholder who the Company knows is a beneficial owner of more than 5 percent of the outstanding shares of the Company's common stock (based on SEC filings). The total of all shares owned by directors and executive officers represents less than 1 percent of our outstanding shares. Our management has no knowledge of any person (as defined by the SEC) who owns beneficially more than 5 percent of our common stock, except as described below. Except as noted below, the Company believes that the persons listed in the tables below have sole voting and investment power with respect to the securities listed.

Security Ownership of Directors and Executive Officers

Name (a)	Beneficially Owned Shares (#) (b)	Vested Stock Options and Options that Vest Within 60 Days (#) (c)	Share Equivalents to be Settled in Stock (1) (#) (d)	Total Share Interest (#) (e)

Named Executive Officers

Michael J. Chesser	260,192 (2)	—	—	260,192

Terry Bassham	117,348 (3)	—	—	117,348

James C. Shay	39,826 (4)	—	—	39,826

William H. Downey	174,001 (5)	25,249	—	199,250

Michael L. Deggendorf	35,209 (6)	—	—	35,209

Scott H. Heidtbrink	42,726 (7)	4,707	—	47,433

John R. Marshall	78,446 (8)	—	—	78,446

William G. Riggins	—	—	—	—

Non-Management Directors

David L. Bodde	16,570 (9)	—	8,230	24,800

Randall C. Ferguson, Jr.	7,575 (10)	—	8,230	15,805

Gary D. Forsee	3,500	—	6,143	9,643

James A. Mitchell	17,427	—	—	17,427

William C. Nelson	18,541 (11)	—	—	18,541

John J. Sherman	14,973	—	—	14,973

Linda H. Talbott	14,921	—	8,230	23,151

Robert H. West	13,143 (12)	—	8,230	21,373

All Great Plains Energy Directors and Executive Officers as a Group (21 persons)				983,460

(1)
The shares listed are for director deferred share units through our Long-Term Incentive Plan which will be settled in stock on a 1-for-1 basis upon the first January 31 following the last day of service on the Board.
(2)
The amount shown includes 112,848 restricted stock shares, 2,285 shares held in the 401(k) plan, and 200 shares held by Mr. Chesser's spouse. Mr. Chesser disclaims beneficial ownership of such shares.
(3)
The amount shown includes 54,413 restricted stock shares.
(4)
The amount shown includes 37,326 restricted stock shares.
(5)
The amount shown includes 59,906 restricted stock shares and 3,240 shares held in the 401(k) plan.

(6)
The amount shown includes 17,052 restricted stock shares, 2,079 shares held in the 401(k) plan, and 15,639 shares held in joint tenancy with Mr. Deggendorf's spouse.
(7)
The amount shown includes 33,459 restricted stock shares and 1,842 shares held in the 401(k) plan.
(8)
The amount shown includes 8,601 restricted stock shares and 3,024 shares held in the 401(k) plan.
(9)
The amount shown includes 15,570 shares held in joint tenancy with Dr. Bodde's spouse, and 1,000 shares held in trust accounts for Dr. Bodde's mother in which Dr. Bodde is trustee. Dr. Bodde disclaims beneficial ownership of the 1,000 shares in such trust accounts.
(10)
The amount shown includes 5,743 shares held in joint tenancy with Mr. Ferguson's spouse.
(11)
The amount shown includes 62 shares reported and held by Mr. Nelson's spouse. Mr. Nelson disclaims beneficial ownership of such shares. Mr. Nelson also holds 1,000 of our Equity Units (0.02 percent of the total outstanding Equity Units). Each Equity Unit consists of a purchase contract and a 5 percent undivided beneficial ownership interest in a $1,000 principal amount of a 10 percent subordinated note due 2042. The purchase contract obligates Mr. Nelson to purchase, and the Company to sell, on June 15, 2012, for $50.00 in cash, a number of newly issued shares of common stock equal to the "settlement value". The settlement value is calculated as follows: (a) if the applicable market value of our common stock is equal to or greater than $16.80 per share, the settlement rate will be 2.9762 shares of common stock; (b) if the applicable market value of our common stock is less than $16.80 but greater than $14.00, the settlement rate will be the number of shares of common stock equal to $50.00, divided by the applicable market value; and (c) if the applicable market value of our common stock is less than or equal to $14.00, the settlement rate will be 3.5714 shares. The applicable market value is the average of the closing price per share of our common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the purchase contract settlement date. Consequently, the number of shares to be delivered on June 15, 2012, cannot be determined at this time.
(12)
The amount shown includes 492 shares held in joint tenancy with Mr. West's spouse, and 1,000 shares reported and held by Mr. West's spouse. Mr. West disclaims beneficial ownership of the 1,000 shares reported and held by his spouse.

Beneficial Ownership of 5 Percent or More

Name and Address of Beneficial Owner	Beneficial Ownership of Common Stock (Based on Schedule 13G Filing)	Percentage of Common Shares Outstanding

The Bank of New York Mellon Corporation One Wall Street, 31st Floor New York, NY 10286	8,542,172	6.3

        The information in the preceding table and in this paragraph is taken entirely from the Schedule 13G filed by The Bank of New York Mellon Corporation ("BNYM"), and its affiliated reporting persons on February 3, 2011. The BNYM Schedule 13G states that the reporting persons collectively have beneficial ownership of 7,032,526 of our shares as to which they hold sole voting power, 1,240 of our shares as to which they hold shared voting power, 8,398,124 of our shares as to which they hold sole dispositive power, and 16,898 of our shares as to which they hold shared dispositive power. The percentage is based on approximately 135,690,276 shares of our common stock outstanding as of February 22, 2011.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and persons owning more than 10 percent of our common stock, to file reports of holdings and transactions in our common stock with the SEC. Based upon our records, we believe that all required reports for 2010 have been timely filed, except for the following matters. The initial statement of beneficial ownership of securities filed in 2008 by William G. Riggins, a former executive officer of the Company, incorrectly reported the number of stock options held as being 13,000 options, rather than 13,531 options. The report disclosing the forfeiture of all 13,531 options was filed on October 12, 2010. The reports of Messrs. Ferguson and West, and Drs. Bodde and Talbott filed on June 3, 2010, reporting the acquisition of Director Deferred Share Units ("DSUs") under our Long-Term Incentive

Plan (the "LTIP"), understated the number of DSUs acquired through dividend reinvestment (which is described in more detail in the next paragraph) by 19 DSUs each.

DIRECTOR COMPENSATION

        We compensate our non-employee directors as summarized below. Messrs. Chesser and Downey are officers of the Company, and do not receive compensation for their service on the Board. We paid non-employee directors an annual retainer of $90,000 in 2010. Of this amount, $35,000 was in cash, and $55,000 was in common stock (valued on the grant date and rounded to the next highest whole share) through our LTIP. Our Lead Director received an additional annual retainer of $20,000, and the chairs of the Board's Audit, Compensation and Development, and Governance Committees received an additional annual retainer of $10,000, $5,000 and $5,000, respectively. Attendance fees of $1,500 for each Board meeting and $1,500 for each committee and other meeting attended were also paid in 2010. Directors may defer the receipt of all or part of the cash retainers and meeting fees through our non-qualified deferred compensation plan, and may also defer the receipt of all or part of the common stock through DSUs under the LTIP. Directors must make their deferral elections prior to the year in which the common stock would be paid. The number of DSUs granted is equal to the number of shares of common stock that otherwise would have been payable to the director. As of the date any dividend is paid to common stock shareholders, each DSU account is credited with additional DSUs equal to the number of shares of common stock that could have been purchased (at the closing price of our common stock on that date) with the amount which would have been paid as dividends on the number of shares equal to the number of DSUs held on that date. DSUs will be converted into an equal amount of shares of common stock on the January 31st next following the date the director's service on the Board terminates. The number of whole shares will be distributed to the director, with any fractional share paid in cash (using the closing price of our common stock as of the preceding business day).

        We offer life and medical insurance coverage to only the current non-employee directors who were first appointed before May 1, 2006, and their families. The aggregate premium paid by us for this coverage in 2010 was $46,588. We pay or reimburse directors for travel, lodging and related expenses they incur in attending Board and committee meetings. We paid in certain years prior to 2009, and we may pay in future years, the expenses incurred by directors' spouses in accompanying the directors to one Board meeting per year. We did not pay any such expenses in 2010. We also match on a two-for-one basis up to $5,000 per year (which would result in up to a $10,000 Company match) of charitable donations made by a director to 501(c)(3) organizations that meet our strategic giving priorities and are located in our generation and service communities.

        The following table outlines all compensation paid to our non-employee directors in 2010. We have omitted the columns titled "Option awards" and "Non-equity incentive plan compensation" because our non-employee directors did not receive any in 2010.

DIRECTOR COMPENSATION

Name (a)	Fees Earned or Paid in Cash (1) ($) (b)	Stock Awards (2) ($) (c)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3) ($) (f)	All other Compensation (4) ($) (g)	Total ($) (h)

Dr. Bodde	66,500	55,017	60,892	76	182,485

Mr. Ferguson	63,500	55,017	—	33,258	151,775

Mr. Forsee	66,500	55,017	4,653	—	126,170

Mr. Mitchell	70,000	55,017	—	76	125,093

Mr. Nelson	71,500	55,017	—	10,076	136,593

Mr. Sherman	62,000	55,017	—	—	117,017

Dr. Talbott	65,000	55,017	4,219	19,438	143,674

Mr. West	102,500	55,017	45,976	19,438	222,931

(1)
The amounts shown include cash retainers of $35,000, attendance fees of $1,500 for each Board and Committee meeting attended, and additional retainers for Mr. West ($20,000), as Lead Director, and Messrs. West ($10,000), Nelson ($5,000) and Mitchell ($5,000) as committee chairs.
(2)
The amounts shown in this column are the aggregate grant date fair values of Director Shares and DSUs granted during 2010 computed in accordance with the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. The value of shares credited on DSUs on account of dividends paid on common stock is factored into the grant date fair value, and thus is not included in the "All Other Compensation" column. The DSUs are not subject to any service-based vesting conditions. As of December 31, 2010, Messrs. Ferguson and West, and Drs. Talbott and Bodde each held an aggregate of 8,230 DSUs, and Mr. Forsee held an aggregate of 6,143 DSUs (including shares credited on account of dividends paid on common stock).
(3)
The amounts shown represent the above-market earnings during 2010 on nonqualified deferred compensation.
(4)
The amounts shown consist of, as applicable for each director, matched charitable contributions and premiums for life insurance and health insurance. The matched charitable contributions reported in this column are: Mr. Ferguson, $6,000; Mr. Nelson, $10,000; Dr. Talbott, $10,000; and Mr. West, $10,000. The Company paid $27,258 during 2010 for life and health insurance for Mr. Ferguson. As permitted by SEC rules, we excluded from the table other perquisites and personal benefits for any director where the total value was less than $10,000.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        We are a public utility holding company, and our financial performance is driven by the performance of our two electric utility subsidiaries, Kansas City Power & Light Company ("KCP&L") and KCP&L Greater Missouri Operations Company ("GMO"). Both subsidiaries are integrated electric utilities; that is, they generate, transmit and distribute electricity to their customers. KCP&L serves retail customers in parts of Missouri and Kansas; GMO serves retail customers in parts of Missouri.

        Our compensation philosophy and decisions, which we explain below, are directly tied to our utility business. Our business is capital-intensive and subject to extensive and dynamic utility and environmental regulation. Over the last five years, we have invested about $2 billion in our Comprehensive Energy Plan ("CEP") projects. The projects included wind generation, environmental retrofits at our Iatan 1 and LaCygne 1 generating units, transmission and distribution upgrades, energy efficiency and, most significantly, Iatan 2 which is an 850MW (our share of which is 620MW) coal-fired generating unit built alongside our existing Iatan 1 unit. We operate in a technological environment that is complex and evolving. Our retail customer service areas and rates are fixed by the Missouri and Kansas utility commissions, which means that our financial health and growth potential are directly tied to the communities we serve and the decisions of our regulatory commissions.

        This Compensation Discussion and Analysis (CD&A) provides our shareholders and customers with a comprehensive analysis of the compensation awarded to, earned by, or paid to the following individuals listed below, who are our named executive officers ("NEOs") for 2010:

  •
  Michael J. Chesser, Chairman of the Board and Chief Executive Officer of Great Plains Energy, KCP&L and GMO;

  •
  Terry Bassham, Executive Vice President—Utility Operations and former Chief Financial Officer of Great Plains Energy, KCP&L and GMO;

  •
  James C. Shay, Senior Vice President, Finance and Strategic Planning and CFO, Great Plains Energy, KCP&L and GMO;

  •
  William H. Downey, President and Chief Operating Officer of Great Plains Energy, KCP&L and GMO;

  •
  Michael L. Deggendorf, Senior Vice President—Delivery, KCP&L and GMO;

  •
  Scott H. Heidtbrink, Senior Vice President—Supply of KCP&L and GMO;

  •
  John R. Marshall, former Executive Vice President—Utility Operations of KCP&L and GMO; and

  •
  William G. Riggins, former General Counsel and Chief Legal Officer of Great Plains Energy, KCP&L and GMO.

        Mr. Marshall retired effective as of July 31, 2010; however he continued to serve as our consultant until December 31, 2010. Mr. Riggins resigned from his positions effective October 7, 2010.

Opportunity for Shareholder Feedback

        Beginning with this Annual Meeting, shareholders have the opportunity to approve, on a non-binding and advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. Proposal 2 of this proxy statement seeks your advisory vote on a resolution approving the compensation of our named executive officers. You should read this CD&A section of the proxy statement in conjunction with the advisory vote on executive compensation section starting on page 67, because it contains information that is relevant to your vote on Proposal 2.

Executive Summary

2010 Compensation Performance Focus and Achievements

        Our 2010 compensation decisions, which are discussed in the next section, continued to be focused on pay for performance—the achievement of interrelated short-term and long-term objectives critical to our financial health and growth. We successfully navigated through many challenges and surpassed many of our objectives, as we discuss in the following paragraphs. Our performance highlights include:

✓
Successful completion of Iatan 2 and constructive rate case outcomes

        Our most significant achievement in 2010 was the completion of Iatan 2. The unit began operation in August, satisfying the commitment we made at the outset of the CEP to bring the unit on-line in the summer of 2010. In KCP&L's Kansas rate case, the Kansas Corporation Commission ruled that only about one percent of the Iatan 2 project costs (about $5 million for the Kansas share) should be disallowed.

✓
Maintaining our investment-grade credit ratings to finance Iatan 2 and our other capital investments at reasonable cost

        We improved our credit profile, as evidenced by a shift in our outlook at both Standard & Poor's and Moody's from "Negative" to "Stable."

✓
Increasing earnings per share and total shareholder return in the near and medium term

        The completion in 2010 of Iatan 2 and our Spearville 2 Wind Energy Facility, which increased our wind generation assets in western Kansas by about 50 percent, provides enhanced shareholder return potential. Our financial results also improved in 2010, aided by the impact of weather and new retail rates that went into effect in late summer 2009. These factors, combined with our continued intense cost control efforts, led to full-year earnings per share that exceeded 2009's level by 34 percent.

✓
Maintaining our customer satisfaction ratings and reliability

        KCP&L was rated Tier 1 among Midwest Large utilities in J.D. Power and Associates' 2010 Electric Utility Residential Satisfaction Study, making it the second year in a row KCP&L was rated Tier 1 for customer satisfaction for the residential segment. In J.D. Power and Associates' 2010 Electric Utility Business Customer Satisfaction Study, KCP&L was recognized as the highest ranked electric utility in the Midwest Large segment for business satisfaction. We also received, for the fourth straight year, the ReliabilityOne Best Performer Award for the Plains region from the PA Consulting Group.

✓
Increasing the availability of our generating fleet

        Our combined coal and nuclear fleet's equivalent availability factor in 2010 was 83 percent, compared to 80 percent in 2009. Our 2010 equivalent availability factor excluding Iatan, which came on-line in late August and was subject to occasional downtime for final testing and fine-tuning, was 85 percent.

2010 Compensation Decisions

        The Compensation Committee (the "Committee") and Board considered the challenges and objectives described above and made the following key compensation decisions:

  •
  Balanced Mix of Compensation Elements.  As in prior years, the Committee and Board established a mix of short-term and long-term compensation elements that reflected financial and operational goals, and encouraged overall balanced performance supporting sustainable shareholder value. The charts below show the mix of 2010 direct compensation elements (base salary, annual performance award earned, equity compensation awards at target performance and, in certain instances, discretionary bonuses) set out in the Summary Compensation Table on page 47 for Mr. Chesser and for our other NEOs (other than Messrs. Chesser, Shay, Marshall and Riggins).

Mr. Chesser 2010 Earned Compensation Mix	Other NEOs (excluding Chesser, Shay, Marshall and Riggins*) 2010 Average Earned Compensation Mix

*
Mr. Shay joined the Company in July 2010, and his 2010 compensation included a one-time employment inducement grant of restricted stock. The 2010 compensation of Messrs. Marshall and Riggins reflect consulting, bonus or severance payments. These three NEOs are excluded from this comparison as their 2010 compensation is not on a comparable basis with our other NEOs.

  The compensation of each NEO also includes retirement benefits, generally available employee benefits, deferred compensation benefits and perquisites, as well as post-termination compensation.

  •
  Limited Salary Increases in 2010.  Due to market conditions, there were limited salary increases for our NEOs in 2010. For the third consecutive year, our CEO, Mr. Chesser, requested no salary adjustment, and the Board agreed. Similarly, Messrs. Downey and Marshall did not receive salary increases for 2010. With the exception of Mr. Heidtbrink, the remaining NEOs received modest salary adjustments based upon exceptional performance and a review of median salaries of comparable positions in our industry. Mr. Heidtbrink received a 10.3 percent salary adjustment in recognition of his superior performance, as well as to move Mr. Heidtbrink's base salary closer to the market median. Please see the base salary discussion starting on page 34 for detail.

  •
  Annual and Long-Term Performance Awards Tied to Achievement of Critical Objectives. A significant portion of our NEO compensation is tied to our short-term and long-term financial and operational performance, as well as individual performance, to align compensation with shareholder and customer interests.

  For 2010, our annual performance objectives and achievements were:

2010 Annual Performance Objectives	Achievement (Percent of Target)

Earnings per share	200.0

System Average Interruption Duration Index	97.2

Equivalent availability of our coal and nuclear generation	97.0

Safety (OSHA incident rate)	76.3

Customer Satisfaction (J.D. Power Customer Satisfaction Index—Residential)	150.0

Cumulative synergy savings from the GMO acquisition	109.4

Comprehensive Energy Plan progress	150.0

Individual performance	Varies

  Despite a very challenging economic environment, we surpassed the target goals for most of these objectives. A discussion of the actual results of each objective is included on page 36. Based on this above-target performance, the following 2010 annual performance awards were paid to our NEOs:

Name	2010 Annual Performance Award At Target (Percent of Annual Base Salary)	2010 Actual Award Paid (Percent of Annual Base Salary)	2010 Actual Award Paid ($)

Mr. Chesser	100	152.7	1,221,600

Mr. Bassham	60	97.6	419,766

Mr. Shay (1)	60	42.0	157,459

Mr. Downey	70	106.9	545,139

Mr. Deggendorf	50	73.9	192,010

Mr. Heidtbrink	50	78.3	209,195

Mr. Marshall (2)	60	85.6	342,480

Mr. Riggins (3)	50	—	—

(1)
Mr. Shay became an employee of the Company in July 2010, and his 2010 award payment was prorated for the time he was an employee. The percentage of annual base salary shown is calculated using his annual base salary of $375,000, rather than the salary amount shown in the Summary Compensation Table.
(2)
The percentage of annual base salary shown is calculated using Mr. Marshall's annual base salary of $400,000, rather than the salary amount shown in the Summary Compensation Table.
(3)
Mr. Riggins forfeited his 2010 award in connection with his resignation.

        In 2010, we awarded a mix of performance shares (75 percent) and time-based restricted stock (25 percent) to retain and incentivize officers. The performance share objectives are:

2010-2012 Long-Term Performance Award Objectives	Weighting (Percent)

Funds from operations (FFO) to total adjusted debt in 2012	33

Total shareholder return (2010-2012 results compared to the EEI index of electric utilities)	34

Equivalent availability of our coal and nuclear generation in 2012	33

  A detailed summary of the 2010 awards to each officer is shown on page 40. The payment of these awards will occur in 2013 based on the level of achievement of the objectives listed above as well as the continued employment of the NEO.

  •
  We also awarded discretionary bonuses and entered into retirement or severance agreements with certain of our NEOs, as explained on pages 37 and 44.

Compensation Governance

        Our 2010 compensation decisions demonstrate our commitment to paying for performance and are supplemented by our sound compensation policies and practices listed below:

  •
  Our Committee is solely comprised of independent directors, and the Committee retains an independent compensation consultant, Mercer, to regularly review and evaluate our compensation program. Mercer is retained directly by the Committee and performed no other work for the Company in 2010;

  •
  We have significant stock ownership and holding guidelines for all of our executive officers, including our NEOs. Our CEO is expected to hold a level of at least five times base salary. Our other current NEOs are expected to hold either three or four times their respective base salaries. All of our officers are expected to refrain from disposing of shares received under our LTIP, except to satisfy obligations for payment of taxes relating to those shares, until the applicable share ownership guidelines are met and maintained;

  •
  Well before the passage of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we implemented a clawback policy which requires our officers to reimburse the Company for equity and cash performance awards in the event of restatement or other inaccuracy for a period of up to three years;

  •
  We annually conduct a risk assessment to evaluate whether our compensation program creates any risks that may have a material adverse effect on the Company;

  •
  Our Change in Control Severance Agreements have a "double trigger" and require both a change in control and termination of employment prior to the payment of severance benefits, if any; and

  •
  Our Securities Trading ("Insider Trading") Policy prohibits all employees, including our current NEOs, from hedging their ownership interests in our securities or pledging their securities as collateral for loans.

Compensation Philosophy and Objectives

        We believe that our shareholders and customers will be best served when we are able to attract and retain key talent. Recognizing the strategic imperatives before the Company, the Committee's goal is to provide total compensation levels which are competitive with jobs of similar scope within the utility market. The Committee uses a combination of base salary, performance-based annual and long-term incentives and benefits. Our goal is to provide base salaries around the median level of comparable companies, with opportunities for higher levels of compensation through time-based and performance-based incentives. The Committee uses incentive program targets and structures that it believes are consistent with those offered in the utility sector, and sets performance measures reflecting both shareholder and customer interests. Because of the significant differences in the scope and nature of responsibilities among the NEOs, and the variations in market levels of compensation for the NEOs, there are significant differences in NEO compensation.

        The three main objectives of our executive compensation program are:

1.
To Attract and Retain Highly Qualified and Experienced Executives

        All of the NEOs held senior positions at other companies and each brings considerable industry and business expertise to the Company. While the Company's goal is to provide base salaries at around the median of comparable companies with opportunities for variable compensation at higher levels based on performance, on occasion, the Company pays above-market base salaries in order to attract and retain specific talent.

2.
To Motivate Executives to Achieve Strong Short-Term and Long-Term Financial and Operational Results

        The Committee believes that variable compensation should be structured to provide competitively-based incentives for driving Company performance. While the Committee has not elected to adopt policies for allocating between long-term and currently-paid-out compensation, or between cash and non-cash compensation, it does believe in putting more pay at risk as employees move to higher levels of responsibility with more direct influence over the Company's performance. Target performance-based compensation granted in 2010 to our NEOs represented between 48 percent and 63 percent of total target direct compensation (excluding Mr. Shay, who joined mid-year). The Committee uses a balanced scorecard approach in setting the NEOs' annual incentive plan goals, which includes financial, operational, and individual components, along with key operational and/or financial measures for the long-term incentive compensation. Through a combination of plan design and utilization of a variety of mitigation features, the Committee believes the Company's compensation programs are balanced and undue risk taking is mitigated.

3.
To Ensure the Alignment of Management Interests with Those of Shareholders

        The Committee believes that a substantial portion of total compensation for our NEOs should be delivered in the form of equity-based compensation. As a result, the Committee has structured the LTIP to have both performance shares that are earned after three years based on the achievement of financial and/or operational metrics and time-based restricted shares in order to aid in retention. A detailed summary of the objectives for each applicable performance period begins on page 37.

        In addition, the Committee has also implemented share ownership guidelines for executives to further align their compensation with shareholder interests. The guidelines include the value of Company shares executives are expected to acquire and hold within five years of appointment, and reflect a level of five times base salary for Mr. Chesser; four times for Mr. Downey; and three times base salary for Messrs. Bassham, Shay, Deggendorf and Heidtbrink. Additionally, executives are required to refrain from disposing of shares received under the Company's LTIP, except to satisfy obligations for payment of taxes relating to those shares, until the applicable share ownership guidelines are met and maintained.

Governance of Our Compensation Program

        The Committee is solely comprised of six non-employee directors, each of whom is independent under the applicable standards of the NYSE. The Committee sets the executive compensation structure and administers the policies and plans that govern compensation for the NEOs and other officers. Recommendations of the Committee are reviewed with, and approved by, the independent members of the full Board.

Role of Executive Officers

        Each year, Mr. Chesser submits to the Committee a performance evaluation and compensation recommendation for each of the NEOs, other than himself. The performance evaluation is based on factors such as achievement of individual, departmental, and Company results, as well as an assessment of leadership accomplishments. The Committee reviews these recommendations and makes final recommendations for Board approval. Annual performance metrics and goals for incentive plans are also developed through a process in which management, including the CEO, develops preliminary recommendations that the Committee considers in the development of final recommendations for Board approval.

        While Mr. Chesser routinely attends meetings of the Committee, he is not a member and does not vote on Committee matters. Only members of the Committee may call Committee meetings. In addition, there are certain portions of Committee meetings when he is not present, such as when the Committee is in closed executive session or discusses his performance or individual compensation. Mr. Chesser's compensation levels and performance goals are recommended by the Committee for approval by the Board. Mercer, the external executive compensation consultant, was also consulted in this process in 2010, as described in the next section.

Role of Compensation Consultant

        The Committee retains Mercer as its independent compensation consultant. Mercer was selected by the Committee several years ago, following presentations from other consulting firms based on their overall capabilities in the area of executive compensation. Mr. Michael Halloran is the Company's lead consultant who works with the Committee. Mr. Halloran is a Senior Partner at Mercer and has more than 25 years of experience in executive compensation.

        Mercer provides the Committee with a comprehensive review of the Company's executive compensation programs, including plan design and all executive benefit programs. Mercer performs a competitive review and analysis of base salary and variable components of pay, relative to survey market data and the Company's identified peer group. Mercer recommends to the Committee the peer group which might be used; the structure of plans; the market data which should be used as the basis of comparison for base salaries and incentive targets; and conducts comparisons and analyses of base and variable components. Mercer provides detailed information on base salaries, annual incentives, long-term incentives, and other specific aspects of executive compensation for each NEO, as well as Mercer's overall findings and recommendations. Comparisons of executive compensation are made to energy industry data, general industry data, and peer proxy data, as appropriate. However, Mercer neither determines, nor recommends, the amount of an executive's compensation.

        While the Committee retains the sole authority to select, retain, direct, or dismiss the executive compensation consultant, our Corporate Secretary works directly with the compensation consultant to provide information, coordination, and support. To assure independence, the Committee also pre-approves all other work unrelated to executive compensation proposed to be provided by Mercer, if the fees would be expected to exceed $10,000. Mercer did not perform work unrelated to executive compensation in 2010.

Role of Peer Group

        Mercer recommends for Committee consideration peer group candidates with a size and business mix similar to ours. Potential peer group companies are assessed using three criteria—annual revenues, market value and percentage of total revenues from regulated electric operations. In 2009 and through July 2010, our peer group consisted of 12 companies. In 2010, the Committee requested Mercer to review the existing peer group companies and assess potential additions to the peer group, using these three criteria. Mercer's review indicated that the current peers continued to satisfy the criteria, and identified Wisconsin Energy and IdaCorp as potential additions to the peer group. The Committee reviewed Mercer's assessment, and concluded that IdaCorp and Wisconsin Energy should be included in our peer group. The companies in our peer group as of August 2010 are:

Allegheny Energy	NSTAR	TECO Energy Inc.
Alliant Energy	Pinnacle West Capital	Unisource Energy
Cleco	PNM Resources	Westar Energy
DPL	Portland General Electric	Wisconsin Energy
IdaCorp	Sierra Pacific Resources

        When other surveys are relied on, Mercer conducts, where possible, regression analyses to adjust the compensation data for differences in the companies' revenues, allowing the Company to compare compensation levels to similarly-sized companies. Other surveys used by Mercer to assist in formulating its recommendations to the Company include the Mercer Energy Survey; Watson Wyatt Top Management Survey: Utilities Sector; Watson Wyatt Top Management Compensation Survey; Towers Perrin Energy Executive Survey; and the Mercer Executive Compensation Survey. The actual numbers of participants vary by survey and are too numerous to list. Survey details are generally viewed as proprietary by the survey sponsors.

Summary and Analysis of Executive Compensation

        Consistent with prior years, the material elements of executive compensation are: (i) cash compensation in the form of base salaries, annual incentives, and, in certain instances, discretionary bonuses; (ii) equity compensation under our LTIP; (iii) retirement benefits; (iv) perquisites and generally available employee benefits; (v) deferred compensation; and (vi) post-termination compensation.

Compensation Component	Description	Objective

Cash Compensation
Base Salary	• Fixed compensation that is reviewed annually taking into consideration peer compensation information as well as individual performance. • Generally targeted at median (± 15 percent) market salary.

•       Provide a fixed level of compensation that fairly considers job responsibilities, level of experience, internal comparisons and external and individual performance evaluations.

•       Attract and retain talent.

Annual Incentives under Annual Incentive Plan	• Variable compensation earned based on performance of pre-established annual goals.	• Reward the achievement of annual financial and operating goals, as well as individual goals that ultimately contribute to long-term total return to shareholders.

Discretionary Cash Bonuses	• Discretionary cash award that is often payable in increments.	• Reward extraordinary individual performance and/or aid in retention.

Compensation Component	Description	Objective

Equity Compensation
• Performance shares that are paid based on achievement of three-year performance objectives and time-based restricted stock.

•       Motivate performance that creates long-term value to shareholders and customers.

•       Align the economic interests of participants with shareholders and customers by rewarding executives for financial and operational improvement.

•       Provide a competitive total package to attract and retain key executives.

Retirement Benefits
Pension Plan	• Funded, tax-qualified, noncontributory defined benefit plan for employees, including all NEOs. • Provide some retirement income security and tax-advantaged means to accumulate retirement savings.	• Provide a competitive total package to attract and retain key executives and other employees.

Supplemental Executive Retirement Plan	• An unfunded plan that provides additional retirement income to all executives, including NEOs.	• Provide a competitive total package to attract and retain key executives.

401(k) Plan	• Tax-qualified retirement savings plan provided to all employees, including NEOs.	• Provide retirement savings in a tax efficient manner. • Provide a competitive total package to attract and retain key executives and other employees.

Compensation Component	Description	Objective

Perquisites and generally available employee benefits

•       Provide a limited number of perquisites that are consistent with peer companies. Benefits include financial planning services; executive health physicals; a car allowance; memberships in clubs; and access to Company tickets for sporting events and other entertainment.

• Provide a competitive total package to attract and retain key talent.

Deferred Compensation
	• A non-qualified and unfunded plan that allows selected employees, including NEOs, to defer the receipt of up to 50 percent of base salary and 100 percent of awards under the annual incentive plan.	• Provide savings in a tax efficient manner.

Post-Termination Compensation
Change in Control Severance Agreements	• Provide for payments and other benefits in event of (i) change in control and (ii) termination of employment.	• Encourage executives to act in the best interests of shareholders and customers. • Aid in recruitment and retention.

Employment-related Agreements	• Entered into at the time of employment that provide for payments in certain events of termination.	• Encourage executives to act in the best interests of shareholders and customers. • Aid in recruitment and retention.

Severance-related Agreements	• Entered into at the time of executive resignation or retirement.	• Ensure smooth transition and release of claims.

1.
Cash Compensation

        Cash compensation to our NEOs includes (i) a market-competitive and performance-driven base salary; (ii) annual short-term incentive; and (iii) discretionary cash bonuses to selected NEOs. The Committee has not chosen to target a specific percentage of total compensation to be delivered in cash or cash opportunities as it believes this will vary based on the NEO's position and individual performance and circumstance. However, it does believe that, in general, the level of cash opportunity should decrease in proportion to equity compensation as individuals move to higher levels of responsibility.

  Base Salary

        Base salaries are reviewed annually, and, if adjusted, made retroactive to the first of the year. The Committee considers performance evaluations and base salary recommendations submitted by Mr. Chesser for the NEOs, other than himself. Mr. Chesser's performance evaluation is conducted and salary recommendation is prepared by the Committee. Salary recommendations are not determined by formula, but instead take into consideration job responsibilities, level of experience, internal comparisons, comparisons to the salaries of executives in similar positions at similar companies obtained from market surveys, other competitive data and input provided by Mercer, and individual performance evaluations. Individual performance evaluations include major accomplishments during the performance period, as well as qualitative factors, including personal leadership, engagement of employees, disciplined performance management, accountability for results, and community involvement.

        For 2010, because of market conditions and cost-containment concerns, the Committee did not retain Mercer to conduct a full market assessment of all officer positions. For the third consecutive year, Mr. Chesser requested, and the Board agreed, not to have a base salary adjustment. Messrs. Downey and Marshall were at or above their market medians, and also did not receive base salary increases. With the exception of Mr. Heidtbrink, the remaining NEOs received modest salary adjustments based upon exceptional performance and a review of median salaries of comparable positions in our industry. Mr. Heidtbrink received a 10.3 percent salary adjustment in recognition of his superior performance, including implementation of initiatives to improve generation fleet availability, effectively managing operations, maintenance and capital expenditures, and improving his division's organizational structure and performance, as well as to move Mr. Heidtbrink's base salary closer to the market median. Mr. Shay was hired in July 2010 at a negotiated salary within the generally targeted ±15 percent of median market salary.

Name	2009 Base Salary	2010 Base Salary	Percentage Increase

Mr. Chesser	$800,000	$800,000	—

Mr. Bassham	$420,000	$430,000	2.4

Mr. Shay	—	$375,000	—

Mr. Downey	$510,000	$510,000	—

Mr. Deggendorf	$252,000	$260,000	3.2

Mr. Heidtbrink	$242,000	$267,000	10.3

Mr. Marshall	$400,000	$400,000	—

Mr. Riggins	$270,000	$285,000	5.6

        The Committee's general goal is to set base salaries at around the median salary of individuals in comparable positions in companies of similar size within the industry. The base salary range for a position is ±15 percent of this market median or rate. Base salaries for officers are managed within this range. Differences in base salaries between the NEOs are primarily due to differences in job responsibilities and base compensation market levels. The responsibilities of our CEO span all aspects of the Company, and his base salary reflects this responsibility. In contrast, the responsibilities of the other NEOs are narrower in scope.

        For 2011, because of market conditions and cost-containment measures, no salary increases were given to any NEOs, with the exception of Mr. Heidtbrink. Mr. Heidtbrink received a salary increase of approximately 18 percent in recognition of his superior performance, including his leadership in overseeing the successful construction and start-up construction of Iatan 2.

  Annual Incentives

        The Company's annual incentive plan for all officers is based upon a mix of Company-wide and business unit financial and operational metrics, as well as individual performance. In 2010, the Committee generally maintained the design of our previous years' plans. The Committee believes that our annual incentive plan continues to focus our entire organization on delivering key financial results and strategic business outcomes, and is clearly understood. Consistent with previous years, the Committee established performance metrics designed to reflect target levels in approved business plans which have an approximate 50 percent probability of achievement. The threshold and maximum levels are established to have approximately 80 percent and 20 percent probabilities of achievement, respectively. The Committee reviews management's recommendations of objectives and metrics, including a discussion of associated risks, and makes any revisions and then recommends the final objectives and metrics to the Board for its approval. In establishing final objectives and metrics, the Committee assures that:

  •
  incentives are aligned with the strategic goals set by the Board;

  •
  metrics are sufficiently ambitious so as to provide a meaningful improvement in performance but strike an acceptable balance between risk and reward; and

  •
  incentive payments, assuming target levels are met, will be consistent with the overall compensation program established by the Committee.

        Consistent with prior years, the Committee developed, with input from Mercer and management, a structure for the annual incentive plan which provides a financial objective weighted at 40 percent; key business objectives weighted at 40 percent; and a discretionary individual performance component weighted at 20 percent. The 20 percent individual component includes, but is not limited to, a subjective review of the individual's personal leadership, engagement of employees, disciplined performance management, accountability for results, and community involvement. The Committee established target incentives for each NEO as a percentage of base pay, using survey data provided by Mercer for comparable positions and markets, as well as comparisons for internal equity. The basic structure of the annual incentive plan provides for 100 percent payout for target performance for each objective, with the estimation that this level of performance would be achieved most of the time. Fifty percent is payable at the threshold level of objective performance and 200 percent is payable at the maximum level of objective performance. Objective performance is extrapolated between performance levels. Performance which is less than threshold for an objective will result in a zero payment for that objective.

        After considering the performance metric and results, the Committee recommends to the Board the final amount of the individual award, occasionally using its discretion as permitted under the terms of the annual incentive plan, the Committee retains the discretion to modify all components of the annual incentive plan at any time, and to determine the final amount of awards notwithstanding the achievement, or lack of achievement, of objectives. The Committee did not exercise this discretion in 2010 with respect to the objective components. There were two qualitative components: the Comprehensive Energy Plan Progress component, weighted at 5 percent, and the individual performance component, weighted at 20 percent. These qualitative components have an inherent discretionary aspect due to the multitude of factors to be considered in the evaluation of performance. The 2010 annual incentive plan results are shown in the following table:

2010 Annual Incentive Plan Objectives	Weighting (Percent)	50% Payout Level	100% Payout Level	150% Payout Level	200% Payout Level	Actual Performance Result	Payout Percentage

Earnings per share	40	$1.15	$1.32	$1.40	$1.49	$1.53	80%

System Average Interruption Duration Index	5	103.00 minutes	90.95 minutes	86.40 minutes	82.08 minutes	91.62 minutes	4.9%

% equivalent availability—coal and nuclear (excluding Iatan 2)	10	81.9%	85.2%	86.3%	87.2%	85%	9.7%

OSHA incident rate	10	3.2	2.8	2.4	2.2	2.99	7.6%

J.D. Power Customer Satisfaction Index—residential	5	Bottom Half of Tier II	Top Half of Tier II	Bottom Half of Tier I	Top Half of Tier I	Bottom Half of Tier I	7.5%

Cumulative Synergy Savings (due to GMO acquisition)	5	$290.6M	$363.2M	$435.9M	$472.2M	$376.8	5.5%

Comprehensive Energy Plan Progress	5	Qualitative measure; judgment made on collective work progress				150%	7.5%

Subtotal							122.7%

Individual performance	20	Qualitative measure

        Individual targets and awards earned by each of the NEOs are shown below and in the Summary Compensation Table:

Name	2010 Annual Performance Award at Target (Percent of Annual Base Salary)	2010 Actual Award Paid (Percent of Annual Base Salary)	2010 Actual Award Paid ($)

Mr. Chesser	100	152.7	1,221,600

Mr. Bassham	60	97.6	419,766

Mr. Shay (1)	60	42.0	157,459

Mr. Downey	70	106.9	545,139

Mr. Deggendorf	50	73.9	192,010

Mr. Heidtbrink	50	78.3	209,195

Mr. Marshall (2)	60	85.6	342,480

Mr. Riggins (3)	50	—	—

(1)
Mr. Shay became an employee of the Company in July 2010, and his 2010 award payment was prorated for the time he was an employee. The percentage of annual base salary shown is calculated using his annual base salary of $375,000, rather than the salary amount shown in the Summary Compensation Table.
(2)
The percentage of annual base salary shown is calculated using Mr. Marshall's annual base salary of $400,000, rather than the salary amount shown in the Summary Compensation Table.
(3)
Mr. Riggins forfeited his 2010 award in connection with his resignation.

  Discretionary Cash Bonuses

        From time to time, the Committee may grant a discretionary bonus to an NEO or other officer for extraordinary accomplishments or achievements. In February 2010, Mr. Deggendorf was awarded a special one-time bonus in the amount of $100,000 in recognition of exemplary work in conjunction with a one-time project completed in the prior year. One-half of the award was paid in February 2010 and the remaining award was paid in February 2011. Similarly, in May 2010, the Company awarded Mr. Marshall with a discretionary bonus of $240,000, payable on July 31, 2010, in recognition of his retirement and service to the Company.

2.
Equity Compensation

        We believe that a substantial portion of NEO compensation should be in the form of equity in order to best align executive compensation with the interests of our shareholders. The Committee does not believe any of the NEOs have accumulated equity amounts, compared to the minimum stock ownership guidelines, that warrant special consideration in granting future equity awards.

        Our Long-Term Incentive Plan (the "LTIP") provides for grants of stock options, restricted stock, performance shares, and other stock-based awards. The Committee discontinued making any new stock option grants in late 2003 because it believed motivating executives based solely on stock price appreciation was not entirely consistent with the best interests of its shareholders. Since that time, the Committee has used a mix of time-based restricted stock and performance shares that are paid solely on the basis of the attainment of performance goals. Performance shares can pay out at the end of the performance period from 0 percent to 200 percent of the target amount, based on performance. Performance is extrapolated between the threshold and target levels, and between target and maximum levels. Performance results for a goal which is less than threshold will result in a zero payment for that goal.

        Prior to calculations of performance share payout levels, and according to provisions of the LTIP, awards are adjusted upward to reflect any increase in our stock price over the performance period or downward to reflect any decline in our stock price over the performance period. Dividends on the number of performance shares actually earned are paid at the same time as the payment of the earned performance shares. Dividends accrued on all restricted stock awards are reinvested during the period under the Company's Dividend Reinvestment and Direct Stock Purchase Plan, and are subject to the same restrictions as the associated restricted stock.

        While our directors, officers and employees are eligible for equity awards under the LTIP, none of them have any right to be granted awards. The Committee, in its discretion, may approve an equity award or awards for officers and employees, including NEOs.

        We established a "clawback" policy in 2009 which requires executives to reimburse the Company for annual incentives and performance share awards paid in the event of restatement or other inaccuracy in results measurement for a period of up to three years.

        The performance share metrics discussed below have been established for compensation purposes only. They do not constitute any guidance, projection or estimate of these measures, and should not be relied upon for any other purpose. As of the date of this proxy statement, the Company has not provided any earnings guidance for 2011 or future periods.

  2008-2010 Performance Period

        In 2009, the Committee undertook a comprehensive review of our annual and long-term incentive compensation programs in light of various factors, including past payouts, potential future economic and financial market conditions, and our current operating and financial plans. As a result of the review, the Committee and Board determined that the outstanding performance share agreements

("Original Agreements") for 2008-2010 performance period no longer provided meaningful incentives. As a result these agreements were amended ("Amended Agreements") to provide for a combination of time-based restricted stock and performance shares with different goals. The Amended Agreements are more fully described on page 52.

        For the 2008-2010 performance period, there are two equally-weighted performance goals: a credit metric (FFO to total adjusted debt) and earnings per share. Given the importance to the Company of maintaining investment-grade credit ratings through the end of the CEP construction period and the next several years of refinancing substantial amounts of maturing debt, the Committee selected a measure that is aligned with a key metric used by credit rating agencies. The Committee believed that equal weightings corresponded to an appropriate balance between shareholder return and the importance to the Company of maintaining and improving over time its investment-grade credit ratings.

2008-2010 Performance Share Objectives	Weighting (Percent)	Threshold (50%)	Target (100%)	Superior (200%)	Results	Percent of Goal Achieved

2010 FFO to Total Adjusted Debt (1)	50	14.5%	15.1%	15.6%	17.0%	200%

2010 Earnings Per Share	50	$1.20	$1.28	$1.40	$1.53	200%

Total Percentage Earned						200%

(1)
FFO to Total Adjusted Debt is a measure that is not calculated in accordance with generally accepted accounting principles. Please see page 53 for an explanation of this measure.

        Individual targets and awards for the 2008-2010 performance period for each of the NEOs are shown below:

Name	2008-2010 Amended Performance Shares at Target (Percent of 2008 Base Salary) (1)	Actual Award Paid (Percent of 2008 Base Salary)	Actual Award Paid ($) (2)

Mr. Chesser	68.9	87.1	696,646

Mr. Bassham	39.0	49.3	185,039

Mr. Shay	—	—	—

Mr. Downey	52.8	66.8	327,157

Mr. Deggendorf	39.0	49.4	108,615

Mr. Heidtbrink	—	—	—

Mr. Marshall	39.0	49.4	175,214

Mr. Riggins	23.0	—	—

(1)
The percentage shown in this column reflects the number of amended performance shares at target and the $26.22 closing price of our stock on the May 6, 2008 grant date.
(2)
The awards were paid in a combination of common stock and cash; all cash was withheld for taxes. The amounts include cash dividend equivalents paid after the end of the performance period. The award amount was adjusted, as provided in our LTIP, for the change in stock price between the grant date and the business day before payment. Please see footnote (3) on page 56 for details.

  2009-2011 Performance Period

        The goals and objectives for the 2009-2011 performance period are consistent with the goals for the 2008-2010 performance period, and the structure provides for the following payout levels:

2009-2011 Performance Share Objectives	Weighting (Percent)	Threshold (50%)	Target (100%)	Superior (200%)

2011 FFO to Total Adjusted Debt (1)	50	16.5%	17.0%	18.5%

2011 Earnings Per Share	50	$1.75	$1.86	$2.00

(1)
FFO to Total Adjusted Debt is a measure that is not calculated in accordance with generally accepted accounting principles. Please see page 53 for an explanation of this measure.

  2010-2012 Performance Period

        For the three-year performance period ending December 31, 2012, time-based restricted stock constitutes 25 percent of the executive's grant and performance shares constitute 75 percent. There are three weighted performance share goals: a credit metric (FFO to Total Adjusted Debt), Total Shareholder Return (TSR) versus the Edison Electric Institute (EEI) Index of the TSRs for all (currently 58) of the U.S. investor-owned electric utilities and/or their parent companies, and an operational metric (Equivalent Availability Factor—Coal and Nuclear). The Committee concluded that TSR was a more comprehensive shareholder measurement than EPS, which was the financial measure included in the LTIP for the 2008-2010 and the 2009-2011 performance periods. The Committee also concluded that comparison of our TSR against the TSRs of all other investor-owned utilities through the EEI Index was appropriate, as it provides a view of our relative performance against others in our industry sector. Because the Committee wished to have an operational objective, Equivalent Availability Factor was added as a third objective in the 2010-2012 performance share grants. Based on results, the structure provides for the following payout levels:

2010-2012 Performance Share Objectives	Weighting (Percent)	Threshold (50%)	Target (100%)	Stretch (150%)	Superior (200%)

2012 FFO to Total Adjusted Debt (1)	33	14.6%	17.1%	19.6%	22.1%

TSR versus EEI Index (2)	34	See below

2012 Equivalent Availability Factor (EAF)-Coal and Nuclear	33	82.5%	84.8%	85.7%	86.6%

(1)
FFO to Total Adjusted Debt is a measure that is not calculated in accordance with generally accepted accounting principles. Please see page 53 for an explanation of this measure.
(2)
TSR is compared to an industry peer group of the Edison Electric Institute (EEI) index of electric companies during the three-year measurement period from 2010-2012. At the end of the three-year measurement period, we will assess our total shareholder return compared to the EEI index. Depending on how we rank, the executive will receive a percentage of the performance share grants according to the following table:

Percentile Rank	Payout Amount (Percent of Target)

75th and above	200

60th to 74th	150

40th to 59th	100

25th to 39th	50

24th and below	0

        Performance share and restricted stock awards for the 2010-2012 performance period were based on the following percentages of 2010 base salary (reflecting the target amount of performance share awards): Mr. Chesser, 200 percent; Mr. Bassham, 100 percent; Mr. Downey, 150 percent; Mr. Deggendorf, 85 percent; Mr. Heidtbrink, 85 percent; Mr. Marshall, 100 percent; and Mr. Riggins, 85 percent. This resulted in the following long-term incentive grants of restricted stock and performance shares in 2010:

Name	Restricted Stock	Performance Shares (at target)

Mr. Chesser	22,347	67,040

Mr. Bassham	6,006	18,017

Mr. Shay (1)	—	—

Mr. Downey	10,685	32,054

Mr. Deggendorf	3,087	9,260

Mr. Heidtbrink	3,170	9,510

Mr. Marshall (2)	5,587	16,760

Mr. Riggins (2)	3,384	10,151

(1)
Mr. Shay was not an employee of the Company at the time of the above grants. He was separately awarded a one-time inducement grant of 26,926 shares of restricted stock on August 18, 2010 in connection with his initial employment with the Company. Sixty percent of the grant vests in 2013; 20 percent vests in 2014; and the remaining 20 percent vests in 2015.
(2)
Messrs. Marshall and Riggins forfeited these grants upon retirement and resignation, respectively.

        The restricted stock grants referenced in the above table vest on March 5, 2013, except as noted. Generally, new restricted stock grants and their associated vesting occur shortly after the filing of our most recent periodic SEC report. As a result, the dollar amount of restricted stock or performance shares are set at a regularly scheduled meeting of the Board, with the actual number of shares issued or granted three business days after the filing of the periodic SEC report, based on the grant date closing price. This is also the practice, to the extent feasible, for shares granted in conjunction with the employment of a new executive.

        When the Committee approved awards in 2010 for officers, it calculated the awards using a cash value determined by multiplying each officer's base salary by a target percentage chosen by the Committee. The target percentage is based on both internal comparisons and survey data provided by Mercer, which provides long-term incentive information on comparable positions at comparable companies, and/or markets in which the Company competes for talent. Generally, the Committee has established targets at the 50th percentile.

  2011-2013 Performance Period

        For the three-year performance period ending December 31, 2013, there are two equally-weighted performance share objectives: a credit objective (FFO to Total Adjusted Debt) and a shareholder objective (TSR versus EEI Index). For the 2011-2013 performance period, the Board modified the allocation of the aggregate dollar amount of the awards to an equal distribution, at target performance, between time-based restricted stock and performance share awards for all officers. As described above, a 75 percent/25 percent distribution between performance shares and restricted stock grants was used for the corresponding 2010-2012 Performance Period. However, the weighting has historically varied between an equal 50 percent/50 percent and a 75 percent/25 percent distribution driven by a variety of factors. The key consideration for the 2011-2013 performance period was that no salary increases were granted to the NEOs, except for Mr. Heidtbrink. The Committee determined that it was in the best interest of the Company to mitigate this factor by providing an enhanced retention inducement by increasing the proportion of time-based restricted stock. Based on results, the structure provides for the following payout levels:

2011-2013 Performance Share Objectives	Weighting (Percent)	Threshold (50%)	Target (100%)	Stretch (150%)	Superior (200%)

2013 FFO to Total Adjusted Debt (1)	50	16.0%	17.0%	18.5%	20.0%

TSR versus EEI Index (2)	50	See below

(1)
For the 2011-2013 Performance Period, the FFO to Total Adjusted Debt is calculated using Standard & Poor's methodology. FFO to Total Adjusted Debt is a measure that is not calculated in accordance with generally accepted accounting principles. Please see page 53 for an explanation of this measure.
(2)
TSR is compared to an industry peer group of the Edison Electric Institute (EEI) index of electric companies during the three-year measurement period from 2011-2013. At the end of the three-year measurement period, we will assess our total shareholder return compared to the EEI index. Depending on how we rank, the executive will receive a percentage of the performance share grants according to the following table:

Percentile Rank	Payout Amount (Percent of Target)

75th and above	200

60th to 74th	150

40th to 59th	100

25th to 39th	50

24th and below	0

        Performance share and restricted stock awards for the 2011-2013 performance period were based on the following percentages of 2011 base salary (reflecting the target amount of performance share awards): Mr. Chesser, 200 percent; Mr. Bassham, 100 percent; Mr. Shay, 100 percent; Mr. Downey, 150 percent; Mr. Deggendorf, 85 percent; and Mr. Heidtbrink, 85 percent. This resulted in the following long-term incentive grants in 2011 of time-based restricted stock and performance shares, which may be paid after the end of the period depending on performance:

Name	Restricted Stock	Performance Shares (at target)

Mr. Chesser	41,863	41,863

Mr. Bassham	11,251	11,251

Mr. Shay	9,812	9,812

Mr. Downey	20,016	20,016

Mr. Deggendorf	5,783	5,783

Mr. Heidtbrink	7,006	7,006

        The restricted stock grants referenced in the above table vest on March 4, 2014.

  2010 Equity Vesting, Payments and Special Grants

        Customary awards of restricted stock, and the remaining half of one-time awards of restricted stock granted in 2007 to Messrs. Chesser, Bassham, Downey, Deggendorf, Marshall and Riggins, vested in 2010. These NEOs also received payments in stock and cash in 2010 associated with performance shares awarded for the 2007-2009 performance period. One-third of a special restricted stock retention grant to Mr. Bassham vested in 2010; the remaining restricted stock grant will vest in two additional equal installments in February 2011 and February 2012. Additionally, a special restricted stock retention grant made to Mr. Heidtbrink in 2008, subsequent to the acquisition of GMO, vested in 2010. The following table summarizes these grant vestings and payments. The amounts shown for restricted stock vestings include reinvested dividends, which vested at the same time as the underlying restricted stock grants.

Name	2010 Restricted Stock vestings (# shares)	Performance Share Payments (1) (# shares)

Mr. Chesser	67,733	2,626

Mr. Bassham	40,427	667

Mr. Shay	—	—

Mr. Downey	36,792	1,306

Mr. Deggendorf	7,623	218

Mr. Heidtbrink	11,449	—

Mr. Marshall	20,154	688

Mr. Riggins	6,796	266

(1)
The shares shown in this column are the earned amounts of performance shares for the 2007-2009 performance period, which were paid in 2010. Dividend equivalents over the performance period were paid in cash at the time of payment of the underlying performance shares. As permitted by our LTIP, the earned performance shares were paid in a combination of cash (which, when aggregated with the cash dividend equivalents, was sufficient to satisfy withholding tax obligations) and common stock.

        In February 2010, the Committee and independent members of the Board approved the grant of a time-based restricted stock award of 14,917 shares to Mr. Heidtbrink in recognition of his work on a one-time project completed in the prior year. One-half of the stock award will vest on March 6, 2012 and the remaining award will vest on March 5, 2013.

3.
Perquisites

        Our NEOs are eligible to receive various perquisites provided by or paid for by the Company. These perquisites are generally consistent with those offered to executives at comparable organizations with which the Company competes for executive talent, and are important for retention and recruitment. The NEOs are also eligible for employment benefits that are generally available to all employees, such as vacation and medical and life insurance.

        As shown in the Summary Compensation Table on page 47, all NEOs are eligible for participation in comprehensive financial planning services provided by a national financial counseling firm; executive health physicals; a car allowance; memberships in business clubs; and access to sporting events and other entertainment which may be used for personal use on a limited basis. On occasion, the Company may also provide for spousal travel and accommodations when accompanying the executive on out-of-town trips. The Company withholds income taxes on the amounts as required.

4.
Deferred Compensation Plan

        The Company's Deferred Compensation Plan (DCP) allows selected employees, including NEOs, to defer the receipt of up to 50 percent of base salary and 100 percent of awards under the Annual Incentive Plan. An earnings rate is applied to the deferral amounts, which is annually determined by the Committee and based on the Company's weighted average cost of capital. A detailed discussion of the DCP is provided on page 61.

5.
Retirement Benefits

  Pension Plan and Supplemental Executive Retirement Plan

        The Company maintains a funded, tax-qualified, noncontributory defined benefit plan (the "Pension Plan") for employees, including all NEOs. Benefits under the Pension Plan are based on the employee's years of service and the average annual base salary over a specified period.

        The Company also has a Supplemental Executive Retirement Plan ("SERP") for its executives, including all NEOs. This unfunded plan provides the difference between the amount that would have been payable under the Pension Plan in the absence of Internal Revenue Service tax code limitations and the amount actually payable under the Plan. It also adds a slightly higher benefit accrual rate than the Pension Plan.

        Based on provisions in their employment offer letters as previously described, Messrs. Chesser and Marshall receive credit for two years of service for every one year of service earned under the Pension Plan, payable under the SERP.

        In 2007, management employees of Great Plains Energy and KCP&L were given a one-time election to remain in their existing Pension Plan and 401(k) Plan ("Old Retirement Plan"), or choose a new retirement program that includes a slightly reduced benefit accrual formula under the Pension Plan paired with an enhanced benefit under the 401(k) Plan ("New Retirement Plan"). Messrs. Bassham and Marshall elected to participate in the New Retirement Plan. Messrs. Heidtbrink and Shay joined the Company subsequent to 2007, and participate in the New Retirement Plan.

  401(k) Plan

        Our 401(k) Plan is offered to all employees as a tax-qualified retirement savings plan.

  •
  Employees in the Old Retirement Plan can contribute up to 40 percent of base pay. After one year of employment, the Company matches 50 percent of the first 6 percent of pay that is contributed. Employees are fully vested in the entire match and associated earnings after 6 years.

  •
  Employees in the New Retirement Plan can contribute up to 75 percent of base pay, bonus, incentive, and overtime pay. The Company matches 100 percent of the first 6 percent of total pay that is contributed. All contributions vest immediately.

  •
  Prior to January 1, 2010, the Company match was made with our stock, unless the participant affirmatively elected a different investment option. A participant who received the Company match in our stock could diversify or transfer into different investments. Effective January 1, 2010, the Company match is made in cash unless the participant affirmatively elects to receive it in our stock. If the participant has not made an affirmative election regarding the investment of the Company match, it is invested in a target date fund appropriate to the participant's age.

  •
  Contributions are limited by the tax code.

6.
Other Post-Termination Compensation

        The Company has entered into severance agreements and other compensation and benefit agreements with its executive officers, including NEOs, to help in securing their continued employment and dedication, particularly in situations such as a change in control when an executive may have concerns about his or her own continued employment. The Company believes these agreements and benefits are important recruitment and retention devices, as virtually all of the companies with which we compete for executive talent have similar agreements in place for their senior executives.

  Change in Control Severance Agreements

        We have change in control agreements with all of our executive officers, including the NEOs, to ensure their continued service, dedication, and objectivity in the event of a transaction that would change the control of the Company. These agreements provide for payments and other benefits if the officer's employment terminates for a qualifying event or circumstance, such as being terminated without "Cause" or leaving employment for "Good Reason," as these terms are defined in the agreements. All the agreements require a double trigger so that both a change in control and a termination (actual or constructive) of the executive's employment must occur, with very limited exceptions. Generally, the Committee and Board determined the eligibility for potential payments upon change in control, based on comparable practices in the market. The Committee believes it is not uncommon for the chief executive officer and chief operating officer to be covered under a "three times" change in control agreement, nor is it uncommon for other senior level officers to be covered under a "two times" change in control agreement. Messrs. Chesser and Downey are eligible for three times base salary and incentive in the event of a change in control and Messrs. Bassham, Shay, Deggendorf and Heidtbrink are eligible for two times base salary and incentive. Prior to termination, Messrs. Marshall and Riggins would have been eligible for two times base salary and incentive.

        Additional information, including a quantification of benefits that would have been received by NEOs had termination occurred on December 31, 2010, is found under the heading "Potential Payments Upon Termination or Change in Control" beginning on page 62.

  Other Agreements

        The Committee has historically wished to minimize the use of individual employment agreements to the extent possible. While none of the NEOs have a full written employment agreement, Messrs. Chesser, Downey and Marshall have agreements which address specific benefits. The Committee from time to time also has authorized certain agreements, including the ones discussed below, with retiring or resigning officers to provide for a smooth transition.

        As discussed on page 51, under the terms of Mr. Chesser's employment offer letters executed in 2003, he is entitled to receive three times annual salary and bonus if he is terminated without cause prior to reaching age 63. After age 63, any benefit for termination without cause would be one times annual salary and bonus until age 65. Mr. Chesser orally accepted the offer, and the terms of Mr. Chesser's agreement are enforceable against the Company through the judicial process.

        As discussed in the section titled "Pension Benefits" starting on page 58, under the terms of the employment offer letters, Messrs. Chesser and Marshall receive credit for two years of service for every one year of service earned under the Pension Plan. Mr. Downey, as incentive to remain with the Company through the completion of Iatan 2, has a benefit agreement which provides a $700,000 lump sum payment upon his separation from service provided that (i) he remains until his 65th birthday and (ii) he remains in good standing with the restricted covenants in his change in control severance agreement.

        As discussed on page 51, Mr. Marshall retired on July 31, 2010, and the Company entered into a Retirement and Consulting Agreement with Mr. Marshall pursuant to which Mr. Marshall agreed to provide consulting services to the Company from August 2010 to December 2010 for a lump sum payment of $100,000. Mr. Marshall forfeited all 2010 equity awards; however, he was paid a $240,000 cash bonus and all other outstanding equity awards and the 2010 annual incentive award remained payable as though he continued service with the Company in recognition of the significant contributions to the Company. Under the terms of his employment offer letter executed in 2005, Mr. Marshall would have been entitled to receive two times annual salary and his target payment under the annual incentive plan in the event he was terminated other than for cause.

        Similarly, in 2010, Mr. Riggins resigned and also entered into a severance agreement with the Company. The severance agreement provided for a lump sum payment of $568,007, which was generally based on the payment provisions in our Change in Control Severance Agreement described on page 62, in recognition of his contributions to the Company. Mr. Riggins also forfeited all outstanding equity and cash awards, pursuant to the terms of the applicable plans.

Committee Consideration of Compensation Program Risk

        At the request of the Committee, an analysis of the risks associated with the Company's compensation programs, including those for executive officers, was performed by management, including the participation of the Vice President, Corporate Secretary and Chief Compliance Officer and the Vice President—Strategy and Risk Management. The conclusions of this analysis, with which the Committee concurred, were that the risks associated with the Company's compensation programs are not likely to have a material adverse effect on the Company, and instead encourage overall balanced performance that supports sustainable shareholder value. Among the items the Committee considered were:

  •
  The annual incentive plans for all employees (including officers) contain a diverse array of measures that focus on the fundamental aspects of our business. This diversity precludes any myopic focus on a single element of performance.

  •
  The performance measures for all incentive compensation programs are directly tied to the Company's annual and long-term budgets and business plans.

  •
  There are no business unit-specific incentive plans. Divisional goals constitute no more than 50 percent of the target amount of the non-officer annual incentive plans. The maximum amount payable to non-officer employees ranges from about 1 percent at the lowest level to 30 percent of base salary for senior non-officers.

  •
  The officer compensation program design provides a balanced mix of cash and equity, annual and long-term incentives and diverse performance objectives.

  •
  The Company currently does not grant stock options.

  •
  The Company (for non-officers) and the Committee (for officers) have downward discretion over incentive program payouts.

  •
  The Company has implemented "clawback" provisions to its officer annual incentive compensation and performance share awards.

  •
  Officers are subject to share ownership and retention guidelines.

  •
  The Board oversees the Company's enterprise risk management and mitigation programs, including the possible impacts of variables on the earnings and credit position of the Company, which are important aspects of the Company's incentive compensation plans.

  •
  A "stretch" performance level was added, starting in 2010, to the officer annual incentive plan and performance share grants to flatten the steepness of the performance payout curve and further reinforce the appropriate behavioral incentives.

Tax and Accounting Implications

        With respect to Section 162(m) of the Internal Revenue Code, the Committee believes that while it is the Company's goal to be as tax efficient as possible, the Company's shareholders are best served by not restricting the Committee's and the Company's discretion and flexibility in developing compensation programs. The unrealized tax benefit by the Company in 2010, as a result of lost deductions, was $711,344.

 COMPENSATION COMMITTEE REPORT

        The Compensation and Development Committee of the Board reviewed and discussed with management the Compensation Discussion and Analysis ("CD&A") contained in this proxy statement and, based on these reviews and discussions, recommended to the Board that the CD&A be included in the Company's proxy statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the SEC.

Compensation and Development Committee
William C. Nelson, Chair David L. Bodde Gary D. Forsee James A. Mitchell Linda H. Talbott Robert H. West

EXECUTIVE COMPENSATION

        Executive Compensation is more fully explained in the CD&A section, starting on page 23. The following table shows the total salary and other compensation awarded to and earned for services rendered in all capacities to Great Plains Energy, our two public utility subsidiaries, Kansas City Power & Light Company ("KCP&L") and KCP&L Greater Missouri Operations Company ("GMO") and all other Great Plains Energy subsidiaries by our NEOs. Unless otherwise indicated, the listed individuals held the same position at Great Plains Energy, KCP&L and GMO. Compensation earned under our annual incentive plans is reported in the "Non-Equity Incentive Plan Compensation" column.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus (1) ($) (d)	Stock Awards (2) ($) (e)	Non-Equity Incentive Plan Compensation (3) ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4) ($) (h)	All Other Compensation (5) ($) (i)	Total ($) (j)

Mr. Chesser Chairman and Chief Executive Officer	2010 2009 2008	800,000 800,000 800,000	— — —	1,962,200 2,011,587 886,280	1,221,600 1,054,400 —	793,003 688,347 565,030	68,110 225,863 63,749	4,844,913 4,780,197 2,315,059

Mr. Bassham Executive Vice President—Utility Operations—KCP&L and former Chief Financial Officer	2010 2009 2008	430,000 420,000 375,000	— 185,000 —	527,345 1,404,919 235,444	419,766 332,136 —	81,672 56,282 39,620	56,027 67,729 58,475	1,514,810 2,466,066 708,539

Mr. Shay Senior Vice President—Finance & Strategic Development & Chief Financial Officer	2010	183,634	—	493,446	157,459	41	23,380	857,960

Mr. Downey President and Chief Operating Officer	2010 2009 2008	510,000 510,000 490,000	— — —	938,194 1,039,227 416,193	545,139 470,526 —	298,194 271,494 847,900	54,709 53,859 54,882	2,346,236 2,345,106 1,808,975

Mr. Deggendorf Senior Vice President—Delivery—KCP&L and GMO	2010	260,000	100,000	271,037	192,010	186,829	47,826	1,057,702

Mr. Heidtbrink Senior Vice President—Supply—KCP&L and GMO	2010	267,000	—	543,416	209,195	80,446	55,002	1,155,059

Mr. Marshall Former Executive Vice President—Utility Operations—KCP&L and GMO	2010 2009 2008	250,000 400,000 369,583	240,000 — —	490,554 546,028 222,895	342,480 313,920 —	359,182 228,633 168,028	164,976 60,892 56,837	1,847,192 1,549,473 817,343

Mr. Riggins Former General Counsel and Chief Legal Officer	2010	230,398	—	297,116	—	(49,331)	629,369	1,107,552

(1)
The amounts reflected in this column are discretionary cash bonuses. One half of Mr. Bassham's and Mr. Deggendorf's bonuses were paid in 2010, with the remainder paid in 2011, without interest. Mr. Marshall's bonus was paid in 2010.
(2)
The amounts shown in this column are the aggregate grant date fair values of restricted stock and performance shares granted under our LTIP during each year, computed in accordance with the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. See note 10 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010, for a discussion of the relevant assumptions used in calculating these amounts. The amounts shown exclude the effect of estimated forfeitures, as required by SEC rules. Please note that Mr. Marshall and Mr. Riggins forfeited their 2010 stock awards upon their retirement and resignation, respectively.

  As discussed in more detail in the CD&A and the "Amendments to Outstanding Performance Share Awards" section on page 52, the 2008 awards of performance shares were amended in 2009, and the Amended Awards provide for a combination of performance shares and time-based restricted stock. The grant date fair value or incremental fair value, as applicable, of this restricted stock, plus the incremental fair value with respect to the resulting amounts of performance shares computed as of the amendment date in accordance with ASC Topic 718, is included in the amounts shown for 2009.

  The amounts shown in this column reflect the value at the grant date of performance share awards based upon achieving the target level of performance, which was considered the probable outcome as of the grant date. The payout of performance share awards can range from 0 percent to 200 percent of the target amount, depending upon performance and as adjusted for the change in stock price between the grant date and the business day before the payment date. The following table shows the aggregate grant date fair values of performance shares for each year for both target and maximum level of performance. Please note that the amounts for 2008 reflect the original numbers of performance shares awarded that year, and the amounts for 2009 reflect the incremental fair value associated with the amended number of these performance shares.

	Grant date fair value of 2008 performance share awards ($)		Grant date fair value of 2009 performance share awards ($)		Grant date fair value of 2010 performance share awards ($)		Incremental fair value of amended performance share awards ($)

Name	Target	Maximum	Target	Maximum	Target	Maximum	Target	Maximum

Mr. Chesser	598,628	1,197,256	838,480	1,676,960	1,566,725	3,133,450	200,638	401,276

Mr. Bassham	159,018	318,036	220,110	440,220	421,057	842,114	52,596	105,192

Mr. Shay	—	—	—	—	—	—	—	—

Mr. Downey	281,115	562,230	400,906	801,812	749,102	1,498,204	95,883	191,766

Mr. Deggendorf	—	—	—	—	216,406	432,812	—	—

Mr. Heidtbrink	—	—	—	—	222,249	444,498	—	—

Mr. Marshall	150,542	301,084	209,628	419,256	391,681	783,362	51,085	102,171

Mr. Riggins	—	—	—	—	237,229	474,458	—	—

  Mr. Shay joined the Company in July 2010 and did not receive performance share awards for 2010. Pursuant to SEC rules, we provide only 2010 compensation information in the Summary Compensation Table for Messrs. Deggendorf, Heidtbrink and Riggins. For further information on these awards, please see the Grants of Plan-Based Awards and Outstanding Equity Awards at Fiscal Year-End tables later in this proxy statement.

(3)
The amounts shown in this column are cash awards earned under our annual incentive plans.
(4)
The amounts shown in this column include the aggregate of the increase in actuarial values of each of the officer's benefits under our pension plan, SERP and other supplemental retirement plans, and the above-market earnings on compensation that is deferred on a non-tax qualified basis. Following are the amounts of these items attributable to each NEO:

Name	Change in Pension Value ($)	Change in SERP and Other Supplemental Retirement Plan Value ($)	Above-Market Earnings on Deferred Compensation ($)

Mr. Chesser	86,829	599,304	106,870

Mr. Bassham	31,065	39,936	10,671

Mr. Shay	—	—	41

Mr. Downey	63,327	121,789	113,078

Mr. Deggendorf	148,659	36,343	1,827

Mr. Heidtbrink	72,011	8,435	—

Mr. Marshall	38,392	230,939	89,851

Mr. Riggins	(39,211)	(10,120)	—

  The amount shown for Mr. Downey in the "Change in SERP and Other Supplemental Retirement Plan Value" column includes $82,921 for the change in actuarial present value of his SERP benefit, and $38,868 for the change in actuarial present value of the supplemental retirement and severance benefit granted to him in 2008. No other NEO has such a benefit. As of December 31, 2010, Mr. Shay had accrued no benefits under either our pension plan or our SERP, as he had been employed for less than six months as of that date.

(5)
These amounts include the value of perquisites and personal benefits that are not available on a non-discriminatory basis to all employees, as well as other compensation items discussed in this footnote. The amounts in this column consist of, as applicable for each NEO: (A) employer match of employee contributions to our 401(k) plan; (B) employer match of compensation deferred under our Deferred Compensation Plan (please see page 61 for an explanation of this item); (C) flexible benefits and other health and welfare plan benefits; (D) car allowances; (E) club memberships; (F) executive financial planning services; (G) parking; (H) spouse travel; (I) personal use of Company tickets; (J) matched charitable donations; (K) executive health physicals; and (L) consulting fees, severance payments and payments of unused vacation, as detailed below for 2010. All amounts shown are in dollars.

Name	(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)	(J)	(K)	(L)	Total

Mr. Chesser	7,350	16,650	12,850	7,200	5,820	12,375	1,140	4,305	420	—	—	—	68,110

Mr. Bassham	14,700	—	17,892	7,200	2,580	12,375	1,140	140	—	—	—	—	56,027

Mr. Shay	7,260	—	8,458	3,600	645	—	570	—	—	—	2,847	—	23,380

Mr. Downey	7,350	7,950	13,115	7,200	2,580	12,375	1,140	499	—	2,500	—	—	54,709

Mr. Deggendorf	5,548	2,340	16,643	7,200	2,580	12,375	1,140	—	—	—	—	—	47,826

Mr. Heidtbrink	14,700	—	17,837	7,200	—	12,375	1,140	—	—	1,750	—	—	55,002

Mr. Marshall	9,388	—	7,554	4,200	1,505	12,375	665	14	—	1,250	3,160	124,865	164,976

Mr. Riggins	5,014	—	13,707	5,540	2,150	12,375	855	700	537	—	—	588,491	629,369

  Messrs. Marshall and Riggins were paid $24,865 and $20,484, respectively, for accrued and unused vacation as of the applicable retirement or resignation date. Mr. Marshall was paid a consulting fee of $100,000, and Mr. Riggins received a lump-sum payment of $568,007 upon his resignation.

        The following table provides additional information with respect to awards under both the non-equity and equity incentive plans. We have omitted from the table the columns titled "All other option awards: number of securities underlying options" and "Exercise or base price of option awards," because no options were granted in 2010.

GRANTS OF PLAN-BASED AWARDS

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
								All Other Stock Awards: Number of Shares of Stock or Units (#) (i)
									Grant Date Fair Value of Stock and Option Awards ($) (l)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)

	February 9, 2010 (1)	400,000	800,000	1,600,000

Mr. Chesser	February 9, 2010 (2)				33,520	67,040	134,080		1,566,725

	February 9, 2010 (3)							22,347	395,542

	February 9, 2010 (1)	129,000	258,000	516,000

Mr. Bassham	February 9, 2010 (2)				9,008	18,017	36,034		421,057

	February 9, 2010 (3)							6,006	106,306

Mr. Shay	July 6, 2010 (1)	55,171	110,342	220,684

	July 6, 2010 (4)							26,926	493,446

	February 9, 2010 (1)	178,500	357,000	714,000

Mr. Downey	February 9, 2010 (2)				16,027	32,054	64,108		749,102

	February 9, 2010 (3)							10,685	189,124

	February 9, 2010 (1)	65,000	130,000	260,000

Mr. Deggendorf	February 9, 2010 (2)				4,630	9,260	18,520		216,406

	February 9, 2010 (3)							3,087	54,640

	February 9, 2010 (1)	66,750	133,500	267,000

Mr. Heidtbrink	February 9, 2010 (2)				4,755	9,510	19,020		222,249

	February 9, 2010 (3)							3,170	56,109

	February 9, 2010 (5)							14,917	265,075

	February 9, 2010 (1)	120,000	240,000	480,000

Mr. Marshall	February 9, 2010 (2)(6)				8,380	16,760	33,520		391,681

	February 9, 2010 (3)(6)							5,587	98,890

	February 9, 2010 (1)(6)	71,250	142,500	285,000

Mr. Riggins	February 9, 2010 (2)(6)				5,075	10,151	20,302		237,229

	February 9, 2010 (3)(6)							3,384	59,897

(1)
Reflects potential payments under our 2010 annual incentive plans. The actual amounts earned in 2010 are reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table.
(2)
Consists of performance share awards under our LTIP for the 2010-2012 performance period. Performance shares are payable in common stock, cash, or a combination of stock and cash after the end of the performance period. Actual payments depend on the level of achievement of three measures: funds from operations ("FFO") as a percentage of total adjusted debt, total shareholder return compared to the Edison Electric Institute ("EEI") index, and the equivalent availability factor of our coal and nuclear generating facilities. The number of shares awarded can range from 0 percent to 200 percent of the target amount, as adjusted for the change in stock price between the grant date and the business day before the payment date. Dividends will be paid in cash after the end of the period on the number of shares earned. The grant date fair value, calculated in accordance with ASC Topic 718 (excluding the effect of estimated forfeitures) is $23.37 per share. The grant date fair value amount shown in column (l) reflects the target number of shares shown in column (g).
(3)
Consists of time-based restricted stock awards under our LTIP that vest on March 5, 2013. The grant date fair value, calculated in accordance with ASC Topic 718 (excluding the effect of estimated forfeitures) is $17.70 per share.
(4)
Consists of a time-based restricted stock award under our LTIP; 60 percent of the award vests on August 18, 2013, 20 percent vests on August 18, 2014, and 20 percent vests on August 18, 2015. The per share grant date fair value, calculated in accordance with ASC Topic 718 (excluding the effect of estimated forfeitures), of these three tranches is $18.45, $18.28 and $18.00, respectively.
(5)
Consists of a time-based restricted stock award under our LTIP; half of the award vests on March 6, 2012, and the other half vests on March 5, 2013. The per share grant date fair value, calculated in accordance with ASC Topic 718 (excluding the effect of estimated forfeitures), of these two tranches is $17.84 and $17.70, respectively.
(6)
These awards were forfeited upon the retirement of Mr. Marshall and the resignation of Mr. Riggins in July and October 2010, respectively.

NARRATIVE ANALYSIS OF SUMMARY COMPENSATION TABLE
AND PLAN-BASED AWARDS TABLE

Individual Employment Agreements

        We agreed to certain compensation terms with Messrs. Chesser and Marshall at the time of their employment. These terms are contained in their employment offer letters. If Mr. Chesser is terminated without cause prior to age 63, he will be paid a severance amount equal to three times his annual salary and bonus; if terminated without cause between the age of 63 and 65, he will be paid a severance amount equal to the aggregate of his annual salary and bonus. In addition, Mr. Chesser is credited with two years of service for every one year of service earned under our pension plan, with such amount payable under our SERP.

        Mr. Marshall retired on July 31, 2010. If Mr. Marshall had been terminated without cause, he would have been paid a severance amount equal to the target payment under the annual incentive plan plus two times his annual base salary. Mr. Marshall was also credited with two years of service for every one year of service earned under our pension plan, with such amount payable under our SERP.

Individual Retirement Agreements

        In 2008, the Company entered into an enhanced retirement and severance benefit agreement with Mr. Downey which provides a $700,000 lump sum payment upon his separation from service provided that (i) he remains until his 65th birthday and (ii) he remains in good standing with the restricted covenants set forth in his Change in Control Severance Agreement. This agreement also provided for the payment of this lump sum if the Company terminated Mr. Downey's employment before age 65 (other than for Cause), or if Mr. Downey terminated employment before age 65 for Good Reason. Mr. Downey is currently 66 years old. Please see "Potential Payments Upon Termination or Change in Control," beginning on page 62 for a more detailed description of this agreement.

        In 2010, the Company entered into a Retirement and Consulting Agreement with Mr. Marshall. Mr. Marshall agreed to provide consulting services to the Company from August through December 2010, for a lump-sum payment of $100,000. The agreement also provided for the forfeiture of all equity awards granted to Mr. Marshall in 2010, but the payment of all other outstanding equity awards, and the 2010 annual incentive award, as though he continued employment through the respective vesting or payment dates of those awards.

Severance Agreements

        All of our NEOs have Change in Control Severance Agreements. Please see "Potential Payments Upon Termination or Change in Control," beginning on page 62 for a description of these agreements and the other agreements described above.

        In 2010, Mr. Riggins resigned and entered into a severance agreement with the Company. Mr. Riggins forfeited all outstanding equity and cash awards, and received a lump sum cash amount of $568,007, which was generally based upon the payment provisions in our Change in Control Severance Agreement form.

Salary and Other Non-equity Compensation

        Base salaries for our NEOs are set by the independent members of our Board, upon the recommendations of our Compensation and Development Committee. The 2010 annual base salary of each NEO is provided on page 34. Our NEOs also participate in our health, welfare and benefit plans, our annual and long-term incentive plans, our pension and SERP plans, our non-qualified deferred compensation plan and receive certain other perquisites and personal benefits, such as car allowances, club memberships, executive financial planning services, partially subsidized parking, spousal travel, personal use of Company tickets, executive physicals, and matched charitable donations.

Equity Awards

  Amendments to Outstanding Performance Share Awards

        The original performance share agreements (the "Original Agreements") for the 2008-2010 performance period were amended (as amended, the "Amended Agreements"). The Original Agreements granted performance shares based on a single performance metric—the Company's TSR compared to the EEI TSR index for electric utility companies over the relevant performance period. The Amended Agreements provide for a combination of performance shares and time-based restricted stock. In calculating the number of performance shares and restricted stock under the Amended Agreements, the value of the performance shares granted under the Original Agreements (determined as of the date of the original awards) was first reduced by one-third. The resulting amounts were then divided by the fair market value (as defined in the LTIP) of Great Plains Energy stock on May 5, 2009, to arrive at a number of shares, which was then divided equally between performance shares and restricted stock.

        The following table summarizes the number of performance shares under the Original Agreements and the number of performance shares and restricted stock under the Amended Agreements for the NEOs for which we provide 2008 and 2009 information:

Name	Performance Shares under Original Agreements (at Target)	Performance Shares under Amended Agreements (at Target)	Restricted Stock under Amended Agreements

Mr. Chesser	34,325	21,011	21,011

Mr. Bassham	9,118	5,581	5,581

Mr. Downey	16,119	9,867	9,867

Mr. Marshall	8,632	5,284	5,284

        Further information about these grants of restricted stock and performance share awards is provided below.

  Restricted Stock

        During 2010, our Board made several awards of time-based restricted stock to each of our NEOs as follows:

  •
  The Board granted restricted stock as a component of the equity incentive compensation for the 2010-2012 period. These restricted stock awards will vest on March 5, 2013. These awards were: Mr. Chesser, 22,347 shares; Mr. Bassham, 6,006 shares; Mr. Downey, 10,685 shares; Mr. Deggendorf, 3,087 shares; Mr. Heidtbrink, 3,170 shares; Mr. Marshall, 5,587 shares; and Mr. Riggins, 3,384 shares. As noted above, Mr. Marshall's and Mr. Riggins' awards were forfeited upon retirement and resignation, respectively.

  •
  The Board made a special retention grant of restricted stock to Mr. Heidtbrink of 14,917 shares. The award vests in equal increments on March 6, 2012 and March 5, 2013.

  •
  The Board made a special employment inducement grant of restricted stock to Mr. Shay of 26,926 shares. The award vests 60 percent on August 18, 2013, 20 percent on August 18, 2014 and 20 percent on August 18, 2015.

Dividends paid on the restricted stock are reinvested in stock through our DRIP, and carry the same time-based restrictions as the underlying awards.

  Performance Shares

        Performance shares are payable in common stock, cash, or a combination of common stock and cash (as determined by the Compensation and Development Committee) after the end of the performance period, depending on the achievement of specified measures. The three measures for the 2010-2012 performance share grants, which have substantially equal weight, are: FFO as a percentage of total adjusted debt; total shareholder return compared to the EEI index; and the equivalent availability factor of our coal and nuclear generating facilities.

        Fifty percent of the target number of performance shares allocated to each measure is payable at the threshold level of performance and 200 percent of the target number is payable at the maximum level of performance. Dividends will be paid in cash at the end of the period on the number of shares earned. There is no payout of performance shares allocated to a measure for performance below the threshold. Our LTIP also provides, for all outstanding performance share awards, for an adjustment to the number of shares earned based on the ratio of our stock price on the business day immediately preceding the payment date to the stock price on the performance share grant date. This means that a decrease in stock price will result in fewer shares paid, and an increase in stock price will result in more shares paid.

        As discussed in our CD&A, one of the performance share measures is "FFO to total adjusted debt". This is a financial measure that is not calculated in accordance with generally accepted accounting principles ("GAAP"). This measure is based (with some adjustments in the case of performance shares granted prior to 2011) on the Standard & Poor's methodology of calculating FFO to total debt. FFO is calculated by adjusting cash flow from operations (a GAAP measure) to remove all or a portion of the effects of: capitalized interest; changes in receivables, payables, fuel inventories, materials and supplies, accrued taxes and interest, and nuclear decommissioning trust fund investments; a portion of preferred dividends; operating lease payments; post-retirement benefit obligations; purchase capacity payments; asset retirement obligations; subordinated debt interest; and settlements of interest rate hedges. These adjustments to 2010 cash flow from operations resulted in an FFO of $686.5 million. Total adjusted debt is comprised of the average balance of short term debt, long term debt (excluding subordinated debt and the unamortized portion of the fair value adjustment to GMO's debt), accounts receivable sold, accrued interest expense (excluding subordinated debt and day-ahead borrowings), operating lease commitments, a portion of purchase capacity commitments, post-retirement benefit and asset retirement obligations, and a portion of preferred stock. Total adjusted debt for 2010, as calculated, was $4.038 billion.

        Performance against the 2008-2010 performance share measures is discussed on page 38 of the CD&A.

Annual Incentive Plan

        Under the annual incentive plan for 2010, our NEOs were eligible to receive up to 200 percent of a target amount set as a percentage of their respective base salaries. Please refer to page 36 of the CD&A for a discussion of the 2010 annual incentive plan and performance.

Cash Bonuses and Other Cash Compensation

        In 2010, the Board granted discretionary cash bonuses of $100,000 and $240,000 to Messrs. Deggendorf and Marshall, respectively. Mr. Deggendorf's bonus was paid in two equal installments, without interest, in 2010 and 2011. Mr. Marshall's bonus was paid in August 2010 coincident with his retirement. In 2009, the Board granted a discretionary cash bonus of $185,000 to Mr. Bassham, which was paid in two equal installments, without interest, in 2010 and 2011.

        As discussed in the CD&A, the total number of performance shares and restricted stock that would have been awarded to Mr. Chesser for the 2009-2011 performance period based on his LTIP target would have exceeded the 100,000 share maximum that may be awarded to any participant in any one taxable year under the LTIP. The Committee determined that to remedy this issue, at the time the restricted stock vests and subject to the same forfeiture provisions, Mr. Chesser will also be paid $165,025 in cash, representing the fair market value as of May 5, 2009, of the additional 11,500 shares over the 100,000 share maximum, plus an additional amount of cash representing the amount of the dividends that would have been reinvested as "DRIP shares" on those 11,500 shares. The $165,025 amount of this cash award is reflected in the "All Other Compensation" column for 2009.

Salary and Bonus in Proportion to Total Compensation

        Please see the CD&A for an explanation of the amount of salary, bonus and other compensation elements in proportion to total compensation.

        The following table provides information regarding the outstanding equity awards held by each of the NEOs as of December 31, 2010. We have omitted from the table the columns titled "Number of securities underlying unexercised options, unexercisable" and "Equity incentive plan awards: Number of securities underlying unexercised unearned options," because there are no unexercisable options.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards			Stock Awards

Name (a)	Number of Securities Underlying Unexercised Option (#) Exercisable (b)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares of Stock That Have Not Vested (#) (1)(4) (g)	Market Value of Shares of Stock That Have Not Vested ($) (2)(3) (h)	Equity Incentive Plan Awards: Number of Shares That Have Not Vested (#) (4) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($) (2)(4) (j)

Mr. Chesser	—	—	—	106,999	2,074,711	167,353	3,244,969

Mr. Bassham	—	—	—	73,844	1,431,835	44,410	861,107

Mr. Shay	—	—	—	27,515	533,516	—	—

	20,000	25.55	2/6/11	—	—	—	—

Mr. Downey	20,000	24.90	2/5/12	56,804	1,101,430	79,659	1,544,585

	5,249	27.73	8/5/13	—	—	—	—

Mr. Deggendorf	—	—	—	16,881	327,323	23,566	456,941

Mr. Heidtbrink	470	181.11	1/31/11	26,453	512,924	16,853	326,785

	4,707	23.91	12/28/11	—	—	—	—

Mr. Marshall	—	—	—	14,104	273,477	27,991	542,736

Mr. Riggins	—	—	—	—	—	—	—

(1)
Includes reinvested dividends on restricted stock that carry the same restrictions.
(2)
The value of the shares is calculated by multiplying the number of shares by the closing market price ($19.39) as of December 31, 2010.

(3)
Columns (g) and (h) reflect the time-based restricted stock grants that were not vested as of December 31, 2010. The following table provides the grant and vesting dates and number of unvested shares (including reinvested dividend shares) for each of the outstanding grants as of December 31, 2010.

Name	Grant Date	Vesting Date	Number of Shares of Restricted Stock That Have Not Vested

	March 2, 2010	March 5, 2013	23,099
Mr. Chesser	May 5, 2009 May 5, 2009	February 10, 2011 February 10, 2012	22,737 47,885
	May 6, 2008	February 5, 2011	13,278

	March 2, 2010	March 5, 2013	6,208
	May 5, 2009	February 10, 2011	6,039
Mr. Bassham	May 5, 2009 May 5, 2009	February 10, 2012 February 10, 2011	15,837 21,116
	May 5, 2009	February 10, 2012	21,116
	May 6, 2008	February 5, 2011	3,528

	August 18, 2010	August 18, 2013	16,509
Mr. Shay	August 18, 2010	August 18, 2014	5,503
	August 18, 2010	August 18, 2015	5,503

	March 2, 2010	March 5, 2013	11,045
Mr. Downey	May 5, 2009 May 5, 2009	February 10, 2011 February 10, 2012	10,678 28,846
	May 6, 2008	February 5, 2011	6,235

	March 2, 2010	March 5, 2013	3,191
Mr. Deggendorf	May 5, 2009 May 5, 2009	February 10, 2011 February 10, 2012	3,544 8,077
	May 6, 2008	February 5, 2011	2,069

	March 2, 2010	March 6, 2012	7,710
Mr. Heidtbrink	March 2, 2010 March 2, 2010	March 5, 2013 March 5, 2013	3,277 7,709
	May 5, 2009	February 10, 2012	7,757

	May 5, 2009	February 10, 2011	3,261
Mr. Marshall	May 5, 2009	February 10, 2012	8,601
	May 6, 2008	February 5, 2011	2,242

(4)
Columns (i) and (j) reflect the performance share awards that were outstanding as of December 31, 2010. The following table provides, by performance period for each NEO, the number of performance shares for each of the outstanding grants as of December 31, 2010.

Name	Performance Period	Number of Shares

	2010-2012	55,643	(1)
Mr. Chesser	2009-2011	69,688	(2)
	2008-2010	42,022	(3)

	2010-2012	14,954	(1)
Mr. Bassham	2009-2011	18,294	(2)
	2008-2010	11,162	(3)

	2010-2012	26,605	(1)
Mr. Downey	2009-2011	33,320	(2)
	2008-2010	19,734	(3)

	2010-2012	7,686	(1)
Mr. Deggendorf	2009-2011	9,330	(2)
	2008-2010	6,550	(3)

Mr. Heidtbrink	2010-2012 2009-2011	7,893 8,960	(1) (2)

Mr. Marshall	2009-2011 2008-2010	17,423 10,568	(2) (3)

(1)
The performance measures for these performance awards are discussed on page 39. The Company's performance in 2010 regarding the FFO to total adjusted debt measure and the equivalent availability factor measure was above threshold but below target, and was below threshold for the TSR measure. Pursuant to SEC rules, the number of shares shown is 83 percent of the target number, reflecting target performance of the first and third measures and threshold performance of the second measure.
(2)
The performance measures for these performance awards are discussed on page 39. The Company's performance in 2010 regarding the FFO to total adjusted debt measure was at target, and performance regarding the earnings per share measure was below threshold. Pursuant to SEC rules, the number of shares shown is 125 percent of the target number, reflecting maximum performance of the first measure and threshold performance for the second measure.
(3)
Subsequent to the end of the performance period, the independent members of the Board determined that the aggregate achievement of the applicable performance objectives was 200 percent of target, which is reflected in the above table. Under the terms of the LTIP, the number of performance shares was reduced by 26.77%, reflecting the reduction in stock price between the May 6, 2008 date of the performance share grants and February 28, 2011, which was the business day immediately preceding the payment date. As permitted by the LTIP, the Committee determined that the performance share payments would be made in a combination of stock and cash. The cash was retained and applied by the Company to withholding tax obligations associated with the performance share payments. The number of common stock shares actually received were: Mr. Chesser, 20,559; Mr. Bassham, 5,461; Mr. Downey, 9,655; Mr. Deggendorf, 3,319; and Mr. Marshall, 5,171.

OPTION EXERCISES AND STOCK VESTED

        We have omitted the "Option award" columns from the following table, because none of our NEOs exercised options in 2010.

Name (a)	Number of Shares Acquired on Vesting (#) (1) (d)	Value Realized on Vesting ($) (1) (e)

Mr. Chesser	69,578	1,229,517

Mr. Bassham	40,896	750,173

Mr. Shay	—	—

Mr. Downey	37,710	665,622

Mr. Deggendorf	7,795	137,265

Mr. Heidtbrink	11,449	201,846

Mr. Marshall	20,637	364,096

Mr. Riggins	7,006	123,822

(1)
Awards of time-based restricted stock, plus reinvested dividends, vested on February 6, 2010 and May 5, 2010. Common stock was paid on March 2, 2010 respecting performance shares earned for the 2007-2009 performance period. The following table provides detail for each of these vesting and payment events.

	Vesting or Payment Date	Restricted Stock Vesting	Reinvested Dividends Vesting	Stock Paid on Performance Shares	Value on Vesting or Payment Date (1) ($)

	May 5, 2010	9,379	439	—	187,033

Mr. Chesser	March 2, 2010	—	—	1,845	33,026

	February 6, 2010	48,507	9,408	—	1,009,458

	May 5, 2010	21,896	1,027	—	436,683

Mr. Bassham	March 2, 2010	—	—	469	8,395

	February 6, 2010	14,661	2,843	—	305,095

	May 5, 2010	4,662	218	—	92,964

Mr. Downey	March 2, 2010	—	—	918	16,432

	February 6, 2010	26,728	5,184	—	556,226

	May 5, 2010	777	36	—	15,488

Mr. Deggendorf	March 2, 2010	—	—	172	3,079

	February 6, 2010	5,704	1,106	—	118,698

Mr. Heidtbrink	July 14, 2010	10,239	1,210	—	201,846

	May 5, 2010	2,456	115	—	48,978

Mr. Marshall	March 2, 2010	—	—	483	8,646

	February 6, 2010	14,727	2,856	—	306,472

	May 5, 2010	949	44	—	18,917

Mr. Riggins	March 2, 2010	—	—	210	3,759

	February 6, 2010	4,860	943	—	101,146

(1)
The value realized on vesting or payment is the number of shares vested or paid multiplied by the closing stock price on the applicable vesting or payment date (or the first business day thereafter if the vesting date occurred on a non-business day), as provided in the following table:

Vesting or Payment Date	Stock Price ($)

July 14, 2010	17.63

May 5, 2010	19.05

March 2, 2010	17.90

February 6, 2010	17.43

        The following discussion of the pension benefits for the NEOs reflects the terms of the Company's Management Pension Plan (the "Pension Plan"), SERP and Mr. Downey's supplemental retirement benefit agreement, and the present value of accumulated benefits as of December 31, 2010.

PENSION BENEFITS

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)

Mr. Chesser (1)	Management Pension Plan	7.5	360,831	—

	Supplemental Executive Retirement Plan	15	2,589,595	—

Mr. Bassham	Management Pension Plan	5	114,559	—

	Supplemental Executive Retirement Plan	5	107,460	—

Mr. Shay	Management Pension Plan
	Supplemental Executive Retirement Plan	—	—	—

	Management Pension Plan	10.5	466,758	—

Mr. Downey	Supplemental Executive Retirement Plan	10.5	713,623	—

	Supplemental Executive Retirement Plan	n/a	735,532	—

Mr. Deggendorf	Management Pension Plan	8.5	282,551	—

	Supplemental Executive Retirement Plan	8.5	88,671	—

Mr. Heidtbrink (2)	Management Pension Plan	2	365,529	—

	Supplemental Executive Retirement Plan	2	12,893	—

Mr. Marshall (1)(3)	Management Pension Plan	5	153,973	4,039

	Supplemental Executive Retirement Plan	10	704,823	—

Mr. Riggins (3)	Management Pension Plan	19	485,270	—

	Supplemental Executive Retirement Plan	19	83,715	78,825

(1)
Messrs. Chesser and Marshall are credited with two years of service for every one year of service earned under our pension plan, with such amount payable under our SERP. Without this augmentation, Messrs. Chesser and Marshall would have accrued $1,113,117 and $263,853, respectively, under the SERP.
(2)
Mr. Heidtbrink was a GMO employee prior to its acquisition by Great Plains Energy in 2008. Mr. Heidtbrink ceased accruing benefits under the GMO pension plan as of the acquisition date, and started accruing benefits under the Great Plains Energy management pension plan and SERP. The years of credited service shown for him reflect service under these latter plans; however, the present value of accumulated benefits shown for the management pension plan reflects both his frozen GMO pension plan benefit and his Great Plains Energy management pension plan benefit.
(3)
Mr. Marshall started receiving pension plan benefits when he retired on July 31, 2010. Mr. Riggins received benefits accrued prior to 2005 under our SERP subsequent to his October 7, 2010 resignation. Payment of SERP benefits accrued subsequent to 2004 by Messrs. Marshall and Riggins will be made, or commence, in 2011.

        Our NEOs participate in the Pension Plan and the SERP. In 2007, our management employees were given a one-time election to remain under the existing terms of the Pension Plan (the "Old Retirement Plan"), or to elect a new retirement program (the "New Retirement Plan") that included a slightly reduced benefit accrual formula under the Pension Plan (as well as a correspondingly reduced benefit accrual formula under the SERP for employees who participate in the SERP). Messrs. Chesser, Downey, Deggendorf and Riggins elected to remain under the Old Retirement Plan; Messrs. Bassham and Marshall elected the New Retirement Plan. Messrs. Heidtbrink and Shay joined the Company subsequent to 2007, and were automatically enrolled in the New Retirement Plan. We note the differences between the Old Retirement Plan and the New Retirement Plan below.

        In the table above, the present value of the current accrued benefits under the Pension Plan and SERP with respect to each listed officer is based on the following assumptions: retirement at the later of (i) the age as of December 31, 2010, and (ii) age 62 (for Old Retirement Plan participants, the earlier of age 62 or when the sum of age and years of service equal 85), except the actual retirement date for Mr. Marshall and the actual resignation date for Mr. Riggins were used; full vesting of accumulated benefits; a discount rate of 5.55 percent; and use of the Pension Protection Act mortality and lump sum interest rate tables.

Pension Plan

        The Pension Plan is a funded, tax-qualified, noncontributory defined benefit pension plan. Benefits under the Pension Plan are based on the employee's years of service and the average annual base salary over a specified period. Employees who elected to remain in the Old Retirement Plan and retire after they reach 65, or whose age and years of service at or after age 52 add up to 85 (the "Rule of 85"), are entitled under the Pension Plan to a total monthly annuity for the rest of their life (a "single life" annuity) equal to 50 percent of their average base monthly salary for the period of 36 consecutive months in which their earnings were highest. This reflects an accrual rate of 1.67 percent per year, capped at 30 years of service. The 50 percent single life annuity will be proportionately reduced if years of credited service are less than 30. Employees may also elect to retire and receive an unreduced benefit at age 62 with at least 5 years of credited service, in which case the benefit is based on their average base monthly salary for the period of 48 consecutive months in which their earnings were highest. Employees may also elect early retirement benefits if they retire between the ages of 55 and 62; in such a case the benefit is reduced by 3 percent for each year that commencement precedes age 62. Employees may elect other annuity options, such as joint and survivor annuities or annuities with payments guaranteed for a period of time. The present value of each annuity option is the same; however, the monthly amounts payable under these options are less than the amount payable under the single life annuity option. Employees also may elect to receive their retirement benefits in a lump sum equal to the actuarial equivalent of a single life pension under the Pension Plan. Of our NEOs under the Old Pension Plan, Messrs. Chesser and Downey were eligible for a retirement benefit under the Pension Plan as of the end of 2010. Mr. Chesser's early retirement benefit would have been a monthly annuity equal to 12.5 percent of average base monthly salary during the period of 48 consecutive months in which earnings were highest. Mr. Downey's normal retirement benefit would have been a monthly annuity equal to 17.5 percent of average base monthly salary during the period of 36 consecutive months in which earnings were highest. The compensation covered by the Pension Plan excludes any bonuses or other compensation. The amount of annual earnings that may be considered in calculating benefits under the Pension Plan is limited by law. For 2010, the annual limitation was $245,000.

        Employees, such as Messrs. Bassham and Marshall, who elected the New Retirement Plan, retained the benefit they accrued as of December 31, 2007, under the old formula with the old early retirement reductions. Messrs. Heidtbrink and Shay were hired after December 31, 2007, and have benefits only under the New Retirement Plan. Participants in the New Retirement Plan also earn a benefit equal to 1.25 percent of their final average base earnings (averaged over 48 consecutive months), multiplied by the years of credited service earned after 2007. There is no cap on the years of credited service that can be earned. Employees under the New Retirement Plan may begin receiving their retirement benefit at age 55, but with a 5 percent per year reduction for each year before age 62. There is no Rule of 85 for post-2007 accrued benefits; however, participants may receive post-2007 accrued benefits (subject to the 5 percent per year reduction if they retire at or after age 55 and before age 62) when they start receiving pre-2008 accrued benefits. Participants in the New Retirement Plan may receive only their pre-2008 accrued benefits in a lump sum; post-2007 benefits must be taken in the form of one of the annuities described in the preceding paragraph. Mr. Marshall retired on July 31, 2010, and the next month started receiving a monthly annuity of $808.

SERP

        The SERP is unfunded and provides out of general assets an amount substantially equal to the difference between the amount that would have been payable under the Pension Plan in the absence of tax laws limiting pension benefits and earnings that may be considered in calculating pension benefits, and the amount actually payable under the Plan. For participants under the Old Retirement Plan, it adds an additional 1/3 percent of highest average annual base salary for each year of credited service when the executive was eligible for supplemental benefits, up to a maximum of 30 years, and also makes up the difference (if any) between using a 36-month earnings averaging period and the averaging period used for the participant's benefits under the Pension Plan. Participants under the New Retirement Plan receive this same benefit; however, there is no cap on the years of credited service for benefits accrued after 2007. As mentioned, Messrs. Chesser and Marshall are credited with two years of service for every one year of service earned under our Pension Plan, with such amount payable under the SERP. Participants may elect the timing of the receipt of their benefits, as well as the form of their benefits (a lump sum payment or a variety of annuity options, all of which have the same present value). All of our NEOs have elected to receive their benefits in a lump sum upon separation from service. For participants, such as our NEOs, who are "specified employees" under Internal Revenue Code Section 409A and who elect payment on separation of service, payment of benefits accrued prior to 2005 will be made, or commence, when they separate from service; payment of benefits accrued after 2004 will be made, or commence, on the first business day of the seventh calendar month following their separation from service.

Supplemental Retirement Benefit

        As discussed, Mr. Downey has an agreement with the Company providing for a supplemental lump sum retirement benefit of $700,000 if he retires after he reaches the age of 65. Mr. Downey turned 65 in January 2010, and he is now eligible to receive this benefit.

 NONQUALIFIED DEFERRED COMPENSATION

Name (a)	Executive Contribution in Last FY (1) ($) (b)	Registrant Contributions in Last FY (2) ($) (c)	Aggregate Earnings in Last FY (3) ($) (d)	Aggregate withdrawals/ distributions ($) (e)	Aggregate Balance at Last FYE (4) ($) (f)

Mr. Chesser	730,800	16,650	216,564	—	3,173,550

Mr. Bassham	12,000	—	21,607	—	245,820

Mr. Shay	10,000	—	84	—	10,084

Mr. Downey	102,000	7,950	229,026	—	2,636,420

Mr. Deggendorf	78,000	2,340	3,726	80,729	84,003

Mr. Heidtbrink	—	—	—	—	—

Mr. Marshall	459,147	—	182,039	—	2,450,322

Mr. Riggins	—	—	—	—	—

(1)
The entire amount shown for each NEO is included in the 2010 salary and non-equity incentive plan compensation information shown for such person in the Summary Compensation Table. To provide consistency between the Summary Compensation Table, this table shows deferrals of compensation earned in 2010 (whether paid in 2010 or 2011). The amounts of 2010 salary deferred are: Mr. Chesser, $120,000; Mr. Bassham, $12,000; Mr. Shay, $5,000; Mr. Downey, $102,000; Mr. Deggendorf, $78,000, and Mr. Marshall, $116,667. The amounts of 2010 deferred non-equity incentive plan compensation are: Mr. Chesser, $610,800; Mr. Shay, $5,000; and Mr. Marshall, $342,480.
(2)
The entire amount shown in this column for each NEO is included in the amount shown for each NEO in the "All Other Compensation" column in the Summary Compensation Table.
(3)
Only the above-market earnings are reported in the Summary Compensation Table. The above-market earnings were: Mr. Chesser, $106,870; Mr. Bassham, $10,671; Mr. Shay, $41; Mr. Downey, $113,078; Mr. Deggendorf, $1,827; and Mr. Marshall, $89,851.
(4)
The following amounts reported in this column were reported as compensation to the NEOs in the Summary Compensation Tables for previous years: Mr. Chesser, $647,200 (2009) and $163,560 (2008); Mr. Bassham, $12,000 (2009) and $17,218 (2008); Mr. Downey, $337,263 (2009) and $154,243 (2008) and Mr. Marshall, $513,920 (2009) and $212,554 (2008). Messrs. Shay, Deggendorf, Heidtbrink and Riggins were not NEOs prior to 2010.

        Our deferred compensation plan (the "DCP") is a nonqualified and unfunded plan. It allows selected employees, including our NEOs, to defer the receipt of compensation. There are different deferral provisions for those participants, such as Messrs. Chesser, Downey and Deggendorf, who are under the Old Retirement Plan, and those for participants, such as Messrs. Bassham, Shay and Marshall, who are under the New Retirement Plan. Old Retirement Plan participants may defer up to 50 percent of base salary and 100 percent of awards under annual incentive plans. The DCP provides for a matching contribution in an amount equal to 50 percent of the first 6 percent of the base salary deferred by Old Retirement Plan participants, reduced by the amount of the matching contribution made for the year to the participant's account under our 401(k) Plan, as described in our CD&A. For New Retirement Plan participants, the DCP provides for a matching contribution in an amount equal to 100 percent of the first 6 percent of the base salary, bonus and incentive pay deferred, reduced by the amount of the matching contribution made for the year to the participant's account under the 401(k) Plan. An earnings rate is applied to the deferral amounts. This rate is determined annually by the Compensation and Development Committee and is based on the Company's weighted average cost of capital. The rate was set at 9.5 percent for 2010, and is 9.2 percent for 2011. Interest is compounded monthly on deferred amounts. Participants may elect prior to rendering services for which the compensation relates when deferred amounts are paid to them: either at a specified date, or upon separation from service. All of our NEOs, except Messrs. Chesser and Deggendorf, have elected to have the payments made as of their separation from service. Messrs. Bassham, Shay and Deggendorf have elected to receive a lump sum payment; Messrs. Chesser, Downey and Marshall have elected to receive annual payments over a five year period. For participants, such as our NEOs, who are "specified employees" under Internal Revenue Code Section 409A and who elect payment on separation of service, payment will be made, or commence, on the first business day of the seventh calendar month following their separation from service.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        Our NEOs are eligible to receive payments in connection with termination of their employment, as explained in this section.

Payments under Change in Control Severance Agreements

        We have Change in Control Severance Agreements ("Change in Control Agreements") with each of our NEOs, specifying the benefits payable in the event their employment is terminated within two years of a "Change in Control" or within a "protected period." Generally, a "Change in Control" occurs if:

  •
  any person (as defined by SEC regulations) becomes the beneficial owner of at least 35 percent of our outstanding voting securities;

  •
  a change occurs in the majority of our Board; or

  •
  a merger, consolidation, reorganization or similar transaction is consummated (unless our shareholders continue to hold at least 60 percent of the voting power of the surviving entity), or a liquidation, dissolution or a sale of substantially all of our assets occurs or is approved by our shareholders.

        A "protected period" starts when:

  •
  we enter into an agreement that, if consummated, would result in a Change in Control;

  •
  we, or another person, publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

  •
  any person (as defined by SEC regulations) becomes the beneficial owner of 10 percent or more of our outstanding voting securities; or

  •
  our Board, or our shareholders, adopt a resolution approving any of the foregoing matters or approving a Change in Control.

        The protected period ends when the Change in Control transaction is consummated, abandoned or terminated. GMO's acquisition in July 2008 did not constitute a "Change in Control" under our Change in Control Agreements.

        The Company also believes that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of our executive officers. This uncertainty results from the fact that many change in control transactions result in significant organizational changes, particularly at the senior executive level. We believe these change in control arrangements effectively create incentives for our executive team to build stockholder value and to obtain the highest value possible should we be acquired in the future, despite the risk of losing employment and potentially not having the opportunity to otherwise vest in equity awards which are a significant component of each executive's compensation. These agreements are designed to encourage our NEOs to remain employed with the Company during an important time when their prospects for continued employment following the transaction could be uncertain. Because we believe that a termination by the executive for good reason may be conceptually the same as a termination by the Company without cause, and because we believe that in the context of a change in control, potential acquirors would otherwise have an incentive to constructively terminate the executive's employment to avoid paying severance, we believe it is appropriate to provide severance benefits in these circumstances.

        Our change in control arrangements are "double trigger," meaning that acceleration of vesting is not awarded upon a change in control, unless the NEO's employment is terminated involuntarily (other than for cause) within two years of a Change in Control or protected period. We believe this structure provides a balance between the incentives and the executive hiring and retention considerations described above, without providing these benefits to executives who continue to enjoy employment with an acquiring company in the event of a change in control transaction. We also believe this structure is more attractive to potential acquiring companies, who may place significant value on retaining members of our executive team and who may perceive this goal to be undermined if executives receive significant acceleration payments in connection with such a transaction and are no longer required to continue employment to earn the remainder of their equity awards.

        The benefits under the Change in Control Agreements depend on the circumstances of termination. The benefits are greater if the employee is not terminated for "Cause," or if the employee terminates employment for "Good Reason." "Cause" includes:

  •
  a material misappropriation of any funds, confidential information or property;

  •
  the conviction of, or the entering of, a guilty plea or plea of no contest with respect to a felony (or equivalent);

  •
  willful damage, willful misrepresentation, willful dishonesty, or other willful conduct that can reasonably be expected to have a material adverse effect on the Company; or

  •
  gross negligence or willful misconduct in performance of the employee's duties (after written notice and a reasonable period to remedy the occurrence).

        An employee has "Good Reason" to terminate employment if:

  •
  there is any material and adverse reduction or diminution in position, authority, duties or responsibilities below the level provided at any time during the 90-day period before the "protected period";

  •
  there is any reduction in annual base salary after the start of the "protected period";

  •
  there is any reduction in benefits below the level provided at any time during the 90-day period prior to the "protected period"; or

  •
  the employee is required to be based at any office or location that is more than 70 miles from where the employee was based immediately before the start of the "protected period."

        Our Change in Control Agreements also have covenants prohibiting the disclosure of confidential information and preventing the employee from participating or engaging in any business that, during the employee's employment, is in direct competition with the business of the Company within the United States (without prior written consent which, in the case of termination, will not be unreasonably withheld).

Change in Control with Termination of Employment

        The following table sets forth our payment obligations under the Change in Control Agreements, existing awards of restricted stock and performance shares, SERP and DCP under the circumstances specified upon a termination of employment for our NEOs, except for Messrs. Marshall and Riggins because they terminated their employment prior to December 31, 2010. We discuss their payments in a following section. The amounts shown in the table for each NEO are based on the assumptions that the termination took place on December 31, 2010, that all 2010 vacation was taken or paid during the year, and the NEO was paid for all salary earned through the date of termination. The table does not reflect amounts that would be payable to the NEOs for benefits or awards that already vested. Please refer to the "Pension Benefits" section for information regarding benefits available under the Pension Plan.

Benefit	Mr. Chesser ($)	Mr. Bassham ($)	Mr. Shay ($)	Mr. Downey ($)	Mr. Deggendorf ($)	Mr. Heidtbrink ($)
Two Times or Three Times Salary (1)	2,400,000	860,000	750,000	1,530,000	520,000	534,000

Two Times or Three Times Bonus (2)	1,528,053	279,114	—	714,075	119,602	136,718

Annual Bonus (3)	1,221,600	419,766	157,459	545,139	192,010	209,195

DCP payment (4)	—	257,249	10,320	2,548,331	—	—

SERP payment (5)	2,844,032	116,969	—	782,583	96,517	14,033

Additional Retirement Benefits (6)	1,641,393	239,666	—	1,153,866	227,624	62,749

Supplemental Retirement and Severance (7)	—	—	—	700,000	—	—

Performance Share Awards Vesting (8)	3,483,406	925,860	—	1,657,400	493,105	343,179

Restricted Stock Vesting (9)	2,074,711	1,431,835	533,516	1,101,430	327,323	512,924

Option Dividends Vesting (10)	—	—	—	56,637	—	—

Health and Welfare (11)	195,403	70,014	60,959	160,720	58,957	56,498

Accrued 2011 Vacation	61,538	33,077	28,846	39,231	20,000	25,673

Tax Gross-Up (12)	3,648,271	897,694	365,731	2,048,779	548,741	472,116

Total	19,098,407	5,531,244	1,906,831	13,038,191	2,603,897	2,367,085

(1)
Messrs. Chesser and Downey receive three times their highest annual base salary, and the other NEOs receive two times their highest annual base salary, during the twelve-month period prior to the date of termination.
(2)
Messrs. Chesser and Downey receive three times their average annualized annual incentive compensation awards during the five fiscal years (or, if less, the years they were employed by the Company) immediately preceding the fiscal year in which the Change in Control occurs. The other NEOs receive two times their average annualized annual incentive compensation awards.
(3)
The Change in Control Agreements provide for a bonus at least equal to the average annualized incentive awards paid to the NEO during the last five fiscal years of the Company (or the number of years the NEO worked for the Company) immediately before the fiscal year in which the Change in Control occurs, pro rated for the number of days employed in the year in which the Change in Control occurred. As the NEOs would have been eligible to receive the full amount of the 2010 annual incentive plan payments, which are greater than the annualized pro rata bonus amounts, the 2010 annual incentive plan payments are shown.

(4)
Mr. Downey elected to have his DCP balance paid out in substantially equal annual installments over five years when he separates from service. Messrs. Bassham and Shay elected to have their DCP balances paid out in a lump sum when they separate from service. Because these three NEOs are "specified employees" under Internal Revenue Code Section 409A, payments triggered by a separation from service are delayed to the first business day of the seventh month after the month in which separation from service occurs. Thus, the amounts shown for them reflect their DCP account balances as of December 31, 2010, plus interest on the balances to the July 1, 2011 payment date. The total amount of DCP payments to Mr. Downey will differ from the amount shown, due to the five year payout; as the DCP interest rate is subject to change by the Board, it is not possible to estimate the total amounts that would be paid. The payments of Messrs. Chesser's and Deggendorf's DCP balances are not triggered by a separation from service, and thus are excluded from the table. Mr. Heidtbrink had no deferred compensation as of December 31, 2010.
(5)
All of our NEOs included in this table have elected to have their SERP benefits paid in a lump sum upon separation from service. The amounts shown on this line reflects the benefits payable under the SERP as of a July 1, 2011 payment date, reflecting the required Section 409A delay; the additional benefit arising from additional years of service credited upon a Change in Control is provided on the next line. Mr. Shay had accrued no benefit under the SERP as of December 31, 2010, as he had not been employed for six months as of that date.
(6)
The amounts reflect the present value of the benefit arising from additional years of service credited upon a Change in Control. Mr. Chesser is credited with two years for every one year of credited service under the Pension Plan, plus six additional years of credited service. Mr. Downey is credited for three additional years of service. The other NEOs are credited for two additional years of service. These benefits are paid through our SERP.
(7)
Mr. Downey's supplemental retirement and severance benefit agreement provides for a $700,000 payment.
(8)
In the event of a "change in control" (which is consistent with the definition of a Change in Control in the Change in Control Agreements) and termination of employment without Cause or for Good Reason, our LTIP provides that all performance share grants (unless awarded less than six months prior to the change in control) are deemed to have been fully earned. The amounts shown for each person reflect the aggregate target number of performance shares, valued at the $19.39 closing price of our stock on December 31, 2010, plus accrued cash dividends.
(9)
In the event of a Change in Control and termination of employment without Cause or for Good Reason, all restrictions on restricted stock grants are removed. The amounts shown for each person reflect the aggregate number of restricted stock grants outstanding as of December 31, 2010, plus reinvested dividends carrying the same restrictions, valued at the $19.39 closing price of our stock on that date.
(10)
Certain of Mr. Downey's stock option grants provide for the payment of accrued dividends upon a Change in Control, as described in the next section.
(11)
The amounts include medical, accident, disability, and life insurance and are estimated based on our current COBRA premiums for medical coverage and indicative premiums for private insurance coverage for the individuals.
(12)
The Change in Control Agreements generally provide for an additional payment to cover excise taxes imposed by Section 4999 of the Internal Revenue Code ("Section 280G gross-up payments"). We have calculated these payments based on the estimated payments discussed above, as well as the acceleration of equity awards that are discussed in more detail below. In calculating these payments, we did not make any reductions for the value of reasonable compensation for pre-Change in Control period and post-Change in Control period service, such as the value attributed to non-compete provisions. In the event that payments are due under Change in Control Agreements, we would perform evaluations to determine the reductions attributable to these services.

Change in Control without Termination of Employment

        Mr. Downey holds stock options that are currently exercisable. He has limited stock appreciation rights on 45,249 option shares, which entitle him, in the event of a Change in Control, to receive cash in an amount equal to the difference between the fair market value, as of the date of the event, of the shares underlying the stock appreciation rights and the aggregate base or exercise price of these options. Of those option shares, 5,249 option shares also carry rights to accrued dividends upon option exercise or in the event of a Change in Control. No amount would have been paid on the limited stock appreciation rights if a Change in Control occurred on December 31, 2010, because the fair market value on that date was less than the exercise prices of these options. Mr. Downey would have been entitled to receive $56,637, less applicable withholding taxes, respecting the accrued dividends on the 5,249 option shares.

Retirement

        Upon retirement, each NEO would receive all accrued and unpaid salary, vacation and benefits, and the SERP and DCP benefits discussed above. Please refer to the "Pension Benefits" section for information regarding benefits available under the Pension Plan. As of December 31, 2010,

Messrs. Chesser and Downey were eligible to participate in our management employee retiree medical benefit plans. As with any other eligible management employee retiree, we would have paid 40 percent of the monthly premiums for Mr. Chesser (which would have initially been $567.37) until both he and his spouse became eligible for Medicare. Upon becoming eligible for Medicare, Mr. and Mrs. Chesser would be eligible to participate in our retiree "Medicare Plus" plan, which covers all Medicare-covered expenses that are not paid by Medicare. We currently subsidize retirees' premiums for this plan, and Mr. Chesser would be eligible for 25 percent of the subsidy amount in effect at that time, based on his years of credited service as of December 31, 2010. Mr. and Mrs. Downey were eligible for Medicare as of December 31, 2010, and we would have paid 24 percent of the monthly "Medicare Plus" premiums (which would have initially been $188.81).

        Performance share and restricted stock awards are forfeited upon retirement, unless the Compensation and Development Committee took other action in its sole discretion. Mr. Downey's outstanding options expire three months after his retirement. Retirees are eligible for a prorated portion of annual incentive plan awards. There would have been no proration for a December 31, 2010 retirement, and the amounts of the 2010 awards are set out in column (g) of the Summary Compensation Table.

        Mr. Marshall's agreement with the Company in connection with his retirement provided for, among other things: the forfeiture as of his July 31, 2010 retirement date of restricted stock and performance share grants made in 2010 to the executive; the vesting and payment of restricted stock and performance share grants made to him prior to 2010 as though he continued his employment through the applicable vesting and payment dates; the payment of his 2010 annual incentive plan award as though he continued his employment through December 31, 2010, with Mr. Marshall deemed to have achieved the target level of the individual performance component of the award; a consulting arrangement through December 31, 2010, in consideration of a $100,000 lump sum payment; a special bonus of $240,000 payable upon his retirement; and a general cross-release of claims.

        Mr. Riggins' agreement with the Company in connection with his resignation provided for, among other things, a lump sum cash payment of $568,007 and a general cross-release of claims. Pursuant to the terms of our LTIP, Mr. Riggins forfeited all of his outstanding restricted stock, performance shares and unexercised option grants as of his resignation date.

Death or Disability

        In the event of death or disability, the NEO would receive all accrued and unpaid salary, vacation and benefits, and the SERP and DCP benefits discussed above. Please refer to the "Pension Benefits" section for information regarding benefits available under the Pension Plan. In addition, the outstanding performance share, restricted stock and annual incentive plan awards would have been payable as described in the "Retirement" section above. We also currently provide a survivor benefit to the beneficiaries of all active and retired employees, payable upon the employee's death. The survivor benefit is $10,000 for active employees, and $5,000 for retired employees.

Resignation or Termination

        In the event of resignation or termination, the NEO would receive all accrued and unpaid salary, vacation and benefits, and the SERP and DCP benefits discussed above. Please refer to the "Pension Benefits" section for information regarding benefits available under the Pension Plan. The NEO would also be entitled to continue health insurance benefits, at his or her own cost, as mandated by COBRA, or to elect retiree medical coverage if eligible to do so. All outstanding equity and annual incentive awards would have terminated, unless the Committee took other action in its sole discretion.

        Mr. Chesser's employment offer letters provide that if he is terminated without cause, he will receive three times annual salary and bonus (if terminated prior to age 63), or one-time salary and bonus (if terminated between age 63 and before age 65). If Mr. Chesser had been terminated without cause as of December 31, 2010 (and assuming that the Change in Control Agreement was not applicable), he would have received $4,800,000 under this arrangement.

ADVISORY VOTE ON EXECUTIVE COMPENSATION
Item 2 on the Proxy Card

        The Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") provides our shareholders with the opportunity to approve, on a nonbinding, advisory basis, the compensation of our named executive officers ("NEOs") as disclosed in this proxy statement in accordance with the Securities and Exchange Commission's rules. The shareholder vote on the following resolution is not intended to address any specific element of compensation; rather, the vote is on our overall compensation program for our NEOs as described in this proxy statement. Although the vote is advisory and non-binding on the Company, our Board of Directors and our Compensation and Development Committee, we value the opinions of our shareholders and plan to consider this vote when making future compensation decisions.

        As discussed in our Compensation Discussion and Analysis ("CD&A") beginning on page 23, we believe that our shareholders are best served when we are able to attract and retain highly qualified and experienced executives. Our compensation program is designed to align the interests of our executives with the interests of our shareholders, and we believe that our 2010 compensation decisions reflect our commitment to paying for performance as more fully described in our CD&A.

        We believe our 2010 compensation decisions demonstrate our commitment to paying for performance and are supplemented by sound compensation policies and practices, including:

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  Our Compensation and Development Committee is solely comprised of independent directors, and the Committee retains an independent compensation consultant, Mercer, to regularly review and evaluate our compensation program;

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  We have significant stock ownership and holding guidelines for all of our executive officers, including our NEOs;

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  Well before the passage of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we implemented a clawback policy which requires our officers to reimburse the Company for equity and cash performance awards in the event of restatement or other inaccuracy for a period of up to three years;

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  We annually conduct a risk assessment to evaluate whether our compensation program creates any risks that may have a material adverse effect on the Company;

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  Our Change in Control Severance Agreements have a "double trigger" and require both a change in control and termination of employment prior to the payment of severance benefits, if any; and

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  Our Securities Trading ("Insider Trading") Policy prohibits all employees, including our current NEOs, from hedging their ownership interests in our securities or pledging their securities as collateral for loans.

        The Board strongly endorses our compensation program and recommends that our shareholders vote in favor of the following resolution:

        "RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the named executive officers of the Company, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the "Compensation Discussion and Analysis" section, the compensation tables and any related material disclosed in this proxy statement."

The Board of Directors unanimously recommends a vote FOR the approval of the Company's executive compensation.

ADVISORY VOTE ON THE FREQUENCY OF THE
VOTE ON EXECUTIVE COMPENSATION
Item 3 on the Proxy Card

        The Dodd-Frank Act also provides our shareholders with an opportunity to vote, on a non-binding, advisory basis, on how frequently we conduct an advisory vote on our executive compensation. Shareholders may indicate whether the advisory vote should occur every one, two or three years.

        After careful consideration, the Board of Directors believes that an advisory vote that occurs every year is the best alternative for the Company and its shareholders, and therefore recommends that you vote for a one-year interval.

        The Board believes that providing our shareholders with an annual opportunity to provide their views on executive compensation is consistent with good governance principles. We believe that the one-year interval provides regular accountability and communication between the Company and our shareholders, and most directly corresponds with the executive compensation information presented in our annual meeting proxy statements. Although the vote is advisory and non-binding on the Company, our Board of Directors and our Compensation and Development Committee, we value the opinions of our shareholders and plan to consider this vote when deciding the frequency of future advisory votes on executive compensation. We may decide that it is in the best interest of our shareholders and the Company to hold the advisory vote on executive compensation more or less frequently than the frequency receiving the most votes.

The Board of Directors recommends an advisory vote on executive compensation every ONE year.

APPROVAL OF THE AMENDED LONG-TERM INCENTIVE PLAN
Item 4 on the Proxy Card

Overview

        Our shareholders initially approved our LTIP in 1992, and approved amendments in 2002 and 2007. The LTIP's purposes have been to encourage directors, officers and certain other employees of the Company to acquire an equity interest in the growth and performance of the Company, to provide an incentive to enhance the value of the Company for the benefit of its shareholders and customers, and to aid in attraction and retention. The Board believes that the LTIP has been successful, but that it should be amended to increase the scope of individuals potentially eligible for grants, to increase the number of authorized shares to accommodate this increased scope, and to make other changes as described below. The Board approved the amended LTIP in February 2011 (the "Amended LTIP"), and directed that it be submitted to our shareholders for approval. A majority of outstanding shares must be voted on this matter, and a majority of shares voted must be voted FOR the amended plan. If our shareholders approve, the Amended LTIP will be effective as of May 3, 2011, and will expire on May 1, 2021. If our shareholders do not approve the Amended LTIP, the proposed amendments to the LTIP will not be made, which means, among other things, that the scope of individuals potentially eligible for grants will not be expanded, the term will not be extended and the current share limit will not be increased. Capitalized terms used in this section of the Proxy Statement that are not otherwise defined in the Proxy Statement have the meanings ascribed in the Amended LTIP.

Principal Changes to the LTIP

        The principal changes that the amendments will make to the current LTIP are:

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  Expanding the scope of individuals eligible for grants to include all persons employed by the Company on a regularly scheduled basis during any portion of an Award Period;

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  Increasing the number of shares authorized to be issued from 5,000,000 shares to 8,000,000 shares to accommodate the increased scope of eligible individuals;

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  Increasing the maximum number of shares with respect to which Awards may be granted to a person in any one taxable year from 100,000 to 500,000;

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  Extending the term for which Awards may be granted from May 1, 2017 to May 1, 2021;

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  Prohibiting the accelerated vesting of time-based Restricted Stock and Restricted Stock Unit Awards to a period of less than three years, except in the event of death, disability, retirement, Change in Control or a termination of employment following a Change in Control;

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  Removing the Performance Share price adjustment that increases or decreases the number of shares paid based on the increase or decrease of stock price between the Award grant date and Award payment date;

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  Adding a Bonus Share Award type that can be awarded to participants without cost or restriction in recognition of past performance or as an incentive to become an employee;

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  Adding a Restricted Stock Unit Award type evidencing the right to receive a share of stock (or, in the Committee's discretion, a cash payment equal to the Fair Market Value of a share) at a future date, subject to time-based or performance-based restrictions;

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  Adding a Stock Appreciation Right Award type evidencing the right to receive a number of shares multiplied by the excess of the Fair Market Value on the exercise date over the Strike Price:

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  Adding a "net exercise" provision for Options which allows an Option to be exercised solely by paying out a number of shares equal to the intrinsic spread under the Option;

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  Removing the six-month holding requirement for stock received under Restricted Stock and Option Awards;

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  Providing additional permissible Performance Award measures and clarifications of existing measures;

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  Clarifying the Committee's powers to administer and grant Awards under the LTIP; and

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  Clarifying tax withholding procedures.

The Board of Directors recommends a vote FOR approval of the Amended LTIP.

        A summary of the principal features of the LTIP, as amended, is provided below. This summary does not discuss every aspect of the LTIP. We urge you to read the full text of the Amended LTIP contained in Appendix I of this Proxy Statement. We will provide without charge a copy of the LTIP (as proposed to be amended or in its current form) to any shareholder who requests a copy.

Summary of the Amended LTIP

Available Shares

        The LTIP currently provides for a maximum of 5,000,000 shares of our common stock to be issued. The Amended LTIP increases this amount to 8,000,000 shares. On March 1, 2011, there were 2,755,024 shares of our common stock available to be issued under the LTIP.

Eligibility

        Currently, only officers, other employees and non-employee directors of Great Plains Energy and our subsidiaries (including officers or salaried full-time employees who are members of the Board) who, in the opinion of the Compensation and Development Committee (the "Committee") make or are expected to make significant contributions to the continued growth, development and financial success of Great Plains Energy or any of our Subsidiaries are eligible to receive Awards. The Amended LTIP would permit us to grant Awards to any director, officer of, or any person employed on a regularly scheduled basis by, Great Plains Energy or any of our Subsidiaries. We currently employ about 3,200 persons.

Granting of Awards

        The Amended LTIP provides that Awards may be granted by the "Committee", which includes the Compensation and Development Committee or the independent members of the Board, composed in each case of not less than two directors, each of whom is both a "non-employee director" within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Code Section 162(m)), or any other committee of the Board to whom the Board has delegated its authority under this Plan. In addition, a committee (comprised of two or more directors who need not be non-employee directors) may make Awards to individuals who are not subject to Section 16(a) of the Securities Exchange Act of 1934, as amended, or are not, and not expected to become during the Award period an employee subject to the deduction limits under Code Section 162(m). In no event may the Committee reprice outstanding Options unless such a repricing is approved by the Company's shareholders or would not be deemed to be a repricing under New York Stock Exchange rules.

Administration of the Amended LTIP

        The Amended LTIP is administered by the Committee for, and on behalf of, the Board. The Committee has all of the powers (other than amending or terminating the Amended LTIP) respecting the Amended LTIP.

Types of Awards

        Awards available under the Amended LTIP are Restricted Stock, Restricted Stock Units, Bonus Shares, Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, Performance Shares, Director Shares and Director Deferred Share Units. Except as described below, Awards are paid in shares of our common stock. These shares may be newly-issued, issued out of treasury shares, or purchased by the Company in open-market transactions.

        Restricted Stock. These Awards are shares of our common stock that may be forfeited by the holder unless certain service-based or performance-based requirements are satisfied and cannot be sold, transferred, pledged or hypothecated until the end of the restriction period. The restriction period and performance-based requirements (if any) are set at the discretion of the Committee, and the restriction period can be between one and ten years. The holders of the restricted stock may vote the shares, and any dividends paid on the Restricted Stock are subject to the same restrictions. The Committee may also impose other restrictions and conditions on the Restricted Stock. The Committee has the discretion to accelerate the vesting of the Restricted Stock; however, any time-based restrictions (other than time-based restrictions following the achievement of specific performance goals) shall remain in effect, in whole or in part, at least until the third anniversary of the Date of Grant, other than as may be provided in an Award Agreement for accelerated vesting in the event of death, disability, retirement, Change in Control or a termination of employment following a Change in Control. In the case of Restricted Stock awarded based on performance in a performance period, the performance period will not be less than one year. As mentioned above, the Amended LTIP would remove the requirement to hold (except to satisfy any withholding tax liability) vested restricted stock for six months after the restrictions lift.

        Restricted Stock Units. These Awards are rights to receive shares of our common stock (or cash, at the Committee's discretion) at some future date upon satisfaction of certain service-based or performance-based requirements. The restriction period and performance-based requirements (if any) are set at the discretion of the Committee, and the restriction period can be between one and ten years. Restricted Stock Units represent an unfunded, unsecured obligation of the Company. Holders of Restricted Stock Units have no voting rights with respect to the underlying common stock unless and until the common stock is paid. Unless otherwise provided in an Award Agreement, dividend equivalents are credited either in the form of additional Restricted Stock Units or deferred cash, and will be paid at the same time as the Restricted Stock Units are paid. The Committee has the discretion to accelerate the vesting of the Restricted Stock Units; however, any time-based restrictions (other than time-based restrictions following the achievement of specific performance goals) shall remain in effect, in whole or in part, at least until the third anniversary of the Date of Grant, other than as may be provided in an Award Agreement for accelerated vesting in the event of death, disability, retirement, Change in Control or a termination of employment following a Change in Control. In the case of Restricted Stock Units awarded based on performance in a performance period, the performance period will not be less than one year.

        Options. These Awards give the recipients the right to purchase shares of our common stock upon the terms and conditions set by the Committee, which may include provisions for the Options to qualify as "incentive stock options" under Section 422 of the Code. The Option exercise price is set by the Committee, and must be at least 100 percent of the closing market price of our common stock as reported on the NYSE Composite Transactions (the "Fair Market Value") on the Date of Grant. Each Option shall become exercisable within the Option Period set by the Committee, not to exceed ten years from its Date of Grant. At the time of exercise, the Option Price is payable in any manner allowed under applicable law and as permitted by the Committee, which may include, among other methods, the payment of cash or check or Company stock. The Amended LTIP will permit the payment of the Option Price through a "net exercise" arrangement under which the Company will reduce the number of shares issued upon exercise by the largest number of whole shares that has a Fair Market Value on the exercise date that does not exceed the aggregate Option Price, with the remainder of the Option Price paid in cash. Any proceeds we receive from the exercise of Options will be used for general corporate purposes. The Options are exercisable either in full or in part, with a partial exercise not affecting the exercisability of the balance of the Options. Options cease to be exercisable at the earliest of (i) the holder's purchase of the common stock to which the Option relates, (ii) the exercise of a related Limited Stock Appreciation Right (if any is granted), or (iii) the lapse of the Option. The Options are not transferable by the holder other than by will, the laws of descent, or pursuant to a proper domestic relations order.

        An Option lapses upon the first occurrence of one of the following circumstances: (i) ten years from the Date of Grant; (ii) three months following the holder's retirement; (iii) at the time of the holder's termination of employment; (iv) at the expiration of the Option period set by the grant; or (v) twelve months from the holder's date of disability. If, however, the holder dies within the Option period and prior to the lapse of the Option, the Option shall lapse unless it is exercised within the Option period or twelve months from the date of the holder's death, whichever is earlier, by the holder's legal representative or representatives or by the person or persons entitled to do so under the holder's will or, if the holder shall fail to make the disposition of such Option or shall die intestate, by the person or persons entitled to receive said Option under the applicable laws of descent and distribution.

        A participant or a transferee of a participant has no rights as a shareholder with respect to any shares of common stock covered by an Option, until the date the Option is exercised, except if the Committee authorizes certain dividend equivalent rights with respect to the Options.

        Stock Appreciation Rights and Limited Stock Appreciation Rights. Stock Appreciation Rights ("SARs") give the holder the right to receive, as of a specified date, an amount equal to the number of shares with respect to which the SAR is exercised, multiplied by the excess of the Fair Market Value of one share of stock on the Exercise Date over the Strike Price. SARs may, but need not, be granted in connection with a specific Option. SARs related to a Non-Qualified Option may be granted at the same time the Non-Qualified Option is granted or at any time thereafter before exercise or expiration. The Strike Price of a SAR will not be less than the lower of the Fair Market Value of a share of our stock on the Date of Grant or the Option Price of the related Non-Qualified Option. Any SAR related to an Incentive Stock Option must be granted at the same time such Incentive Stock Option is granted. In no event may the compensation payable under a SAR be greater than the excess of the Fair Market Value of a share of our stock on the SAR's exercise date over the Fair Market Value of a share of our stock on the date of grant of the SAR. SARs do not include any feature for compensation deferral, other than deferral of income recognition until the SAR is exercised. Limited Stock Appreciation Rights ("LSARs") may be granted with respect to an Option at the time the Option is granted, or at any time up to six months prior to the Option's expiration. An LSAR allows the holder to receive cash in the amount equal to the excess of the Fair Market Value at the date of exercise over the related Option price. These rights can be exercised only if a Change in Control (as described below) occurs six months after the date of the grant of the rights, and the Options to which the rights relate has not previously been exercised.

        Bonus Shares. Bonus Shares are Shares that are awarded without cost and without restriction in recognition of past performance (whether determined by reference to another employee benefit plan or otherwise) or as an incentive to become an employee, as permitted by applicable law.

        Performance Shares. A Performance Share is the right to receive a payment subject to satisfaction of the terms and conditions established by the Committee. Payments will normally be made in common stock; however, the Committee has the discretion to authorize payment in cash or a combination of cash and common stock. The Committee may also grant dividend equivalents related to the Performance Shares, which are payable when and to the extent payment is made on the underlying Performance Shares. Except in the event of a Change in Control, no payment of Performance Shares will be made before the end of the performance period. However, the Committee has the discretion to either accelerate payment, or to make or prorate payment at the end of the performance period, where the holder retired, became disabled or died during the performance period, or in other special circumstances. As stated above, the Amended LTIP removes the adjustment to the number of Performance Shares based on Share price increase or decrease between the Grant Date and payment date, and also removes the requirement to hold Shares paid on account of Performance Shares for six months after payment.

        The performance goals to be achieved for each Award period and the amount of the Award to be distributed upon satisfaction of those performance goals shall be conclusively determined by the Committee. When the Committee determines whether a performance goal has been satisfied for any Award Period, the Committee, where the Committee deems appropriate, may make such determination using calculations which alternatively include and exclude one, or more than one, "extraordinary items" as determined under U.S. Generally Accepted Accounting Principles ("GAAP"), and the Committee may determine whether a performance goal has been satisfied for any Award Period taking into account the alternative which the Committee deems appropriate under the circumstances.

        Performance Awards. The Amended LTIP provides that all Awards granted under the Amended LTIP may be issued, granted, become vested or payable, as the case may be, upon the achievement of certain performance goals such that the performance awards would satisfy the requirements of Section 162(m) of the Code. The objective performance goals established by the Amended LTIP include: earnings measures, including net earnings on either a LIFO, FIFO or other basis; operating measures, including operating income, operating earnings, operating margin, funds from operations and operating measures determined on an absolute basis or relative to another Performance Measure such as total adjusted debt; income or loss measures, including net income or net loss; cash flow measures, including cash flow or free cash flow and measures based on all operations or a designated segment of operations; revenue measures; measures based on reductions in expense levels, including measures determined either on a Company-wide basis or in respect of any one or more subsidiaries or business units; operating and maintenance cost management and employee productivity measures, including measures based on an Equivalent Availability Factor (EAF) for coal and nuclear divisions; return measures, including stockholder return, return on assets, investments, equity, or sales, and whether determined on an absolute basis or relative to another performance measure or industry peer group (e.g., Edison Electric Institute (EEI) index); growth or rate of growth in any of the Performance Measures set forth herein; share price (including attainment of a specified per-share price during the Award Period; growth measures and total stockholder return or attainment by the Shares of a specified price for a specified period of time); strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, and cost targets; accomplishment of, or goals related to, mergers, acquisitions, divestitures, dispositions, public offerings or similar extraordinary business transactions; achievement of business or operational goals such as market share and/or business development and/or customer objectives; and/or achievement of credit ratings or certain credit quality levels.

        If the Committee elects to grant Performance Awards which will satisfy the Code Section 162(m) performance-based compensation exception, the Committee will not adjust upwards the amount payable under a Performance Award, and may not waive the achievement of the applicable performance goals except in the case of death or disability of a holder. The Committee may, however, at the time it establishes the performance goals and grants the Performance Awards, elect to reserve such discretion to adjust the amounts payable under Performance Awards or waive the achievement of the applicable performance goals. All Performance Awards will be subject to the limitation, discussed above, that the maximum number of shares that can be subject to Performance Awards granted to any individual during any calendar year is 100,000 shares. The Amended LTIP increases to 500,000 shares the maximum number of shares that can be subject to Performance Awards granted to any individual during any calendar year.

        Director Shares and Director Deferred Share Units. We may pay compensation to our non-employee directors in the form of common shares. The directors have the ability to receive this compensation on a current basis, or may elect to defer the receipt through Director Deferred Share Units. Any such election must be made prior to the calendar year in which services related to the compensation are to be performed. Dividends paid on our common stock will be converted into additional Director Deferred Share Units. On the January 31st following the non-employee director's termination of service on our Board, all of his or her Director Deferred Share Units will be converted into an equal number of common shares and distributed to the person, with any fractional share paid in cash.

        Change in Control. Within two years of a Change in Control (as defined below) of the Company, and except as the Committee may expressly provide otherwise, if a participant's employment is terminated other than for "Cause" or if a participant voluntarily resigns for "Good Reason" (as those terms are defined in the Amended LTIP) then (i) all Stock Options then outstanding shall become fully exercisable unless Limited Stock Appreciation Rights were granted in connection with the Stock Options which in such event the Limited Stock Appreciation Rights will be automatically exercised; (ii) all restrictions (other than restrictions imposed by law) and conditions of all Restricted Stock awards then outstanding shall be deemed satisfied as of the date of the Change in Control; and (iii) all Performance Share Awards shall be deemed to have been fully earned as of the date of the Change in Control, subject to the limitation that any Award which has been outstanding less than six months on the date of the Change in Control shall not be afforded such treatment.

        Generally, a "Change in Control" will occur when: a person or group of persons acquires 35 percent or more of our common stock; there is a change in the majority of our Board (other than where a director's appointment is approved by the other directors); a corporate event such as a merger or reorganization occurs where more than 40 percent of our voting common stock is, after the transaction, held by individuals who were not our shareholders before the transaction; or a liquidation or sale of all or substantially all of our assets occurs. No Change in Control occurs in connection with transactions where our shareholders essentially have the same ownership as they did before the transaction. For the exact definition of Change in Control, please refer to the Amended LTIP.

        Code Section 409A. The Amended LTIP is intended to meet the requirements of this section of the Code, and all payments that are subject to this section will be paid in a manner that will meet such requirements.

        Change in Capital Structure. In the event of a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving our common stock, the Committee will, if determined to be necessary, adjust the shares of common stock as to which Awards may be granted under the Plan, and the shares of common stock then included in each outstanding Award.

        Amendments. Our Board may at any time alter, amend, suspend or terminate the Amended LTIP. However, shareholder approval is required for any action that increases benefits or number of shares of common stock which may be issued under the Amended LTIP, or that extends the period for granting Options, or that modifies the eligibility requirements, or otherwise requires shareholder approval. No modification that adversely affects outstanding Awards will be effective without the consent of the holders of such Awards.

New Plan Benefits Table

        No benefits or amounts have been awarded or received under the Amended LTIP. Because the amounts to be awarded under the Amended LTIP, and the persons to whom the Awards may be granted, cannot easily be predicted, awards cannot be determined at this time. See our "Summary Compensation Table" and "Grants of Plan-Based Awards" table for information about awards under the current LTIP during 2010.

Federal Income Tax Consequences

        Based on current provisions of the Code and the existing regulations thereunder, the anticipated U.S. federal income tax consequences of awards granted under the Amended LTIP are as described below. The following discussion is not intended to be a complete discussion of applicable law and is based on the U.S. federal income tax laws as in effect on the date hereof. State tax consequences may in some cases differ from those described below.

        Incentive Stock Options ("ISOs"). ISOs are defined by Section 422 of the Code. A participant who is granted an ISO does not recognize taxable income either on the Date of Grant or on the date of exercise. Upon the exercise of an ISO, the difference between the fair market value of the shares received and the option price is, however, a tax preference item potentially subject to the alternative minimum tax.

        Upon disposition of shares acquired from the exercise of an ISO, long-term capital gain or loss is generally recognized in an amount equal to the difference between the amount realized on the sale or disposition and the exercise price. However, if the participant disposes of the shares within two years of the Date of Grant or within one year of the date of the transfer of the shares to the participant (a "Disqualifying Disposition"), then the participant will recognize ordinary income, as opposed to capital gain, at the time of disposition. In general, the amount of ordinary income recognized will be equal to the lesser of (a) the amount of gain realized on the disposition, or (b) the difference between the fair market value of the shares received on the date of exercise and the exercise price. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on the period of time the shares have been held.

        The Company is not entitled to a tax deduction upon either the exercise of an ISO or the disposition of shares acquired pursuant to the exercise of an ISO, except to the extent that the participant recognizes ordinary income in a Disqualifying Disposition. For alternative minimum taxable income purposes, on the later sale or other disposition of the shares, generally only the difference between the fair market value of the shares on the exercise date and the amount realized on the sale or disposition is includable in alternative minimum taxable income.

        If a participant pays the exercise price, in whole or in part, with previously acquired shares, the exchange should not affect the ISO tax treatment of the exercise. Upon the exchange, and except as otherwise described herein, no gain or loss is recognized by the participant upon delivering previously acquired shares to us as payment of the exercise price. The shares received by the participant, equal in number to the previously acquired shares exchanged therefore, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. The participant, however, will not be able to utilize the prior holding period for the purpose of satisfying the ISO statutory holding period requirements. Shares received by the participant in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the shares are transferred to the participant upon exercise of the ISO. If the exercise of any ISO is effected using shares previously acquired through the exercise of an ISO, the exchange of the previously acquired shares will be considered a disposition of the shares for the purpose of determining whether a Disqualifying Disposition has occurred.

        Nonqualified Stock Options ("NQSOs"). A participant receiving a NQSO does not recognize taxable income on the Date of Grant of the NQSO, provided that the NQSO does not have a readily ascertainable fair market value at the time it is granted. In general, the participant must recognize ordinary income at the time of exercise of the NQSO in the amount of the difference between the fair market value of the shares on the date of exercise and the option price. The ordinary income recognized will constitute compensation for which tax withholding generally will be required. The amount of ordinary income recognized by a participant will be deductible by us in the year that the participant recognizes the income if we comply with the applicable withholding requirements.

        Shares acquired upon the exercise of a NQSO will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized, and the holding period for the shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the shares, the participant will recognize long-term capital gain or loss if the participant has held the shares for more than one year prior to disposition, or short-term capital gain or loss if the participant has held the shares for one year or less.

        If a participant pays the exercise price, in whole or in part, with previously acquired shares, the participant will recognize ordinary income in the amount by which the fair market value of the shares received exceeds the exercise price. The participant will not recognize gain or loss upon delivering the previously acquired shares to us. Shares received by a participant, equal in number to the previously acquired common shares exchanged therefore, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. Shares received by a participant in excess of the number of such previously acquired shares will have a basis equal to the fair market value of the additional shares as of the date ordinary income is recognized. The holding period for the additional shares will commence as of the date of exercise or such other relevant date.

        SARs and LSARs. To the extent that the requirements of the Code are met, there are no immediate tax consequences to a participant when a SAR or LSAR is granted. When a participant exercises the right to the appreciation in fair market value of shares represented by a SAR or LSAR, payments made in shares are normally includable in the participant's gross income for regular income tax purposes. The Company will be entitled to deduct the same amount as a business expense in the same year. The includable amount and corresponding deduction each equal the fair market value of the shares payable on the date of exercise.

        Restricted Stock Units. Generally, no taxes are due when an Award of Restricted Stock Units ("RSUs") is made, but the Award becomes taxable when it vests. In addition, we are entitled to a deduction (subject to the limitations of Code Section 162(m)) at the time and in the amount the recipient recognizes income. A participant may not make a Code Section 83(b) election for the RSUs. Rules relating to the timing of payment of deferred compensation under Code Section 409A are applicable to RSUs, and any violation of Code Section 409A could trigger interest and penalties applicable to the participant.

        Restricted Stock. The recognition of income from an award of restricted stock for federal income tax purposes depends on the restrictions imposed on the shares. Generally, taxation will be deferred until the first taxable year the shares are no longer subject to substantial risk of forfeiture. At the time the restrictions lapse, the participant will recognize ordinary income equal to the then fair market value of the shares. The participant may, however, make an election to include the value of the shares in gross income in the year of award despite such restrictions. Generally, the Company will be entitled to deduct the fair market value of the shares transferred to the participant as a business expense in the year the participant includes the compensation in income.

        Other Awards. Any payments or the fair market value of any shares or other property a participant receives in connection with other stock-based awards, incentive awards, or as unrestricted payments equivalent to dividends on unfunded awards or on restricted stock are includable in income in the year received or made available to the participant without substantial limitations or restrictions. Generally, the Company will be entitled to deduct the amount the participant includes in income as a business expense in the year of payment or in the year of related performance if paid by March 15 of the following year.

        Deductibility of Awards. Section 162(m) of the Code places a $1,000,000 annual limit on the compensation deductible by us or a majority-owned subsidiary paid to certain executives. The limit, however, does not apply to "qualified performance-based compensation." The Company believes that awards of stock options, SARs, LSARs and certain other "performance-based compensation" awards under the amended LTIP to the executives subject to Code Section 162(m) will qualify for the performance-based compensation exception to the deductibility limit.

Equity Compensation Plan Information.

        The following table provides information, as of December 31, 2010, regarding the number of common shares to be issued upon exercise of outstanding options, warrants and rights, their weighted average exercise price, and the number of shares of common stock remaining available for future issuance under the LTIP. The table excludes shares issued or issuable under our 401(k) Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights ($) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders
Great Plains Energy LTIP	531,449 (1)	25.58 (2)	2,742,120
GMO incentive plans (stock options)	138,179	35.54	142,968

Equity compensation plans not approved by security holders	—	—	—

Total	669,628	32.51 (2)	2,885,088

(1)
Includes 431,784 performance shares at target performance levels, options for 60,602 shares of Great Plains Energy common stock and director deferred share units for 39,063 shares of Great Plains Energy common stock outstanding at December 31, 2010.
(2)
The 431,784 performance shares and director deferred share units for 39,063 shares of Great Plains Energy common stock have no exercise price and therefore are not reflected in the weighted average exercise price.

Information regarding the common stock issued under the Amended LTIP

        Our common stock is listed on the NYSE under the symbol "GXP." Under our Articles of Incorporation, we are authorized to issue 262,962,000 shares of stock, divided into classes as follows: 390,000 shares of Cumulative Preferred Stock with a par value of $100; 1,572,000 shares of Cumulative No Par Preferred Stock with no par value; 11 million shares of Preference Stock with no par value; and 250 million of common stock with no par value. At March 2, 2011, 390,000 shares of Cumulative Preferred Stock were issued; no shares of Cumulative No Par Preferred Stock or Preference Stock are currently outstanding but such shares may be issued from time to time in accordance with the Articles of Incorporation. The voting powers, designations, preferences, rights and qualifications, limitations, or restrictions of any series of Preference Stock are set by our Board when it is issued.

        The holders of our common stock are entitled to receive such dividends as our Board may from time to time declare, subject to any rights of the holders of our preferred and preference stock. Except as otherwise authorized by consent of the holders of at least two-thirds of the total number of shares of the total outstanding shares of Cumulative Preferred Stock and Cumulative No Par Preferred Stock, we may not pay or declare any dividends on common stock, other than dividends payable in common stock, or make any distributions on, or purchase or otherwise acquire for value, any shares of common stock if, after giving effect thereto, the aggregate amount expended for such purposes during the 12 months then ended (a) exceeds 50 percent of net income available for dividends on Preference Stock and common stock for the preceding 12 months, in case the total of Preference Stock and common stock equity would be reduced to less than 20 percent of total capitalization, or (b) exceeds 75 percent of such net income in case such equity would be reduced to between 20 percent and 25 percent of total capitalization, or (c) except to the extent permitted in subparagraphs (a) and (b), would reduce such equity below 25 percent of total capitalization.

        Subject to certain limited exceptions, no dividends may be declared or paid on common stock and no common stock may be purchased or redeemed or otherwise retired for consideration (a) unless all past and current dividends on Cumulative Preferred Stock and Cumulative No Par Preferred Stock have been paid or set apart for payment and (b) except to the extent of retained earnings (earned surplus). Except as otherwise provided by law and subject to the voting rights of the outstanding Cumulative Preferred Stock, Cumulative No Par Preferred Stock, and Preference Stock, the holders of our common stock have the exclusive right to vote for all general purposes and for the election of directors through cumulative voting.

        The consent of specified percentages of holders of outstanding shares of Cumulative Preferred Stock and Cumulative No Par Preferred Stock is required to authorize certain actions which may affect their interests; and if, at any time, dividends on any of the outstanding shares of Cumulative Preferred Stock and Cumulative No Par Preferred Stock shall be in default in an amount equivalent to four or more full quarterly dividends, the holders of outstanding shares of all preferred stock, voting as a single class, shall be entitled (voting cumulatively) to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors, which right shall continue in effect until all dividend arrearages shall have been paid. The affirmative vote of the holders of at least 80 percent of the outstanding shares of common stock is required for the approval or authorization of certain business combinations with interested shareholders; provided, however, that such 80 percent voting requirement shall not be applicable if: the business combination shall have been approved by a majority of the continuing directors; or the cash or the fair market value of the property, securities, or other consideration to be received per share by holders of the common stock in such business combination is not less than the highest per-share price paid by or on behalf of the acquiror for any shares of common stock during the five-year period preceding the announcement of the business combination.

        In the event of any dissolution or liquidation of Great Plains Energy, after there shall have been paid to or set aside for the holders of shares of outstanding Cumulative Preferred Stock, Cumulative No Par Preferred Stock, and Preference Stock the full preferential amounts to which they are respectively entitled, the holders of outstanding shares of common stock shall be entitled to receive pro rata, according to the number of shares held by each, the remaining assets available for distribution.

        The outstanding shares of common stock are, and the shares of common stock issued in the future under the Amended LTIP will be, fully paid and nonassessable (in the case of shares purchased under Options, upon payment of the full Option price). Holders of our common stock are not entitled to any preemptive or preferential rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. Our common stock does not contain any redemption provisions or conversion rights.

Information incorporated by reference

        As permitted by the SEC rules, we are incorporating by reference into this proxy statement certain information contained in our Annual Report on Form 10-K for 2010. Our Form 10-K is included in the annual report to security holders that is delivered to you with this proxy statement. We are incorporating by reference the information contained in the following Form 10-K items: Item 6. Selected Financial Data; Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operation; Item 8. Financial Statements and Supplementary Data; and Item 7A. Quantitative and Qualitative Disclosures About Market Risk.

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
Item 5 on the Proxy Card

        Deloitte & Touche has acted as our independent public accountants since 2002, and has been appointed by the Audit Committee to audit our financial statements for 2011, subject to ratification by the shareholders of the Company. Representatives from Deloitte & Touche are expected to be present at the Annual Meeting, with the opportunity to make statements if they wish to do so, and are expected to be available to respond to appropriate questions.

        The affirmative vote of the holders of a majority of the shares of our common stock present and entitled to vote at the meeting is required for ratification of this appointment. If the appointment of Deloitte & Touche is not ratified, the selection of the independent public accountants will be reconsidered by the Audit Committee.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

        The Audit Committee pre-approves all audit and permissible non-audit services provided by Deloitte & Touche to the Company and its subsidiaries. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted for the Company and its subsidiaries policies and procedures for the pre-approval of services provided by our independent public accountants. Under these policies and procedures, the Audit Committee may pre-approve certain types of services, up to the aggregate fee levels it sets. Any proposed service within a pre-approved type of service that would cause the applicable fee level to be exceeded cannot be provided unless the Audit Committee either amends the applicable fee level or specifically approves the proposed service. The Audit Committee, as well, may specifically approve audit and permissible non-audit services on a case-by-case basis. Pre-approval is generally provided for up to one year, unless the Audit Committee specifically provides for a different period. The Audit Committee receives reports at each regular meeting regarding the pre-approved services performed by the independent public accountants. The Chairman of the Audit Committee may between meetings pre-approve audit and non-audit services provided by the independent public accountants, and report such pre-approval at the next Audit Committee meeting.

Fees paid to Deloitte & Touche

        The following table sets forth the aggregate fees billed by Deloitte & Touche for audit services rendered in connection with the consolidated financial statements and reports for 2010 and 2009, and for other services rendered during 2010 and 2009 on behalf of the Company and its subsidiaries (all of which were pre-approved by the Audit Committee), as well as all out-of-pocket costs incurred in connection with these services:

Fee Category	2010	2009

Audit Fees	$1,752,008	$2,174,740

Audit-Related Fees	336,105	99,744

Tax Fees	151,542	223,353

All Other Fees	6,343	9,500

Total Fees:	$2,245,998	$2,507,337

        Audit Fees:    Consist of fees billed for professional services rendered for the audits of the annual consolidated financial statements of the Company and its subsidiaries and reviews of the interim condensed consolidated financial statements included in quarterly reports. Audit fees also include: services provided by Deloitte & Touche in connection with statutory and regulatory filings or engagements; audit of and reports on the effectiveness of internal control over financial reporting and on management's assessment of the effectiveness of internal control over financial reporting and other attest services, except those not required by statute or regulation; services related to filings with the SEC, including comfort letters, consents and assistance with and review of documents filed with the SEC; and accounting research in support of the audit.

        Audit-Related Fees:    Consist of fees billed to the Company for benefit plan audits and for assurance and related services that are reasonably related to the performance of the audit or review of consolidated financial statements of the Company and its subsidiaries, and are not reported under "Audit Fees." These services included consultation concerning financial accounting and reporting standards, including in 2010 consultation regarding possible future adoption of International Financial Reporting Standards.

        Tax Fees:    Consist of fees billed to the Company for benefit plan tax services and for tax compliance and related support of tax returns and other tax services, including assistance with tax audits, and tax research and planning.

        All Other Fees:    Consist of fees for all other services other than those described above. Those services included accounting research tool subscriptions and the development and facilitation of a group training course.

The Board of Directors recommends a vote FOR ratification of the appointment of
Deloitte & Touche as the Company's independent public accountants for 2011.

AUDIT COMMITTEE REPORT

        The Audit Committee is currently comprised of six independent directors. In connection with its function to oversee and monitor the financial reporting process of Great Plains Energy, the Audit Committee's activities in 2010 included the following:

  •
  reviewed and discussed the audited financial statements and the report on internal control over financial reporting with management and Deloitte & Touche;

  •
  discussed with Deloitte & Touche the matters required to be discussed by SEC regulations and by Statement on Auditing Standards No. 61, as amended, as adopted in Rule 3200T of the Public Company Accounting Oversight Board (the "PCAOB"); and

  •
  received the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the PCAOB regarding Deloitte & Touche's communications with the Audit Committee concerning independence, and discussed with Deloitte & Touche its independence from management and the Company and its subsidiaries.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the SEC.

Audit Committee
Gary D. Forsee, Chair David L. Bodde Randall C. Ferguson, Jr. William C. Nelson John J. Sherman Robert H. West

 OTHER BUSINESS

        Great Plains Energy is not aware of any other matters that will be presented for shareholder action at the Annual Meeting. If other matters are properly introduced, the persons named in the accompanying proxy will vote the shares they represent according to their judgment.

By Order of the Board of Directors

Ellen E. Fairchild Vice President, Corporate Secretary and Chief Compliance Officer

Appendix I

GREAT PLAINS ENERGY INCORPORATED
AMENDED LONG-TERM INCENTIVE PLAN

SECTION ONE.    PURPOSE OF PLAN

        The purposes of the Plan are to encourage officers, employees and non-employee directors of the Company to acquire proprietary and vested interest in the growth and performance of the Company, to generate an increased incentive to enhance the value of the Company for the benefit of its customers and shareholders, and to aid in the attraction and retention of exceptionally qualified individuals upon whom the Company's success largely depends.

SECTION TWO.    DEFINITIONS

        The following definitions are applicable herein:

        "Act" means the Securities Act of 1933, as it may be amended from time to time.

        "Award" means the award to a Participant of Bonus Shares, Restricted Stock, Restricted Stock Units, Stock Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, Performance Shares or Director Deferred Share Units.

        "Award Agreement" means a written agreement or instrument between the Company and a Participant which evidences an Award and sets forth such applicable terms, conditions and limitations (including treatment as a Performance Award) as the Committee establishes for the Award.

        "Award Period" means that period established by the Committee during which any performance goals specified with respect to earning any Award are to be measured.

        "Board" means the Board of Directors of the Company.

        "Bonus Shares" means Shares that are awarded to a Participant without cost and without restriction in recognition of past performance (whether determined by reference to another employee benefit plan of the Company or otherwise) or as an incentive to become an employee of the Company or a Subsidiary as permitted by applicable law.

        "Cause" means unless otherwise defined in a Participant's employment agreement or change in control severance agreement with the Company, in which case such definition will apply, (i) the material misappropriation of any of the Company's funds or property; (ii) the conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony, or the equivalent thereof; (iii) commission of an act of willful damage, willful misrepresentation, willful dishonesty, or other willful conduct that can reasonably be expected to have a material adverse effect on the business, reputation, or financial situation of the Company; or (iv) gross negligence or willful misconduct in performance of a Participant's duties; provided, however, "cause" shall not exist under clause (iv), above, with respect to an act or failure to act unless (A) the Participant has been provided written notice describing in sufficient detail the acts or failure to act giving rise to the Company's assertion of such gross negligence or misconduct, (B) been provided a reasonable period to remedy any such occurrence and (C) failed to sufficiently remedy the occurrence.

        "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations promulgated thereunder.

        "Committee" means (i) the Compensation and Development Committee or the independent members of the Board, composed in each case of not less than two directors, each of whom is both a "non-employee director" (within the meaning of Rule 16b-3(b)(3) under the Exchange Act) and an

"outside director" (within the meaning of Code Section 162(m)) or (ii) any other committee of the Board to whom the Board has delegated its authority under this Plan.

        "Common Stock" means the common stock, without par value, of the Company, or such other class of shares or other securities as may be subject to the Plan as a result of an adjustment made pursuant to the provisions of Section Fifteen I.

        "Company" means Great Plains Energy Incorporated and its successors, including any Company as provided in Section Fifteen J.

        "Covered Employee" means a Participant who, as of the last day of the fiscal year in which the value of an Award is recognizable in income for federal income tax purposes, is one of the groups of "covered employees," within the meaning of Code Section 162(m), with respect to the Company.

        "Date of Disability" means the date on which a Participant is classified as disabled as defined in the Company's Long-Term Disability Plan.

        "Date of Grant" means, unless the Committee otherwise specifies a later Date of Grant in the Committee's applicable granting resolution, the date on which an Award is granted by the Committee.

        "Date of Retirement" means the date of normal retirement or early retirement as defined in the Company's pension plan.

        "Deferred Compensation Plan" means the Great Plains Energy Incorporated Nonqualified Deferred Compensation Plan, as amended.

        "Director" means a member of the Board, a member of the board of directors of any Subsidiary, or any honorary, advisory or emeritus director of the Company or any Subsidiary.

        "Director Deferred Share Unit" means, pursuant to Section Twelve of this Plan, a Non-Employee Director's right to receive a payment following the Non-Employee Director's termination from service as a Director, in cash or Shares, of an amount equal to the Fair Market Value of one Share.

        "Director Equity Payment Fees" means any fees payable to a Non-Employee Director in the form of common stock of the Company for his or her service as a Director of the Company or any of its Subsidiaries.

        "Director Shares" means, pursuant to Section Twelve of the Plan, Shares issued to a Director, as payment for serving as a Director.

        "Disability" means that a Participant is classified as disabled as defined in the Company's Long-Term Disability Plan.

        "Dividend Equivalent" means a right granted appurtenant to an Award to receive payments equal to dividends or property paid with respect to Shares underlying such Award, at such time and on such terms and conditions as set forth in the Award Agreement.

        "Eligible Employee" means any officer of, or any person employed on a regularly scheduled basis by, the Company or any Subsidiary during any portion of an Award Period.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Executive Officer" means (i) the president of the Company, any vice president of the Company, including any vice president of the Company in charge of a principal business unit, division or function (such as sales, administration, or finance), any other officer who performs a policy making function or any other Person who performs similar policy making functions for the Company, (ii) Executive Officers (as defined in part (i) of this definition) of subsidiaries of the Company who perform policy making functions for the Company, and (iii) any Person designated or identified by the Board as being an Executive Officer for purposes of the Act or the Exchange Act, including any Person designated or identified by the Board as being a Section 16 Person.

        "Fair Market Value" means the closing market price for a Share as reported on the New York Exchange Composite Transactions for the applicable measuring date.

        "Good Reason" means, without a Participant's written consent and unless otherwise defined in a Participant's employment agreement or change in control severance agreement with the Company (in which case such definition will apply), any of the following:

          (1)   Any material and adverse reduction or material and adverse diminution in a Participant's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities held, exercised or assigned at any time during the 90-day period immediately preceding the Change in Control;

          (2)   Any reduction in a Participant's annual base salary as in effect immediately preceding the Change in Control or as the same may be increased from time to time; or

          (3)   A Participant being required by the Company to be based at any office or location that is more than 70 miles from the location where the Participant was employed immediately preceding the Change in Control.

          Provided, however, notwithstanding the occurrence of any of the events set forth above in this definition, Good Reason shall not include for the purpose of this definition (1) an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant, or (2) any reduction in the Participant's base annual salary or reduction in benefits received by the Participant where such reduction is in connection with a company-wide reduction in salaries or benefits.

        "Incentive Stock Option" means an incentive stock option within the meaning of Section 422 of the Code.

        "Limited Stock Appreciation Right" or "LSAR" means an Award granted under Section Nine.

        "Non-Employee Director" means a Director who is not employed by the Company or any Subsidiary.

        "Option" or "Stock Option" means either a non-qualified stock option or an Incentive Stock Option granted under Section Eight.

        "Option Period" or "Option Periods" means the period or periods during which an Option is exercisable as described in Section Eight E.

        "Participant" means an Eligible Employee or Non-Employee Director who has been granted an Award under the Plan.

        "Plan" means the Great Plains Energy Incorporated Long-Term Incentive Plan, as amended.

        "Performance Award" means any Award that will be issued or granted, or become vested or payable, as the case may be, upon the achievement of certain performance goals (as described in Section Eleven B) to a Participant pursuant to Section Eleven.

        "Performance Shares" means an Award granted under Section Ten.

        "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including "group" as defined in Section 13(d) thereof.

        "Restricted Stock" means an Award granted under Section Seven.

        "Restricted Stock Unit" or "RSU" means an Award granted under Section Seven evidencing the Participant's right to receive a Share (or, at the Committee's discretion, a cash payment equal to the Fair Market Value of a Share) at some future date and that is subject those restrictions set forth therein and the Award Agreement.

        "Section 16 Person" means a Person who is subject to obligations under Section 16 of the Exchange Act with respect to transactions involving equity securities of the Company.

        "Share" means a share of Common Stock.

        "Stock Appreciation Right" or "SAR" means a right granted as an Award under the Plan to receive, as of the date specified in the Award Agreement, an amount equal to the number of Shares with respect to which the SAR is exercised, multiplied by the excess of (a) the Fair Market Value of one Share on the Exercise Date, over (b) the Strike Price.

        "Strike Price" means the per-Share price used as the baseline measure for the value of a SAR, as specified in the Award Agreement.

        "Subsidiary" means any corporation of which 50 percent or more of its outstanding voting stock or voting power is beneficially owned, directly or indirectly, by the Company.

        "Termination" means resignation or discharge from employment with the Company or any one of its Subsidiaries, except in the event of death, disability, or retirement.

SECTION THREE.    EFFECTIVE DATE, DURATION AND STOCKHOLDER APPROVAL

A.
Effective Date.

  The Plan originally became effective on May 5, 1992 and was subsequently amended effective on May 7, 2002 and May 1, 2007. The Plan is amended effective May 3, 2011 and applies only with respect to Awards granted after such date.

B.
Period for Grants of Awards.

  Awards may be granted until May 1, 2021.

C.
Termination of the Plan.

  The Plan shall continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled.

SECTION FOUR.    ADMINISTRATION

A.
General Powers.

  The Plan shall be administered by the Committee for, and on behalf of, the Board. The Committee shall have all of the powers (other than amending or terminating this Plan as provided in Section Fifteen) respecting the Plan, including, but not limited to those specific powers set forth below. All questions of interpretation and application of the Plan, or of the terms and conditions pursuant to which Awards are granted, exercised or forfeited under the provisions hereof, shall be subject to the determination of the Committee. Any such determination shall be final and binding upon all parties affected thereby.

B.
Specific Committee Powers

  Without limitation, the Committee shall have full power and authority and sole discretion as follows:

  (i)
  to determine when, to whom and in what types and amounts Awards should be granted;

  (ii)
  to grant Awards to Eligible Employees and Non-Employee Directors in any number, and to determine the terms and conditions applicable to each Award;

  (iii)
  to determine, as to all or part of any Award as to any Participant, at the time the Award is granted or thereafter, that the exercisability or vesting of an Award shall be accelerated upon a Participant's death, disability, retirement, Change in Control, or termination of employment following a Change in Control, to determine that Awards shall continue to become exercisable or vested in full or in installments after a Participant's termination of employment, to extend the period for exercise of Options, SARs or LSARs following a termination of employment (but not beyond ten (10) years from the Date of Grant of the Option, SARs or LSARs) or to provide that any Restricted Stock Award, Restricted Stock Unit Award, or Performance Share Award shall in whole or in part not be forfeited upon Participant's death, disability, retirement, Change in Control or termination of employment following a Change in Control;

  (iv)
  to determine the benefit payable under any Dividend Equivalent, and to determine whether any vesting conditions have been satisfied;

  (v)
  to determine whether or not specific Awards shall be granted in connection with other specific Awards, and if so, whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards and all other matters to be determined in connection with an Award;

  (vi)
  to determine, no later than the Date of Grant of Shares of Restricted Stock, whether the payment of cash dividends thereon shall be paid immediately or deferred until the underlying Shares become vested, and whether Restricted Stock shall be held in escrow or other custodial arrangement;

  (vii)
  to determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards, or other property;

  (viii)
  to determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award (other than with respect to an Option or a SAR for which no additional deferral opportunity beyond the deferral inherent in such Option or SAR is permitted under this Plan) will be deferred, either at the election of the Participant, or, if and to the extent specified in the Award Agreement, automatically or at the election of the Committee;

  (ix)
  to grant Awards in replacement of Awards previously granted under this Plan or any other compensation plan of the Company, provided that any such replacement grant that would be considered a repricing shall be subject to shareholder approval;

  (x)
  to make, amend, suspend, waive and rescind rules and regulations relating to the Plan;

  (xi)
  to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

  (xii)
  with the consent of the Participant, to amend any Award Agreement at any time; provided that the consent of the Participant shall not be required for any amendment (a) that, in the Committee's determination, does not materially adversely affect the rights of the Participant, or (b) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new applicable law or change in an existing applicable law, or (c) to the extent the Award Agreement specifically permits amendment without consent;

  (xiii)
  to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the amount or percentage of Awards which may from time to time be exercised by a Participant, and including requiring the Participant to enter into restrictive covenants;

  (xiv)
  without the consent of the Participant, to make adjustments in the terms and conditions of, and the criteria in, Awards in recognition of unusual or nonrecurring events (including events described in Section Fifteen I) affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations or accounting principles; provided, however, that in no event shall such adjustment increase the value of an Award for a person expected to be a Covered Employee for whom the Committee desires to have the Performance-Based Exception apply;

  (xv)
  to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, the Award Agreements or any other instrument entered into or relating to an Award under the Plan, and to make all determinations, including factual determinations, necessary or advisable for the administration of the Plan;

  (xvi)
  to cause the forfeiture of any Award or recover any Shares, cash or other property attributable to an Award for violations of any Company ethics policy or pursuant to any Company compensation clawback policy; and

  (xvii)
  to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

C.
Delegation.

  Notwithstanding the general administrative powers discussed above, the Board may, by resolution, expressly delegate to a special committee consisting of two or more directors, who may also be officers of the Company, the authority, within specified parameters, to (i) grant Eligible Employees Awards under the Plan, and (ii) determine the number of such Awards to be received by any such participants; provided, however, that if such delegation of duties and responsibilities is to officers of the Company or to directors who are not "non-employee directors" (within the meaning of Rule 16b-3(b)(3) under the Exchange Act) and "outside directors" (within the meaning of Code Section 162(m)), such officers or directors may not grant Awards to eligible participants (a) who are subject to Section 16(a) of the Exchange Act at the time of grant, or (b) who, at the time of grant, are anticipated to become during the term of the Award, "covered employees" as defined in Section 162(m)(3) of the Code. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation and Development Committee regarding the delegated duties and responsibilities and any Awards so granted.

SECTION FIVE.    GRANT OF AWARDS AND LIMITATION OF NUMBER OF SHARES AWARDED

        The Committee may, from time to time, grant Awards to one or more Eligible Employees or Non-Employee Directors, provided that (i) subject to any adjustment pursuant to Section Fifteen I, the aggregate number of Shares available for Awards under this Plan may not exceed 8,000,000 Shares (the "Maximum Limitation"); (ii) Shares tendered with respect to the payment of any Option Price, Shares withheld for any taxes, Shares repurchased by the Company using Option Price proceeds, and all Shares underlying any portion of a SAR or LSAR that is settled in Shares (regardless of the actual number of net Shares delivered upon exercise) shall count against this Maximum Limitation, (iii) to the extent that an award lapses or the rights of the Participant to whom it was granted terminate, any Shares subject to such Award shall be added to the Maximum Limitation and again be available for the grant of an Award under the Plan; and (iv) Shares delivered by the Company under the Plan may be authorized but unissued Shares, Shares held in the treasury of the Company or Shares purchased on the open market (including private purchases) in accordance with applicable securities laws. In determining the size of the Awards, the Committee shall assess the performance of the Eligible Employees against criteria to be established by the Committee, from time to time, based on the Company's performance (such as stockholder and customer related factors) and shall take into account a Participant's responsibility level, potential, cash compensation level, and the Fair Market Value of the common stock at the time of Awards, as well as such other considerations as it deems appropriate. The maximum number of Shares with respect to which an Award or Awards may be granted to any Participant in any one taxable year of the Company shall not exceed 500,000 Shares (increased, proportionately, in the event of any stock split or stock dividend with respect to the Shares in accordance with Section Fifteen I). The maximum number of Shares that may be subject to grants of Incentive Stock Options is the Maximum Limitation.

SECTION SIX.    ELIGIBILITY

        Eligible Employees and Non-Employee Directors of the Company and its Subsidiaries (including officers or salaried full-time employees who are members of the Board) shall be eligible to receive Awards. Subject to the provisions of the Plan, the Committee shall from time to time select from such eligible persons those to whom Awards shall be granted and determine the amount of such Awards. In no event shall the existence of this Plan create an obligation or duty of the Committee or the Company to grant an Award to any person under this Plan.

SECTION SEVEN.    RESTRICTED STOCK AND RESTRICTED STOCK UNITS

A.
Grant of Restricted Stock.

  The Committee may grant an Award of one or more Shares of Restricted Stock to any Eligible Employee or Non-Employee Director. A Restricted Stock Award made pursuant to this Section Seven shall be in the form of Shares, restricted as provided herein. The Restricted Stock shall be issued in the name of the Participant and shall bear a restrictive legend prohibiting sale, transfer, pledge or hypothecation of the Restricted Stock until the expiration of the restriction period, or shall be placed in escrow or other custodial arrangements prohibiting such sale, transfer, pledge or hypothecation. The Committee may also impose such other restriction and conditions on the restricted stock as it deems appropriate. Upon issuance to the Participant of Restricted Stock, the Participant shall have the right to vote the Restricted Stock.

B.
Grant of Restricted Stock Units.

  The Committee may grant an Award of one or more Restricted Stock Units to any Eligible Employee or Non-Employee Director. Such grant of Restricted Stock Units may be made in connection with or separate from a grant of Restricted Stock.

  The Company shall establish an account ("RSU Account") on its books for each Participant who receives a grant of Restricted Stock Units. Restricted Stock Units shall be credited to the Participant RSU Account as of the Date of Grant of such Restricted Stock Units. RSU Accounts shall be maintained for recordkeeping purposes only and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to RSU Accounts. The obligation to make distributions of securities or other amounts credited to RSU Accounts shall be an unfunded, unsecured obligation of the Company.

  The Committee may also impose such other restriction and conditions on the Restricted Stock Units as it deems appropriate.

  A Participant shall have no voting rights with respect to any Shares underlying the Restricted Stock Units unless and until such time as the Shares underlying the RSUs are issued.

  Except as otherwise provided in an Award Agreement, whenever dividends are paid or distributions are made with respect to Shares, Dividend Equivalents shall be credited to RSU Accounts on all Restricted Stock Units credited thereto, as of the record date for such dividend or distribution. Such Dividend Equivalents shall be credited to the RSU Account either (i) in the form of additional Restricted Stock Units (in a number determined by dividing the aggregate value of such Dividend Equivalents by the Fair Market Value of a Share at the payment date of such dividend or distribution) or (ii) deferred cash. Any additional RSUs or deferred cash amounts shall be subject to the same restrictions and other terms as apply to the RSUs with respect to which such Dividend Equivalents are credited and in no event will the payment of such property or deferred cash be made before the underlying RSUs are payable.

  The Company shall settle an RSU Account by delivering to the holder thereof (which may be the Participant or his or her beneficiary, as applicable) a number of Shares equal to the whole number of Shares underlying the Restricted Stock Units then credited to the Participant RSU Account (or a specified portion in the event of any partial settlement); provided that any fractional Shares underlying Restricted Stock Units remaining in the RSU Account on the settlement date shall be distributed in cash in an amount equal to the Fair Market Value of a Share as of the settlement date multiplied by the remaining fractional Restricted Stock Unit. Subject to any deferral election made by the Participant, the "settlement date" for all Restricted Stock Units credited to the Participant's RSU Account and that otherwise have not been forfeited shall be when restrictions applicable to an Award of Restricted Stock Units have lapsed in accordance with the terms of the Award Agreement; provided, however, to the extent an RSU is subject to Code Section 409A, no settlement shall be made on account of a disability unless such disability meets the definition of "disability" as defined in Code Section 409A(a)(2)(C)(i)), and no settlement shall be made on account of a retirement or termination of employment unless such retirement or termination of employment constitutes a "separation from service" (as provided in Code Section 409A(a)(2)(A)(i)).

C.
Restriction Period.

  At the time Restricted Stock or Restricted Stock Units are granted, the Committee shall establish a restriction period applicable to such Award which shall not be less than one year nor more than ten years. The restriction period and the restrictions imposed may be based on the achievement of specific performance goals, time-based restrictions following the achievement of specific performance goals, restrictions based on the occurrence of a specified event, and/or restrictions under applicable securities laws. Each Restricted Stock Award or Restricted Stock Unit Award may have a different restriction period or a different type of restrictions at the discretion of the Committee. Except with respect to Restricted Stock Awards or Restricted Stock Unit Awards made to new hires or in connection with other special one-time circumstances, any time-based restrictions (other than time-based restrictions following the achievement of specific performance goals) shall remain in effect (in whole or in part) at least until the third anniversary of the Date of Grant; provided, however, in the event of a Participant's death, Disability, retirement, or a termination of employment following a Change in Control, all or a portion of the Award may become fully vested as is provided for (i) in this Plan, (ii) in an Award Agreement or (iii) by a determination of the Committee. In the case of Restricted Stock or RSUs awarded based on performance in a performance period, the performance period will not be less than one year.

D.
Forfeiture.

  Except as otherwise provided for in this Plan or determined by the Committee, upon the termination of employment of a Participant holding Restricted Stock or RSUs for any reason during the period of time in which some or all of the Shares are subject to restrictions, all Shares of Restricted Stock and all RSUs held by the Participant and still subject to restriction will be forfeited by the Participant and, in the case of Shares of Restricted Stock, reacquired by the Company; provided that in the event of a Participant's retirement, Disability, death, or in cases of special circumstances, the Committee may, in its discretion, waive in whole or in part any or all of the remaining restrictions or conditions with respect to the Participant's Shares of Restricted Stock or RSUs.

E.
Payout of Award.

  Upon completion of the restriction period and satisfaction of any other restrictions required by the Award, all restrictions on the Restricted Stock and RSUs will expire and certificates representing the underlying Shares will be issued to the Participant.

SECTION EIGHT.    STOCK OPTION

A.
Grant of Option.

  The Committee may grant an Award of one or more Options to any Eligible Employee or Non-Employee Director.

B.
Stock Option Agreement.

  Each Option granted under the Plan shall be evidenced by an Award Agreement between the Company and the Participant containing such terms and conditions as may be determined by the Committee, including, without limitations, provisions to qualify Incentive Stock Options as such under Section 422 of the Code; provided, however, that each Stock Option shall be subject to the following terms and conditions: (i) the Options are exercisable either in total or in part with a partial exercise not affecting the exercisability of the balance of the Option; (ii) every Share purchased through the exercise of an Option shall be paid for in full at the time of the exercise; (iii) each Option shall cease to be exercisable, as to any Share, at the earliest of (a) the Participant's purchase of the Shares to which the Option relates, (b) the exercise of a related LSAR, or (c) the lapse of the Option; and (iv) Options shall not be transferable by the Participant other than by will or the laws of descent and distribution or pursuant to a domestic relations order validly issued and approved by a Court of proper jurisdiction. Non-Employee Directors shall be ineligible to receive Incentive Stock Options. Except with respect to Option Awards made to new hires or in connection with other special one-time circumstances, in no event shall an Option that is subject to a time-based minimum exercise or vesting schedule (other than a time-based exercise or vesting schedule following the achievement of specific performance goals) be fully exercisable/vested earlier than the third anniversary of the Date of Grant; provided, however, in the event of a Participant's death, Disability, retirement, or a termination of employment following a Change in Control, all or a portion of the Award may become fully exercisable/vested as is provided for (i) in this Plan, (ii) in an Award Agreement or (iii) by a determination of the Committee.

C.
Option Price.

  The Option Price per Share shall be set by the grant, but shall not be less than 100 percent of the Fair Market Value at the Date of Grant.

D.
Form of Payment.

  At the time of an exercise of an Option, the Option Price shall be payable in any manner allowed under applicable law and as permitted by the Committee, including, but not limited to:

  (i)
  Cash or certified bank check;

  (ii)
  By delivery to the Company Shares then owned by the Participant, the Fair Market Value of which equals the purchase price of the Shares purchased pursuant to the Option, properly endorsed for transfer to the Company; provided, however, that Shares used for this purpose must have been held by the Holder for such minimum period of time as may be established from time to time by the Committee; and provided further that the Fair Market Value of any Shares delivered in payment of the purchase price upon exercise of the Options shall be the Fair Market Value as of the exercise date, which shall be the date of delivery of the Shares used as payment of the Option Price;

    In lieu of actually surrendering to the Company the Shares then owned by the Participant, the Committee may, in its discretion permit the Participant to submit to the Company a statement affirming ownership by the Participant of such number of Shares and request that such Shares, although not actually surrendered, be deemed to have been surrendered by the Participant as payment of the exercise price;

  (iii)
  For any Participant other than an Executive Officer or except as otherwise prohibited by the Committee, by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board;

  (iv)
  By a "net exercise" arrangement pursuant to which the Company will not require a payment of the Option Price but will reduce the number of Shares of common stock issued upon the exercise by the largest number of whole Shares that has a Fair Market Value on the date of exercise that does not exceed the aggregate Option Price. With respect to any remaining balance of the aggregate Option Price, the Company will accept a cash payment from the Participant; or

  (v)
  Any combination of the consideration provided in the foregoing subsections (i), (ii), (iii) and (iv).

E.
Other Terms and Conditions.

  Each Option shall become exercisable in such manner and within such Option Period or periods not to exceed ten years from its Date of Grant, as set forth in the Stock Option Agreement.

F.
Lapse of Option.

  An Option will lapse upon the first occurrence of one of the following circumstances: (i) ten years from the Date of Grant; (ii) three months following the Participant's Date of Retirement; (iii) at the time of a Participant's Termination (other than in connection with a Change in Control as provided in Section Thirteen); (iv) at the expiration of the Option Period set by the grant; or (v) twelve months from the Date of Disability. If, however, the Participant dies within the Option Period and prior to the lapse of the Option, the Option shall lapse unless it is exercised within the Option Period or twelve months from the date of the Participant's death, whichever is earlier, by the Participant's legal representative or representatives or by the person or persons entitled to do so under the Participant's will or, if the Participant shall fail to make testamentary disposition of such Option or shall die intestate, by the person or persons entitled to receive said Option under the applicable laws of descent and distribution.

G.
Rights as a Stockholder.

  A participant or a transferee of a Participant shall have no rights as a stockholder with respect to any Shares covered by an Option, until the date the Option is exercised, except as provided in Section Fifteen A.

H.
Early Disposition of Common Stock.

  If a Participant shall engage in a disqualifying disposition (as such term or successor term is then used under the Code) with respect to any Shares purchased pursuant to an Incentive Stock Option (presently within one year from the date the Shares were acquired or within two years from the Date of Grant of the Option), then, to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it under the circumstances, the Participant shall, within ten days of such disposition, notify the Company of the dates of acquisition and disposition of such Shares, the number of Shares so disposed and the consideration, if any, received therefore.

I.
Individual Dollar Limitations.

  The aggregate Fair Market Value (determined at the time of Award) of the common stock, with respect to which an Incentive Stock Option is exercisable for the first time by a Participant during any calendar year (whether under this Plan or another plan or arrangement of the Company) shall not exceed $100,000 (or such other limit as may be in effect under the Code on the date of Award).

J.
No Obligation to Exercise Option.

  The granting of an Option shall impose no obligation on the Participant to exercise such Option.

K.
No Repricing of Options Unless Repricing Subject to Stockholder Approval.

  In no event may the Committee grant Options in replacement of Options previously granted under this Plan or any other compensation plan of the Company, or may the Committee amend outstanding Options (including amendments to adjust an Option Price) unless such replacement or adjustment (i) is subject to and approved by the Company's stockholders or (ii) would not be deemed to be a repricing under the rules of the New York Stock Exchange.

SECTION NINE.    STOCK APPRECIATION RIGHTS AND LIMITED STOCK APPRECIATION RIGHTS

A.
Grant of Stock Appreciation Rights and Limited Stock Appreciation Rights.

  The Committee, at any time and from time to time, may grant SARs to any Eligible Employee or Non-Employee Director either alone or in addition to other Awards granted under the Plan. SARs may, but need not, be granted in connection with a specific Option. Any SAR related to a Non-Qualified Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option, but in no event may the Strike Price of a SAR granted related to a nonqualified option be less than the Option Price of the related nonqualified option. Any SAR related to an Incentive Stock Option must be granted at the same time such Option is granted. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate. In no event may the compensation payable under a SAR be greater than the excess of the Fair Market Value of the Share on the date the SAR is exercised over the Fair Market Value of the Share on the date of grant of the SAR. The stock appreciation right does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the stock appreciation right.

  The Committee may grant LSARs to any Eligible Employee or Non-Employee Director provided that the Eligible Employee or Non-Employee Director is holding an Option granted under the Plan. LSARs may be granted with respect to an Option at the time of the Option grant or any time thereafter up to six months prior to the Option's expiration.

B.
SAR Agreements.

  Each SAR shall be evidenced by an Award Agreement in such form as the Committee may approve, which shall contain such terms and conditions not inconsistent with the provisions of the Plan as shall be determined from time to time by the Committee. Unless otherwise provided in the Award Agreement, (i) no SAR grant shall have a term of more than ten (10) years from the date of grant of the SAR, and (ii) SARs granted in tandem with Options shall vest at the same time and in the same proportions as the underlying Options. Except with respect to SAR Awards made to new hires or in connection with other special one-time circumstances, in no event shall a SAR that is subject to a time-based minimum exercise or vesting schedule (other than a time-based exercise or vesting schedule following the achievement of specific performance goals) be fully exercisable/vested earlier than the third anniversary of the Date of Grant; provided, however, in the event of a Participant's death, Disability, retirement, or a termination of employment following a Change in Control, all or a portion of the Award may become fully exercisable/vested as is provided for (i) in this Plan, (ii) in an Award Agreement or (iii) by a determination of the Committee.

C.
Strike Price.

  The Strike Price of a SAR shall be determined by the Committee in its sole discretion; provided that the Strike Price shall not be less than the lesser of 100 percent of the Fair Market Value of a Share on the Date of Grant of the SAR or the Option Price under the nonqualified Option to which the SAR relates.

D.
Exercise and Payment.

  Except as may otherwise be provided by the Committee in an Award Agreement, SARs shall be exercised by the delivery of a written notice to the Company, setting forth the number of Shares with respect to which the SAR is to be exercised. Payments made in connection with the exercise of a SAR shall be made on or as soon as administratively practicable following the exercise date. Any payment by the Company in respect of a SAR may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

E.
Exercise of Limited Stock Appreciation Rights.

  LSARs will be automatically exercised one day after the Participant's termination of employment event giving rise to the exercise pursuant to Section Thirteen. An LSAR cannot be exercised in any other manner. Notwithstanding the above, an LSAR may only be exercised if the event giving rise to the exercise occurred no earlier than six months after the date of the grant of the LSAR and the Option to which it relates has not previously been exercised.

  The exercise of an LSAR will cancel any related Option and allow the holder to receive in cash an amount equal to the excess of the Fair Market Value on the date of exercise of one Share over the Option Price, multiplied by the number of Shares covered by the related Option.

  In the event of an exercise of an LSAR, the number of Shares reserved for issuance shall be reduced by the number of Shares covered by the Stock Option Award.

SECTION TEN.    BONUS SHARES AND PERFORMANCE SHARES

A.
Grant of Bonus Shares

  Subject to the terms of the Plan, the Committee may grant Bonus Shares to any Eligible Employee or Non-Employee Director, in such amount and upon such terms and at any time and from time to time as shall be determined by the Committee.

B.
Grant of Performance Shares.

  The Committee may grant an Award of one or more Performance Shares to any Eligible Employee or Non-Employee Director.

  A Performance Share is the right to receive a payment from the Company with respect to such Performance Share subject to satisfaction of such terms and conditions as the Committee may determine. Performance Shares shall be credited to a Performance Share account to be maintained for each Participant. Each Performance Share shall be deemed to be equivalent of one Share. The Award of Performance Shares under the Plan shall not entitle the participant to any interest in or to any dividend, voting, or other rights of a stockholder of the Company.

  A grant of Performance Shares may be made by the Committee during the term of the Plan, even if the applicable Award Period extends beyond the term of the Plan.

  The Participant shall be entitled to receive payment for each Performance Share of an amount based on the achievement of performance measures for such Award Period as determined by the Committee. During or before the Award Period, the Committee shall have the right to establish requirements or other criteria for measuring such performance.

C.
Form and Timing of Payment.

  Unless a Performance Share Award Agreement is specifically amended to comply with the conditions under Code Section 409A to avoid the additive income taxes imposed thereunder, any payment relating to Performance Shares shall be made as soon as practicable following the end of the Award Period but in no event will any payment relating to Performance Shares be made later than the last day of the applicable 2 1/2 month period set forth in Treasury Regulations 1.409A-1(a)(4).

  The payment to which a Participant shall be entitled at the end of an Award Period shall be a dollar amount equal to the number of Performance Shares earned, multiplied by the Fair Market Value of a Share determined as of the business day immediately preceding the date of payment. Payment shall normally be made in Shares. The Committee, however, in its sole discretion, may authorize payment in such combinations of cash and Shares or all in cash as it deems appropriate.

D.
Forfeiture.

  Except as provided in Section Thirteen or in special circumstances as otherwise determined by the Committee including, without limitation, a Participant's retirement, Disability or death, (i) upon the termination of employment of a Participant holding Performance Shares for any reason before some or all of the Performance Shares have been paid, all Performance Shares (other than any vested Performance Shares for which a valid deferral election has been made and which are scheduled to be paid in the future) which have not been paid will be forfeited by the Participant. In special circumstances as otherwise determined by the Committee including, without limitation, the Participant's retirement, Disability or death, the Committee may, in its sole discretion, (i) accelerate payment with respect to some or all of the Performance Shares, (ii) provide that the payout of any Performance Shares will be prorated for service during the Award Period and paid at the end of the Award Period, or (iii) provide that a Participant is entitled to a full payout (or less than full payout) at the end of the Award Period of all Performance Shares based on the level of achievement of the established performance goals.

E.
Dividend Equivalents.

  The Committee may provide in an Award Agreement that, as of the date any dividend is paid to holders of Shares, one of more Performance Share shall also be credited with a hypothetical cash credit equal to the per Share dividend paid on a Share. Unless otherwise provided in an Award Agreement, if the Award Agreement provides for the payment of Dividend Equivalents, such Dividend Equivalents will be equal to the dividends paid during the entire Award Period for which the Performance Shares relate and not just that period of time after the Performance Shares were granted. At the end of an Award Period and provided the Performance Shares have not been forfeited in accordance with the terms of this Plan, the Participant shall be paid, in a lump sum cash payment, the aggregate amount of such hypothetical dividend equivalents.

SECTION ELEVEN.    PERFORMANCE AWARDS; SECTION 162(m) PROVISIONS.

A.
Terms of Performance Awards.

  The Committee may grant one or more Performance Awards to any Eligible Employee or Non-Employee Director.

  Except as provided in Section Thirteen, Performance Awards will be issued or granted, or become vested or payable, only after the end of the relevant Award Period. The performance goals to be achieved for each Award Period and the amount of the Award to be distributed upon satisfaction of those performance goals shall be conclusively determined by the Committee. When the Committee determines whether a performance goal has been satisfied for any Award Period, the Committee, where the Committee deems appropriate, may make such determination using calculations which alternatively include and exclude one, or more than one, "extraordinary items" as determined under U.S. generally accepted accounting principles ("GAAP"), and the Committee may determine whether a performance goal has been satisfied for any Award Period taking into account the alternative which the Committee deems appropriate under the circumstances. The Committee also may establish performance goals that are determined using GAAP or other non-GAAP financial measures and may exclude or take into account mark-to-market gains and losses on energy contracts, any unusual or non-recurring items, including the charges or costs associated with restructurings of the Company, discontinued operations, and the cumulative effects of accounting changes and, further, may take into account any unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles or such other items and factors as the Committee may determine reasonable and appropriate under the circumstances (including any factors that could result in the Company's paying non-deductible compensation to an Employee or Non-Employee Director).

B.
Performance Goals.

  If an Award is subject to this Section Eleven, then the lapsing of restrictions thereon, or the vesting thereof, and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee which shall be based on the attainment of one or any combination of the following metrics (the "Performance Measures") (which may be calculated on a GAAP or non-GAAP basis), which may be established on an absolute or relative basis for the Company as a whole or any of its subsidiaries, operating divisions or other operating units, and which may be measured in the aggregate or on a per Share basis:

  1.
  Earnings measures, including net earnings on either a LIFO, FIFO or other basis;

  2.
  Operating measures, including operating income, operating earnings, operating margin, funds from operations and operating measures determined on an absolute basis or relative to another Performance Measure such as total adjusted debt;

  3.
  Income or loss measures, including net income or net loss;

  4.
  Cash flow measures, including cash flow or free cash flow and measures based on all operations or a designated segment of operations;

  5.
  Revenue measures;

  6.
  Measures based on reductions in expense levels, including measures determined either on a Company-wide basis or in respect of any one or more subsidiaries or business units;

  7.
  Operating and maintenance cost management and employee productivity measures, including measures based on an Equivalent Availability Factor (EAF) for coal and nuclear divisions;

  8.
  Return measures, including stockholder return, return on assets, investments, equity, or sales, and whether determined on an absolute basis or relative to another performance measure or industry peer group (e.g., Edison Electric Institute (EEI) index);

  9.
  Growth or rate of growth in any of the Performance Measures set forth herein;

  10.
  Share price (including attainment of a specified per-share price during the Award Period; growth measures and total stockholder return or attainment by the Shares of a specified price for a specified period of time);

  11.
  Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, and cost targets;

  12.
  Accomplishment of, or goals related to, mergers, acquisitions, divestitures, dispositions, public offerings or similar extraordinary business transactions;

  13.
  Achievement of business or operational goals such as market share and/or business development and/or customer objectives; and/or

  14.
  Achievement of credit ratings or certain credit quality levels;

  provided that applicable Performance Measures may be applied on a pre- or post-tax basis; and provided further that the Committee may, when the applicable Performance Measures are established, provide that the formula for such Performance Measures may include or exclude items to measure specific objectives, including but not limited to losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts, mark-to-market gains and losses from energy contracts, and any unusual, nonrecurring gain or loss. In addition to the foregoing Performance Measures, the Performance Measures shall also include any performance goals which are set forth in a Company bonus or incentive plan, if any, which has been approved by the Company's stockholders, which are incorporated herein by reference. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Code Section 162(m).

C.
Adjustments.

  Except as provided in Section Fifteen I and Section Thirteen or as provided for in the immediately following sentence, with respect to any Award that is subject to this Section Eleven, the Committee may not adjust upwards the amount payable pursuant to such Award, nor may it waive the achievement of the applicable performance goals except in the case of the death or Disability of the Participant. The Committee may, at the time it initially establishes one or more Performance Measures, provide that the amount payable upon achievement of such Performance Measures may be increased in the discretion of the Committee or that the achievement of the applicable Performance Measures may be waived. If the Committee does not specifically provide for such flexibility at the time it establishes a Performance Measures, the Committee will not be permitted to adjust upwards the amount payable pursuant to the Award nor waive the achievement of the applicable Performance Measures except in the case of the death or Disability of the Participant.

D.
Other Restrictions.

  The Committee shall have the power to impose such other restrictions on Awards subject to this Section Eleven as it may deem necessary or appropriate to insure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Code Section 162(m)(4)(B).

E.
Section 162(m) Limitations.

  Notwithstanding any other provision of this Plan, if the Committee determines at the time any Award is granted to a Participant that such Participant is, or is likely to be at the time he or she recognizes income for federal income tax purposes in connection with such Award, a Covered Employee, then the Committee may provide that this Section Eleven is applicable to such Award.

SECTION TWELVE.    DIRECTOR SHARES AND DIRECTOR DEFERRED SHARE UNITS

A.
Election to Receive Award of Director Shares or Director Deferred Share Units.

  Each Non-Employee Director may elect to have his/her Director Equity Payment Fees (i) paid on a current basis in the form of Director Shares, or, pursuant to this Section Twelve, on a deferred basis. Any election to have Director Equity Payment Fees converted into Director Deferred Share Units and paid on a deferred basis shall be made in accordance with Section Twelve B below. In the absence of any election made by a Non-Employee Director, all Director's Equity Payment Fees will be paid on a current basis though the issuance of Director Shares.

B.
Timing of Election to Convert Director Equity Payment Fees.

  Each Non-Employee Director that desires to convert all or a portion of his or her Director Equity Payment Fees into Director Deferred Share Units shall make such conversion election on the Director's Deferred Equity Payment Election Form (the "Election Form") and file such Election Form with the Plan Administrator before the first day of the calendar year in which services related to the Director Equity Payment Fees to be converted are to be performed. Any Election Form delivered by a Non-Employee Director shall be irrevocable with respect to any Director Equity Payment Fees covered by the elections set forth therein. Such Election Form shall remain in effect for subsequent calendar years until a written notice to revise the Election Form is delivered to the Plan Administrator before the first day of the calendar year in which the services related to the Director Equity Payment Fees subject to the revision are performed. As of each December 31, the election becomes irrevocable with respect to Director Equity Payment Fees payable with respect to services performed in the immediately following calendar year.

  Notwithstanding the preceding paragraph, an election made by an individual in the calendar year in which he or she first becomes a Non-Employee Director may be made pursuant to an Election Form delivered to the Company within thirty (30) days after the date on which he or she becomes a Non-Employee Director and shall be effective with respect to Director Equity Payment Fees earned from and after the date such Election Form is delivered to the Company.

C.
Director Equity Payment Fees Conversion Into Director Deferred Share Units.

  Any Director Equity Payment Fees that are to be converted into Director Deferred Share Units shall be so converted on each day the Director Equity Payment Fees would otherwise have been payable to the Director. The number of Director Deferred Share Units to be granted to a Non-Employee Director shall be equal to the number of Shares that otherwise would have been payable on such day to the Director.

D.
Director Deferred Share Units Account.

  The Company will create and maintain on its books a Director Deferred Share Unit Account for each Non-Employee Director who has made an election to convert Director Equity Payment Fees into Director Deferred Share Units. The Company will credit to such account the number of Director Deferred Share Units earned pursuant to the Non-Employee's Director's conversion election.

E.
Dividends.

  As of the date any dividend is paid to holders of Shares, each Director Deferred Share Unit Account, regardless of whether the Non-Employee Director is then a Director, will be credited with additional Director Deferred Share Units equal to the number of Shares that could have been purchased with the amount which would have been paid as dividends on a number of Shares (including fractions of a share to three decimals) equal to the number of Director Deferred Share Units credited to such Director Deferred Share Unit Account as of the record date applicable to such dividend. The number of additional Director Deferred Share Units to be credited will be calculated to three decimals by dividing the amount which would have been paid as dividends by the Fair Market Value of one Share as of the applicable dividend payment date. In the case of dividends paid in property other than cash, the amount of the dividend shall be deemed to be the fair market value of the property at the time of the payment of the dividend, as determined in good faith by the Committee.

F.
Distribution of Director Deferred Share Units.

  On the January 31st next following the date the Non-Employee Director's service on the Board terminates for any reason, all of a Non-Employee Director's Director Deferred Share Units credited to the Non-Employee's Director Deferred Share Unit Account shall be converted into an equal amount of Shares and all whole Shares shall be distributed, in kind, to the Non-Employee Director, or to his beneficiaries in the event of his death, in a single lump sum. Any fractional Deferred Share Unit shall be paid in cash, calculated by multiplying the fractional Deferred Share Unit by the Fair Market Value of the Shares as of the business day immediately preceding the date of distribution.

G.
Director Deferred Share Unit Status.

  Except for purposes of the Company's Director Stock Ownership guidelines, Director Deferred Share Units are not, and do not constitute, Shares, and no right as holder of Shares devolves upon a Non-Employee Director by reason of having Director Share Units credited to his or her account.

SECTION THIRTEEN.    CHANGE IN CONTROL

        Except where the Committee expressly provides otherwise that no accelerated vesting or exercisability shall occur in connection with a termination following a Change in Control, in the event that, within the period commencing on a Change in Control (as defined below) of the Company and ending on the second anniversary of the Change in Control, a Participant's employment with the Company or one of its affiliates is terminated other than for Cause, or the Participant voluntarily resigns for Good Reason, then (i) all Stock Options then outstanding shall become fully exercisable unless LSARs were granted in connection with the Stock Options which in such event all LSARs will be automatically exercised as provided for in Section Nine herein; (ii) all restrictions (other than restrictions imposed by law) and conditions of all Restricted Stock Awards then outstanding shall be deemed satisfied as of the date of the Participant's termination of employment; and (iii) all Performance Share Awards shall be deemed to have been fully earned as of the date of the Participant's termination of employment, subject to the limitation that any Award which has been outstanding less than six months on the date of the Participant's termination of employment shall not be afforded such treatment. Notwithstanding the above paragraph, if a Participant is a "specified employee," as defined in Code section 409A(a)(1)(B)(i) and the payment of any Performance Share Awards would be required under Code section 409A to be delayed for a minimum of six months following the Participant's termination of employment, the payment of any Performance Share Awards shall be so delayed.

        For purposes of this Plan, a "Change in Control" means the occurrence of one of the following events, whether in a single transaction or a series of related transactions:

  1.
  any Person (as such term is defined in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the Beneficial Owner (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 35 percent or more of either the then outstanding Shares of the Company or the combined voting power of the Company's then outstanding securities; or

  2.
  the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved; or

  3.
  the consummation of a merger, consolidation, reorganization or similar corporate transaction of the Company, whether or not the Company is the surviving corporation in such transaction, other than (A) a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 60 percent of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or reorganization, or (B) a merger, consolidation or reorganization effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 20 percent or more of either the then outstanding Shares of the Company or the combined voting power of the Company's then outstanding securities; or

  4.
  the occurrence of, or the stockholders of the Company approve a Plan of, a complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition of all or substantially all of the Company's assets to an entity, at least 60 percent of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

        Notwithstanding the foregoing, no "Change in Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

SECTION FOURTEEN.    AMENDMENT OF PLAN

        The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, except (i) no such action may be taken without shareholder approval which increases the number of Shares which may be issued pursuant to the Plan (except as provided in Section Fifteen I), extends the period for granting Options under the Plan, modifies the requirements as to eligibility for participation in the Plan, or requires shareholder approval under any law or regulation in effect at the time such amendment is proposed for adoption; (ii) no such action may be taken without the consent of the Participant to whom any Award shall theretofore have been granted, which materially and adversely affects the rights of such Participant concerning such Award, except as such termination or amendment of the Plan is required by statute, or rules and regulations promulgated thereunder; and (iii) no such action may be taken if the proposed amendment must be in the discretion of the Committee to comply with the disinterested administration requirements of Rule 16b-3 under the Exchange Act.

SECTION FIFTEEN.    MISCELLANEOUS PROVISIONS

A.
Dividends.

  The recipient of an Award may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, dividends or their equivalents, with respect to the number of Shares covered by the Award and subject to the terms and conditions of the Plan and any applicable Award Agreement.

B.
Nontransferability.

  No benefit provided under this Plan shall be subject to alienation or assignment by a Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), nor shall it be subject to attachment or other legal process of whatever nature. Any attempted alienation, assignment or attachment shall be void and of no effect whatsoever. Notwithstanding the above, Stock Options and LSARs may be transferred as provided in any Stock Option Agreement.

  Payment shall be made only into the hands of the Participant entitled to receive the same or into the hands of the Participant's authorized legal representative. Deposit of any sum in any financial institution to the credit of any Participant (or of a person entitled to such sum pursuant to the terms of this Plan) shall constitute payment into the hands of that Participant (or such person).

C.
No Employment Right.

  Neither this Plan nor any action taken hereunder shall be construed as giving any right to be retained as an officer or employee of the Company or any of its Subsidiaries.

D.
Tax Withholding.

  The Company shall be authorized to withhold under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other actions as may be necessary in the opinion of the Company to satisfy all obligations for the payment of taxes. Such withholding may be deducted in cash from the value of any Award.

  The Committee in its sole discretion may provide that when taxes are to be withheld in connection with the exercise of an Option or of a SAR, or upon the lapse of restrictions on an Award, or upon payment of Performance Shares or any other benefit or right under this Plan (the Exercise

  Date, date such restrictions lapse or the date of such payment of Performance Shares or any other benefit or right occurs hereinafter referred to as the "Tax Date"), the Participant may elect to make payment for the withholding of federal, state and local taxes, including Social Security and Medicare ("FICA") taxes by one or a combination of the following methods:

  (i)
  payment of an amount in cash equal to the amount to be withheld;

  (ii)
  requesting the Company to withhold from those Shares that would otherwise be received upon exercise of the Option or the SAR payable in Shares, or upon the lapse of restrictions on an Award or upon payment of Performance Shares or any other benefit or right paid in Shares, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or

  (iii)
  withholding from any compensation otherwise due to the Participant.

  The Committee in its sole discretion may provide that the maximum amount of tax withholding upon exercise of an Option or a SAR payable in Shares, or upon the lapse of restrictions on an Award, or upon payment of Performance Shares or any other benefit or right paid in Shares to be satisfied by withholding Shares pursuant to clause (iii) above shall not exceed the minimum amount of taxes, including FICA taxes, required to be withheld under federal, state and local law. An election by Participant under this subsection is irrevocable. Any fractional Share amount and any additional withholding not paid by the withholding or surrender of Shares must be paid in cash. If no timely election is made, the Participant must deliver cash to satisfy all tax withholding requirements. Notwithstanding the foregoing, the Committee has the continuing authority to require a Participant to pay withholding taxes in cash regardless of the Participant's prior election to satisfy such withholding taxes in Shares.

  Any Grantee who makes a disqualifying disposition (as referenced in Section Eight H, or an election under Section 83(b) of the Code with respect to a Restricted Stock Award shall remit to the Company an amount sufficient to satisfy all resulting tax withholding requirements, if any, in the same manner as set forth above.

E.
Fractional Shares.

  Any fractional Shares shall be eliminated at the time of payment or payout by rounding down for fractions of less than one-half and rounding up for fractions equal to or more than one-half. No cash settlements shall be made with respect to fractional Shares eliminated by rounding.

F.
Government and Other Regulations.

  The obligation of the Company to make payment of Awards in common stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by any government agencies as may be required. Except as required by law, the Company shall be under no obligation to register under the Act, any of the Shares of common stock issued, delivered or paid in settlement under the Plan. If common stock granted under the Plan may in certain circumstances be exempt from registration under the Act, the Company may restrict its transfer in such manner as it deems advisable to ensure such exempt status.

G.
Indemnification.

  Each person who is or at any time serves as a member of the Committee shall be indemnified and held harmless by the Company against and from (i) any loss, cost liability, or expenses that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under the Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit or proceeding relating to the Plan. Each person covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Restated Articles of Consolidation or By-Laws of the Company or any of its Subsidiaries, as a matter of law, or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.

H.
Reliance on Reports.

  Each member of the Committee shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan. In no event shall any person who is or shall have been a member of the Committee be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

I.
Changes in Capital Structure.

  If, without the receipt of consideration therefore by the Company, the Company shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares such as, but not limited to, the payment of a stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Shares, such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of (i) the Shares as to which Awards may be granted under the Plan, and (ii) the Shares then included in each outstanding Award granted hereunder, shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and non assessable at the time of such occurrence.

  If any adjustment or substitution provided for in this Section Fifteen I shall result in the creation of a fractional Share under any Award, such fractional Share shall be rounded to the nearest whole Share and fractional Shares shall not be issued.

  In the case of any such substitution or adjustment affecting an Option or an LSAR, such substitution or adjustments shall be made in a manner that is in accordance with the substitution and assumption rules set forth in Treasury Regulations 1.424-1 and the applicable guidance relating to Code Section 409A.

J.
Company Successors.

  In the event the Company becomes party to a merger, consolidation, sale of substantially all of its assets or any other corporate reorganization in which the Company will not be the surviving corporation or in which the holders of the common stock will receive securities of another corporation, then such Company shall assume the rights and obligations of the Company under this Plan.

K.
Governing Law.

  All matters relating to the Plan or to Awards granted hereunder shall be governed by the laws of the State of Missouri, without regard to the principles of conflict of laws.

L.
Code Section 409A.

  This Plan is intended to meet the requirements of Section 409A of the Code and may be administered in a manner that is intended to meet those requirements and will be construed and interpreted in accordance with such intent. All payments hereunder are subject to Section 409A of the Code and will be paid in a manner that will meet the requirements of Section 409A of the Code, including regulations or other guidance issued with respect thereto, such that the payment will not be subject to the excise tax applicable under Section 409A of the Code. Any provision of this Plan that would cause the payment to fail to satisfy Section 409A of the Code will be amended (in a manner that as closely as practicable achieves the original intent of this Plan) to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

M.
Relationship to Other Benefits.

  No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing or group insurance plan of the Company or any Subsidiary, except as may be required by Federal law and regulation or to meet other applicable legal requirements.

N.
Expenses.

  The expenses of the Plan shall be borne by the Company and its Subsidiaries if appropriate.

O.
Titles and Headings.

  The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date M32734-P07850-Z54457 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 2. Advisory Vote on Executive Compensation. 4. Approval of the Amended Long-Term Incentive Plan. The Board of Directors recommends you vote ONE year on the following proposal: For All Withhold All For All Except NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1. Election of Directors Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR the following proposal: Vote on Proposals Vote on Directors For Against Abstain GREAT PLAINS ENERGY INCORPORATED 1200 MAIN STREET KANSAS CITY, MO 64105 GREAT PLAINS ENERGY INCORPORATED 01) D.L. Bodde 02) M.J. Chesser 03) W.H. Downey 04) R.C. Ferguson, Jr. 05) G.D. Forsee 06) J.A. Mitchell 07) W.C. Nelson 08) J.J. Sherman 09) L.H. Talbott 10) R.H. West 3. To recommend, by non-binding vote, the frequency of the advisory vote on executive compensation. 5. Ratification of appointment of Deloitte & Touche LLP as the Company's independent registered public accountants for 2011. Please sign your name exactly as it appears on this proxy. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title. The Board of Directors recommends you vote FOR the following proposals: 1 Year 2 Years 3 Years Abstain For Against Abstain

GREAT PLAINS ENERGY INCORPORATED 1200 Main Street, Kansas City, Missouri 64105 This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on Tuesday, May 3, 2011 The undersigned hereby appoints M. J. Chesser and W. H. Downey, and each or either of them, proxies for the undersigned with power of substitution, to represent and vote all the shares of common stock of Great Plains Energy Incorporated that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Tuesday, May 3, 2011, and any adjournment or postponement of such meeting, upon the matters set forth on the reverse side of this card, and in their discretion upon such other matters as may properly come before the meeting. This proxy revokes all prior proxies given by the undersigned. This proxy, if signed and returned, will be voted as directed on the reverse side. If this card is signed and returned without direction, such shares will be voted in accordance with the recommendations of Great Plains Energy's Board of Directors. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion. Confidential Voting Instructions to JP Morgan Chase Bank, N.A., and its successors, as Trustee under the Great Plains Energy Incorporated 401(k) Savings Plan. I hereby direct the Trustee that the voting right pertaining to shares of Great Plains Energy Incorporated held by the Trustee and attributable to my account in the Plan shall be exercised at the Annual Meeting of Shareholders on May 3, 2011, or at any adjournment or postponement of such meeting, in accordance with the instructions on the reverse side of this card, to vote upon Items 1-5 and on any other business that may properly come before the meeting. The Board of Directors recommends a vote FOR Items 1, 2, 4 and 5 and for a ONE year frequency for the say on pay vote. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is available at www.proxyvote.com. Continued and to be signed on reverse side M32735-P07850-Z54457 THANK YOU FOR VOTING! Great Plains Energy Incorporated Annual Meeting of Shareholders May 3, 2011 10:00 a.m. Central Daylight Time Albrecht-Kemper Museum of Art 2818 Frederick Avenue St. Joseph, MO 64506

M32736-P07850 You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. GREAT PLAINS ENERGY INCORPORATED *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 3, 2011. GREAT PLAINS ENERGY INCORPORATED 1200 MAIN STREET KANSAS CITY, MO 64105 Meeting Information Meeting Type: Annual Meeting For holders as of: February 22, 2011 Date: May 3, 2011 Time: 10:00 AM CDT Location: Albrecht-Kemper Museum of Art 2818 Frederick Avenue St. Joseph, MO 64506 See the reverse side of this notice to obtain proxy materials and voting instructions.

M32737-P07850 How To Vote Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. . XXXX XXXX XXXX Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 19, 2011 to facilitate timely delivery. How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. Before You Vote How to Access the Proxy Materials COMBINED DOCUMENT Proxy Materials Available to VIEW or RECEIVE: . XXXX XXXX XXXX . XXXX XXXX XXXX

Voting Items

1. Election of Directors

Nominees:

01)	D.L. Bodde	06)	J.A. Mitchell
02)	M.J. Chesser	07)	W.C. Nelson
03)	W.H. Downey	08)	J.J. Sherman
04)	R.C. Ferguson, Jr.	09)	L.H. Talbott
05)	G.D. Forsee	10)	R.H. West

2. Advisory Vote on Executive Compensation.

4. Approval of the Amended Long-Term Incentive Plan.

M32738-P07850

Voting Items M32738-P07850 2. Advisory Vote on Executive Compensation. 5. Ratification of appointment of Deloitte & Touche LLP as the Company's independent registered public accountants for 2011. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1. Election of Directors Nominees: The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR the following proposal: 01) D.L. Bodde 02) M.J. Chesser 03) W.H. Downey 04) R.C. Ferguson, Jr. 05) G.D. Forsee 06) J.A. Mitchell 07) W.C. Nelson 08) J.J. Sherman 09) L.H. Talbott 10) R.H. West 4. Approval of the Amended Long-Term Incentive Plan. The Board of Directors recommends you vote ONE year on the following proposal: 3. To recommend, by non-binding vote, the frequency of the advisory vote on executive compensation. The Board of Directors recommends you vote FOR the following proposals:

M32739-P07850